As filed with the Securities and Exchange Commission on July 16, 2007
                                                   Registration No. 333-________
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM F-10

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                           ZARLINK SEMICONDUCTOR INC.
             (Exact name of Registrant as specified in its charter)

     Canada                             3674                     Not Applicable
(Province or other               (Primary Standard              (I.R.S. Employer
 jurisdiction of              Industrial Classification          Identification
 incorporation or                   Code Number)                     Number)
  organization)

                                 400 March Road
                                 Ottawa, Ontario
                                 Canada K2K 3H4
                                 (613) 592-0200
   (Address and telephone number of Registrant's principal executive offices)

                           Corporation Service Company
                       2338 West Royal Palm Road, Suite J
                             Phoenix, Arizona 85021
                                 (800) 927-9800
 (Name, address and telephone number of agent for service in the United States)

                                   Copies to:

    Donald G. McIntyre           Sonia Struthers                Denise Tormey
Zarlink Semiconductor Inc.     McCarthy Tetrault LLP             Ira Roxland
      400 March Road               Suite 2500,               Sonnenschein Nath &
     Ottawa, Ontario        1000 De La Gauchetiere West         Rosenthal LLP
      Canada K2K 3H4              Montreal, Quebec             1221 Avenue of
      (613) 592-0200              Canada H3B 0A2                the Americas
                                  (514) 397-4100             New York, New York
                                                                  10020-1089
                                                               (212) 768-6700

                 Marwan Kubursi                            Frank Arnone
            CIBC World Markets Inc.                Blake Cassels & Graydon LLP
                   BCE Place                              199 Bay Street
           6th Floor, 161 Bay Street             Suite 2800, Commerce Court West
        Toronto, Ontario, Canada M5J 2S8             Toronto, Ontario M5L 1A9
                 (416) 594-7000                           (416) 863-2400

               Approximate date of commencement of proposed sale
                        of the securities to the public:
As soon as practicable after this Registration Statement is declared effective.

                           Province of Ontario, Canada
                (Principal jurisdiction regulating this offering)

It is proposed that this filing shall become effective (check appropriate box):

      A.        |_| upon filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously inthe United States and Canada).

      B.        |X| at some future date (check appropriate box below):

                 1.   |_| pursuant to Rule 467(b) on _____ at _____ (designate
                          a time not sooner than seven calendar days after filing).

                 2.   |_| pursuant to Rule 467(b) on _____ at_____ (designate a
                          time seven calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on _____.

                 3.   |_| pursuant to Rule 467(b) as soon as practicable after
                          notification of the Commission by the Registrant or the Canadian securities regulatory authority of the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.

                 4.   |X| after the filing of the next amendment to this Form
                          (if preliminary material is being filed).

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box: |X|

                         CALCULATION OF REGISTRATION FEE

                                           Proposed Maximum          Amount of
  Title of Each Class of                  Aggregate Offering        Registration
Securities to be Registered (1)              Price (2) (3)              Fee
-------------------------------------     ------------------        ------------
Subscription Receipts................
___% Convertible Unsecured
  Debentures.........................
Common Shares........................
       Total.........................    U.S. $60,370,335            $1,853.37

----------
(1) Pursuant to Rule 416 under the Securities Act of 1933, this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).

(3) Based upon a proposed maximum offering price of Cdn$63,250,000 (inclusive of Cdn$8,250,000 for the exercise of the underwriters' over-allotment option) at an exchange rate of Cdn$1.0477 per U.S.$1.00, the noon buying rate, as quoted by the Bank of Canada on July 13, 2007.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registration Statement shall become effective as provided in Rule 467 under the Securities Act of 1933, as amended, or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

                                     PART I

         INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

A copy of this preliminary short form prospectus has been filed with the securities regulatory authority in each of the provinces of Canada but has not yet become final for the purpose of the sale of securities. Information contained in this preliminary short form prospectus may not be complete and may have to be amended. The securities may not be sold until a receipt for the short form prospectus is obtained from the securities regulatory authorities.

This short form prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons permitted to sell such securities. No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise.

Information has been incorporated by reference in this prospectus from documents filed with securities commissions or similar authorities in Canada. Copies of the documents incorporated herein by reference may be obtained on request without charge from the Corporate Secretary of Zarlink Semiconductor Inc., 400 March Rd., Ottawa, Ontario, K2K 3H4 (telephone (613) 270-7402) and are also available electronically at www.sedar.com. For the purpose of the Province of Quebec, this simplified prospectus contains information to be completed by consulting the permanent information record. A copy of the permanent information record may be obtained without charge from the Corporate Secretary of Zarlink Semiconductor Inc. at the above-mentioned address and telephone number and is also available electronically at www.sedar.com.

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

New Issue                PRELIMINARY SHORT FORM PROSPECTUS         July 16, 2007

                                 [LOGO] ZARLINK
                                        SEMICONDUCTOR

                           ZARLINK SEMICONDUCTOR INC.
                                      Cdn$o

                            o Subscription Receipts,
                     each representing the right to receive
                        Cdn$1,000 principal amount of o%
                  Convertible Unsecured Subordinated Debentures

      Zarlink Semiconductor Inc. ("Zarlink" or the "Corporation") is offering subscription receipts ("Subscription Receipts") at a price of Cdn$1,000 ("Offering Price") per Subscription Receipt ("Offering"). Each Subscription Receipt will be automatically exchanged for Cdn$1,000 principal amount of o% convertible unsecured subordinated debentures (each a "Convertible Debenture" and collectively, the "Convertible Debentures"), without any further action required on the part of the holder of the Subscription Receipt and without payment of additional consideration, at the close of business on the Acquisition Closing Date (as defined below). Pursuant to an Agreement and Plan of Merger dated June 25, 2007 ("Acquisition Agreement"), Zarlink has agreed to acquire Legerity Holdings, Inc. ("LHI"), by means of a cash merger of a subsidiary of Zarlink with and into LHI ("Acquisition"). LHI, through its operating subsidiary, Legerity, Inc. (collectively, with its subsidiaries, "Legerity"), carries on business as a fabless semiconductor company specializing in analog, mixed-signal integrated circuit products. The Acquisition is subject to certain closing conditions. See "Acquisition Agreement - Closing Conditions". The Acquisition Agreement provides that the closing date of the Acquisition ("Acquisition Closing Date") will be the later of (i) July 20, 2007 and (ii) the third business day following satisfaction or waiver of all closing conditions, provided that Zarlink may extend the closing date to a date not later than August 17, 2007 if and only if advised by its financial advisors or investment syndicate that such additional time is required in order to complete the financing(s) for the Acquisition. Zarlink and LHI each have the right to terminate the Acquisition Agreement if the closing has not occurred on or prior to August 24, 2007 ("Outside Date"). See "Acquisition Agreement". Zarlink expects to use the proceeds of the Offering to pay a portion of the purchase price of the Acquisition. See "Use of Proceeds".

(continued from cover)

      It is currently anticipated that the closing date of the Offering ("Offering Closing Date") will be on or about o, 2007, or such later date as the Corporation and the Underwriters (as defined below) may agree but in any event not later than o, 2007.

      The head and registered office of the Corporation is located at 400 March Road, Ottawa, Ontario, Canada, K2K 3J4.

      Certain risk factors should be considered by prospective investors in connection with an investment in the Subscription Receipts. See "Risk Factors".

                    -----------------------------------------
                    Price: Cdn$1,000 per Subscription Receipt
                    -----------------------------------------

                                             Price to           Underwriters'
                                            the Public(1)          Fee(2)         Net Proceeds(3)
                                            -------------       -------------     ---------------
Per Subscription Receipt...................   Cdn$  1,000         Cdn$     o         Cdn$    o
    Total Subscription Receipts(4).........   Cdn$      o         Cdn$     o         Cdn$    o
                                              ===========         ==========         =========

----------
Notes:

(1) The price of the Subscription Receipts has been determined by negotiation between Zarlink and the Underwriters.

(2) The Underwriters' fee with respect to the Subscription Receipts is payable as to 50% upon the Offering Closing Date and 50% on the Acquisition Closing Date. If the Acquisition is not completed, the Underwriters' fee with respect to the Subscription Receipts will be reduced to the amount payable on the Offering Closing Date.

(3) After deducting the Underwriters' fee but before deducting the expenses of the Offering, which are estimated to be approximately $o, and excluding interest, if any, on the Escrowed Funds.

(4) Zarlink has granted the Underwriters an option (the "Over-Allotment Option"), exercisable in whole or in part at any time until 30 days following the Offering Closing Date, to purchase at the offering price additional Subscription Receipts to cover over-allotments, if any, and for market stabilization purposes. The number of Subscription Receipts to be purchased pursuant to the Over-Allotment Option shall not exceed 15% of the number of Subscription Receipts issued pursuant to the Offering. If the Over-Allotment Option is exercised in full, the total offering price to the public, the Underwriters' fee and the net proceeds to Zarlink will be Cdn$o, Cdn$o and Cdn$o respectively. See "Plan of Distribution". In the event that the Over-Allotment Option is exercised in whole or in part after the Acquisition Closing Date, Zarlink will issue the appropriate number of Convertible Debentures in lieu of the Subscription Receipts. This prospectus also qualifies the grant of the Over-Allotment Option, the distribution of the Subscription Receipts (or Convertible Debentures) offered upon the exercise of such option, the Convertible Debentures issuable upon the exchange of the Subscription Receipts, and the Common Shares issuable upon the conversion of the Convertible Debentures.

      CIBC World Markets Inc., National Bank Financial Inc., RBC Dominion Securities Inc. and Scotia Capital Inc. (the "Underwriters"), as principals, conditionally offer the Subscription Receipts, subject to prior sale, if, as and when issued and delivered by the Corporation to, and accepted by, the Underwriters in accordance with the conditions contained in the Underwriting Agreement referred to under "Plan of Distribution" and subject to the approval of certain Canadian legal matters by McCarthy Tetrault LLP and certain United States legal matters by Sonnenschein Nath & Rosenthal LLP, as counsel to Zarlink, and Blake, Cassels & Graydon LLP, as counsel to the Underwriters.

      In connection with any offering of Subscription Receipts, the Underwriters may over-allot or effect transactions which stabilize, maintain or otherwise affect the market price of the Subscription Receipts at a level above that which otherwise might prevail on the open market. Such transactions may be commenced, interrupted or discontinued at any time. See "Plan of Distribution".

      Subscriptions for Subscription Receipts will be received subject to rejection or allotment in whole or in part and the right is reserved to close the subscription books at any time without notice. Book-entry only certificates representing the Subscription Receipts will be issued in registered form to CDS Clearing and Depository Services Inc. ("CDS") or its nominee as registered global securities and will be deposited with CDS on the Offering Closing Date. A purchaser of Subscription Receipts will receive only a customer confirmation from a registered dealer which is a CDS participant and from or through which the Subscription Receipts are purchased. See "Plan of Distribution", "Description of the Subscription Receipts - Book-Entry System".

                              Subscription Receipts

      Each Subscription Receipt will entitle the holder thereof to receive, without any further action on the part of the holder thereof and without payment of additional consideration, one Convertible Debenture on the Acquisition Closing Date. This prospectus also qualifies the right to exchange the Subscription Receipts into Convertible Debentures issuable upon the exchange of the Subscription Receipts. If holders of Subscription Receipts receive Convertible Debentures, the first interest payment that they receive on such Convertible Debentures will include an amount equal to o% of the principal amount of such Convertible Debentures per day (which is equivalent to o% per annum) from the Offering Closing Date until the date of issue of the Convertible Debentures.

      The proceeds from the sale of the Subscription Receipts ("Escrowed Funds") will be held by Computershare Trust Company of Canada, as escrow agent ("Escrow Agent"), and invested in short-term obligations of, or

(continued from cover)

guaranteed by, the Government of Canada (and/or other approved investments) pending completion of the Acquisition or the occurrence of a Termination Event (as defined below). On the Acquisition Closing Date and following satisfaction of the other conditions to the exchange of the Subscription Receipts, the Escrowed Funds will be released to the Corporation and one Convertible Debenture will be issued for each Subscription Receipt. The Corporation will use the Escrowed Funds to pay a portion of the purchase price of the Acquisition.

      If the closing of the Acquisition does not take place, or the other conditions to the exchange of the Subscription Receipts are not satisfied, by 5:00 p.m. (Toronto time) on o, 2007, or if the Acquisition Agreement is terminated at any earlier time or if Zarlink has advised the Underwriters or announced to the public that it does not intend to proceed with the Acquisition (in each case, a "Termination Event" and the date on which a Termination Event occurs, the "Termination Date"), the Subscription Receipts will terminate and each holder of Subscription Receipts will be entitled to receive a termination payment from Zarlink equal to the aggregate of the subscription price therefor and an additional amount equal to the amount of interest that would have accrued on the Convertible Debentures if such Convertible Debentures had been issued and outstanding from (and interest thereon had accrued at the rate of o% per annum) the Offering Closing Date until the Termination Date. See "Description of the Securities Being Distributed - Subscription Receipts".

      In the event that the Acquisition Closing Date occurs on or prior to the Offering Closing Date, investors in the Offering will receive Convertible Debentures on the Offering Closing Date instead of Subscription Receipts. The distribution of Convertible Debentures is qualified by this prospectus.

                o% Convertible Unsecured Subordinated Debentures

      The Convertible Debentures will bear interest at an annual rate of o% payable semi-annually, not in advance, on June 30 and December 31 in each year commencing on December 31, 2007; provided, however, that the amount of interest payable on the first interest payment date of December 31, 2007 (the "Initial Interest Amount") will include an additional amount (the "Additional Interest Amount") equal to o% of the principal amount of the Convertible Debentures per day (which is equivalent to o% per annum) from the Offering Closing Date until the date of issue of the Convertible Debentures. See "Description of the Securities Being Distributed - Convertible Debentures - General". The maturity date of the Convertible Debentures will be September 30, 2012 ("Maturity Date"). See "Description of the Securities Being Distributed - Convertible Debentures".

--------------------------------------------------------------------------------
                   Convertible Debenture Conversion Privilege

      Each Convertible Debenture will be convertible into freely tradeable common shares ("Common Shares") of the Corporation at the option of the holder of a Convertible Debenture at any time before the Maturity Date or, if called for redemption, the business day immediately preceding the date specified by the Corporation for redemption of the Convertible Debentures, at a conversion price of Cdn$o per Common Share (the "Conversion Price"), being a conversion rate of o Common Shares per Convertible Debenture, subject to adjustment in certain events. This prospectus qualifies the Common Shares issuable upon conversion of the Convertible Debentures. Holders converting their Convertible Debentures will receive accrued and unpaid interest thereon in cash up to but excluding the date of conversion. However, no Convertible Debentures may be converted during the five business days preceding June 30 and December 31 in each year, commencing December 31, 2007, as the registers of the Convertible Debenture Trustee (as defined herein) will be closed during such periods. See "Description of the Securities Being Distributed - Convertible Debentures - Conversion Privilege".
--------------------------------------------------------------------------------

      The issued and outstanding Common Shares are listed on the Toronto Stock Exchange ("TSX") and the New York Stock Exchange ("NYSE") under the symbol "ZL". On July 13, 2007, the closing prices of the Common Shares on such exchanges were Cdn$1.85 and $1.76, respectively. There is no market through which the Subscription Receipts may be sold and purchasers may not be able to resell
Subscription Receipts purchased under this prospectus. This may affect the pricing of the Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the Subscription Receipts, and the extent of issuer regulation. See "Risk Factors". Zarlink has applied to list the Subscription Receipts, the Convertible Debentures and the Common Shares issuable on conversion of the Convertible Debentures (collectively, "Securities") on the TSX and the Common Shares issuable on conversion of the Convertible Debentures on the NYSE. Listing will be subject to the Corporation fulfilling all of the listing requirements of the TSX and the NYSE.

      Canadian chartered bank affiliates of CIBC World Markets Inc., National Bank Financial Inc., RBC Dominion Securities Inc. and Scotia Capital Inc. may be lenders under the credit facility that may be entered into upon the closing of the Acquisition (see "Financing of the Acquisition"). Such facility may be used to partially finance the Acquisition and to pay related expenses if the Offering does not close prior to the Acquisition Closing Date. In addition, CIBC World Markets Inc. was retained by Zarlink on February 13, 2007

(continued from cover)

to act as financial advisor to the Corporation in respect of the Acquisition. Consequently, Zarlink may be considered a connected issuer of CIBC World Markets Inc., National Bank Financial Inc., RBC Dominion Securities Inc. and Scotia Capital Inc. under applicable securities laws in certain Canadian provinces. See "Relationship between the Corporation and the Underwriters".

      This Offering is made by a Canadian issuer that is permitted, under a multi-jurisdictional disclosure system adopted by the United States, to prepare this prospectus in accordance with Canadian disclosure requirements. Prospective investors should be aware that such requirements are different from those of the United States. Financial statements included or incorporated herein by reference have been prepared in accordance with United States generally accepted accounting principles.

      Prospective investors should be aware that the acquisition of the Securities described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein.

      The enforcement by investors of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Corporation is incorporated and organized under the laws of Canada, that some or all of its officers and directors are residents of Canada, that some or all of the Underwriters or experts named in the registration statement are residents of Canada and that all or a substantial portion of the assets of the Corporation and said persons are located outside the United States.

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

      This prospectus contains a translation of some Canadian dollar amounts into U.S. dollars solely for your convenience. See "Exchange Rate Information".

                                Table of Contents

                                                                            Page
                                                                            ----
Forward-Looking Information ............................................     5

Where to Find More Information .........................................     6

Enforceability of Civil Liabilities ....................................     6

Documents Incorporated by Reference ....................................     7

About This Prospectus ..................................................     8

Exchange Rate Information ..............................................     8

Eligibility for Investment .............................................     9

Zarlink ................................................................     9

Legerity Acquisition ...................................................     9

Summary of Selected Consolidated Historical and
  Pro Forma Financial Information ......................................    12

Acquisition Agreement ..................................................    13

Financing the Acquisition ..............................................    17

Consolidated Capitalization ............................................    17

Use of Proceeds ........................................................    18

Earnings Coverage Ratio ................................................    18

Description of the Securities Being Distributed ........................    19

Certain Income Tax Considerations ......................................    30

Plan of Distribution ...................................................    42

Relationship Between the Corporation and the Underwriters ..............    44

Risk Factors ...........................................................    44

Legal Matters ..........................................................    47

Auditors, Transfer Agent and Registrar .................................    47

Interest of Experts ....................................................    47

Documents Filed as Part of the Registration Statement ..................    48

Statutory Rights of Withdrawal and Rescission ..........................    48

Glossary of Certain Terms ..............................................    49

Auditors' Consent ......................................................   A-1

Index to Financial Statements ..........................................   F-1

Pro Forma Financial Statements .........................................   P-1

Certificate of Zarlink Semiconductor Inc. ..............................   C-1

Certificate of Underwriters ............................................   C-2

                           Forward-Looking Information

      This prospectus and the documents incorporated by reference in this prospectus include "forward-looking statements" within the meaning of securities laws, including the "safe harbor" provisions of the Securities Act (Ontario), the Securities Act (Alberta), the United States Private Securities Litigation Reform Act of 1995, Section 21E of the United States Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Section 27A of the United States Securities Act of 1933, as amended. All forward-looking statements are based on the Corporation's current beliefs as well as assumptions made by and information currently available to the Corporation and relate to, among other things, anticipated financial performance, business prospects, strategies, regulatory
developments,   new  services,  market  forces,
commitments and technological developments. Forward-looking statements may be identified by the use of words like "believes", "intends", "expects", "may", "will", "should", or "anticipates", or the negative equivalents of those words or comparable terminology, and by discussions of strategies that involve risks and uncertainties.

      The risks and uncertainties of the Corporation's business, including those discussed and incorporated by reference in this prospectus and the Form 20-F (as defined herein) as described under "Risk Factors", could cause Zarlink's actual results and experience to differ materially from the anticipated results or other expectations expressed. The material assumptions in making these forward-looking statements are disclosed in the Form 20-F for the financial year ended on March 30, 2007 (as may be modified or superseded by documents incorporated or deemed to be incorporated by reference herein) under the headings "Key Information - Risk Factors" and "Operating and Financial Review and Prospects - Safe Harbor". In addition, the Corporation bases forward-looking statements on assumptions about future events, which may not prove to be accurate. In light of these risks, uncertainties and assumptions, prospective investors should not place undue reliance on forward-looking statements and should be aware that events described in the forward-looking statements set out in this prospectus and the documents incorporated by reference in this prospectus may not occur.

      The Corporation cannot assure prospective investors that its future results, levels of activity and achievements will occur as the Corporation expects, and neither the Corporation nor any other person assumes responsibility for the accuracy and completeness of the forward-looking statements. Except as required by law, the Corporation assumes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

                         Where to Find More Information

      The Corporation has filed with the SEC a registration statement on Form F-10 relating to the Securities. This prospectus, which constitutes a part of the registration statement, does not contain all of the information contained in the registration statement, certain items of which are contained in the exhibits to the registration statement as permitted by the rules and regulations of the SEC. Statements included or incorporated by reference in this prospectus about the contents of any contract, agreement or other documents referred to are not necessarily complete, and in each instance, prospective investors should refer to the exhibits for a complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

      The Corporation files annual and quarterly financial information and material change reports and other material with the securities regulatory authority in each of the provinces of Canada and with the SEC. Under the multi-jurisdictional disclosure system adopted by the United States, documents and other information that the Corporation files with the SEC may be prepared in accordance with the disclosure requirements of Canada, which are different from those of the United States. Prospective investors may read and download any public document that Zarlink has filed with the securities regulatory authorities in each of the provinces of Canada on the System for Electronic Document Analysis and Retrieval ("SEDAR") at www.sedar.com. Prospective investors may read and copy any document Zarlink has filed with the SEC at the SEC's public reference room in Washington D.C. and may also obtain copies of those documents from the public reference room of the SEC at 100 F Street, N.E., Washington, D.C. 20549 by paying a fee. Additionally, prospective investors may read and download some of the documents the Corporation has filed with the SEC's Electronic Data Gathering and Retrieval ("EDGAR") system at www.sec.gov. Reports and other information about the Corporation may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                       Enforceability of Civil Liabilities

      The Corporation is a corporation incorporated under and governed by the Canada Business Corporations Act. Some of the directors and officers of the Corporation, and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all or a substantial portion of their assets, and a substantial portion of the Corporation's assets, are located outside the United States. Zarlink has appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Corporation's civil liability and the civil liability of the directors and officers of the Corporation and experts under the United States federal securities laws. Zarlink has been advised by its Canadian counsel, McCarthy Tetrault LLP, that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would probably be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. Zarlink has also been advised by McCarthy Tetrault LLP, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

      The Corporation filed with the SEC, concurrently with its registration statement on Form F-10, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Corporation appointed Corporation Service Company, 2338 West Royal Palm Road, Suite J, Phoenix, Arizona 85021 as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Corporation in a United States court arising out of or related to or concerning the offering of securities under this prospectus.

                       Documents Incorporated by Reference

      Information has been incorporated by reference in this prospectus from documents filed with the securities regulatory authorities in Canada and with the SEC in the United States.

      The following documents of the Corporation filed with the securities regulatory authority in each of the provinces of Canada and the SEC are incorporated by reference in this prospectus:

      (a) Audited comparative consolidated financial statements as at March 30, 2007 and March 31, 2006 and each of the years in the three year period ended March 30, 2007, the notes thereto, and the auditors' report thereon, and management's discussion and analysis of financial condition and results of operations as at and for the year ended March 30, 2007 ("MD& A");

      (b) Zarlink's Annual Information Form filed on Form 20-F for the year ended March 30, 2007 and filed on June 11, 2007 ("Form 20-F");

      (c) Management Proxy Circular dated June 8, 2007 for the 2007 annual meeting of shareholders to be held July 24, 2007 ("2007 Circular"). The 2007 Circular supersedes the Management Proxy Circular dated June 9, 2006 for the 2006 annual meeting of shareholders, which is not incorporated herein by reference;

      (d) Material change report dated June 5, 2007 relating to the amendment of Zarlink's put right for shares of Mitel Networks Corporation; and

      (e)   Material   change  report  dated  June  25,  2007  relating  to  the
            Acquisition and Bridge Facility (as defined below).

      Any documents of the type referred to above (excluding confidential material change reports) and any business acquisition reports subsequently filed by the Corporation with securities regulatory authorities in Canada after the date of this prospectus and prior to the termination of the Offering shall be deemed to be incorporated by reference into this prospectus. These documents are available through the internet on SEDAR, which can be accessed at www.sedar.com. In addition, any similar documents filed with or furnished to the SEC by the Corporation in its periodic reports on Form 6-K or Form 20-F, and any other documents filed with or furnished to the SEC pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act, in each case after the date of this prospectus, shall be deemed to be incorporated by reference into this prospectus and the registration statement of which this prospectus forms a part, if and to the extent expressly provided in such reports. The Corporation's periodic reports on Form 6-K and its Form 20-F are available on the SEC's web site at www.sec.gov.

      Any statement contained in this prospectus or in a document incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. Any statement so modified or superseded shall not constitute a part of this prospectus, except as so modified or superseded.

      The Corporation will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner, upon written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests should be directed to Zarlink Semiconductor Inc., 400 March Rd., Ottawa, Ontario, K2K 3H4 (telephone (613) 270-7402).

      Prospective investors should rely only on the information contained in or incorporated by reference in this prospectus and on the other information included in the registration statement of which this prospectus forms a part. The Corporation has not authorized anyone to provide prospective investors with different or additional information. The Corporation is not making an offer of these Securities in any jurisdiction where the offer is not permitted by law. Prospective investors should not assume that the information contained in or incorporated by reference in this prospectus is accurate as of any date other than the date on the front of this prospectus.

                              About This Prospectus

      In this prospectus, unless otherwise specified or the context otherwise requires, all dollar amounts are expressed in United States dollars. References to "dollars", "US$" or "$" are to lawful currency of the United States, and references to "Canadian dollars" or "Cdn$" are to lawful currency of Canada.

      Unless otherwise indicated, all financial information included and incorporated by reference in this prospectus is determined using United States generally accepted accounting principles which are in effect from time to time in the United States, referred to as "U.S. GAAP". "Canadian GAAP" means generally accepted accounting principles which are in effect from time to time in Canada.

                            Exchange Rate Information

      The following table sets for the for each period indicated: (i) the noon exchange rates in effect at the end of the period; (ii) the high and low noon exchange rates during such period; and (iii) the average noon exchange rates for such period, for one Canadian dollar, expressed in U.S. dollars, as quoted by the Bank of Canada.

                                                      Year Ended     Year Ended
                                                      March 30,       March 30,
                                                         2007           2006
                                                      ----------     -----------
Period End.................................           US$0.8674       US$0.8568
High.......................................           US$0.9099       US$0.8832
Low........................................           US$0.8437       US$0.7872
Average....................................           US$0.8788       US$0.8384

      The average exchange rate is calculated based on the last business day of each month for the applicable period. On July 13, 2007, the noon exchange rate was Cdn$1.00 per US$0.9545 as quoted by the Bank of Canada.

                           Eligibility for Investment

      In the opinion of McCarthy Tetrault LLP, counsel to Zarlink, and Blake, Cassels & Graydon LLP, counsel to the Underwriters, based on the provisions of the Income Tax Act (Canada) and the regulations thereunder ("Tax Act") and the specific proposals to amend the Tax Act which have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this prospectus ("Proposed Amendments") (and assuming that any Proposed Amendments will be enacted substantially as proposed), the Securities would be, at the time of their respective issuances, "qualified investments" under the Tax Act for trusts governed by registered retirement savings plans, registered retirement income funds, registered education savings plans and deferred profit sharing plans (collectively, "Plans"), provided that, at the time of their respective issuances, (i) in the case of the Subscription Receipts, the Subscription Receipts are either listed on a prescribed stock exchange (which includes the TSX), or Zarlink deals at arm's length (within the meaning of the Tax Act) with each person who is an annuitant, a beneficiary, an employer or a subscriber under such Plan, and (ii) in the case of the Common Shares issued on conversion of the Convertible Debentures, the Common Shares are listed on a prescribed stock exchange (which includes the TSX and NYSE), except that Convertible Debentures are not qualified investments for a deferred profit sharing plan to which payments are made by Zarlink or another corporation with which Zarlink does not deal at arm's length (within the meaning of the Tax Act).

                                     Zarlink

      Zarlink Semiconductor Inc. was incorporated in Canada in 1971 and continued under the Canada Business Corporations Act in 1976. The registered office and the executive offices are located at 400 March Road, Ottawa, Ontario, Canada, K2K 3J4.

      Zarlink designs and manufactures semiconductors for the communications and healthcare industries. For more than 30 years, Zarlink has delivered Integrated Circuits (ICs) that enhance the capabilities of equipment used in voice, enterprise, broadband and wireless communications networks. ICs are silicon chips, known as semiconductors, etched with interconnected electronic components that process information.

                              Legerity Acquisition

Overview

      On June 25, 2007, Zarlink and its newly-formed indirect wholly-owned subsidiary, ZLE Inc., a Delaware corporation ("Merger Sub"), entered into the Acquisition Agreement with LHI and Navigant Capital Advisors, LLC, as representative of LHI's stockholders (in such capacity, the "CSR"), which provides for the indirect acquisition by Zarlink of Legerity through the merger ("Merger") of Merger Sub with and into LHI (which will be renamed Zarlink Semiconductor LE Inc.) as the surviving corporation of the Merger (the "Surviving Corporation"). The aggregate consideration payable by Zarlink under the Acquisition Agreement is $133 million in cash, subject to certain adjustments for working capital, plus reimbursement of certain transaction expenses up to a maximum of $1.5 million (the "Purchase Price"). LHI is a holding company headquartered in Austin, Texas which, through Legerity, Inc. and its other subsidiaries, operates as a semiconductor company specializing in the design, marketing and sales of analog mixed-signal products. Legerity does not have any manufacturing facilities.

      The closing of the Acquisition is subject to closing conditions, including, among others, the completion of the Saxon Divestiture (as defined below), provided that if the Saxon Divestiture is not completed by July 20, 2007 it shall no longer be a closing condition for LHI. LHI entered into a Patent Purchase Agreement with a third party effective July 6, 2007 and, by letter agreement with Zarlink, has agreed to spin off Saxon (as defined below) if the closing of the Saxon Divestiture has not been consummated before July 24, 2007. See "Acquisition Agreement - Saxon Divestiture". The closing of the Acquisition is to occur on the later of (i) July 20, 2007 and (ii) the third business day after satisfaction or waiver of closing conditions, provided that Zarlink may extend the closing date to a date not later than August 17, 2007 if and only if advised by its financial advisors or investment syndicate that such additional time is required to complete the financing(s) for the Acquisition. Among other termination rights under the Acquisition Agreement, LHI or the Corporation may elect to terminate the Acquisition Agreement if the Merger is not consummated by the Outside Date. See "Acquisition Agreement".

      The Corporation intends to finance a portion of the Purchase Price from the net proceeds of the Offering. See "Financing of the Acquisition", "Use of Proceeds" and "Acquisition Agreement".

      The Acquisition is not a transaction with an informed person, associate or affiliate of Zarlink (as such terms are defined in National Instrument 51-102 - Continuous Disclosure Obligations).

The Acquired Business

      Legerity is a semiconductor company specializing in the design, marketing and sales of analog, mixed-signal products. Legerity does not have any manufacturing facilities. Legerity is a leader in the market in enabling the provision of voice telephony in next-generation Voice over Internet Protocol
(VoIP) networks. Systems that use Legerity's voice circuits include carrier Access Infrastructure, Enterprise Systems, and the consumer Residential Gateway or Customer Premise Equipment (CPE).

      Legerity offers a broad portfolio of products that incorporate its extensive expertise in analog, mixed-signal design and DSP algorithms, as well as proprietary high-voltage integrated circuit technologies. Legerity's solutions include semiconductor ICs, software, development tools, and in-depth system design support. The products are sold under the following brand names:

      (a) VoiceEdge(TM) carrier class family of voice circuit solutions: a wide range of chipsets tailored for integrating VoIP features within next generation networks. The VE950 series includes high performance, VoIP SLIC devices that connect to xDSL (Digital Subscriber Line) and cable chipsets found in current CPE systems. The VE790 series targets high density line cards and includes worldwide programmable voice chipsets that facilitate the development of a 2-wire, twisted-pair telephone interface. The VE580 series includes general purpose, low cost codecs that provide a simple analog interface to a variety of ringing and non-ringing SLIC devices.

      (b) VoicePort(TM) Access and gateway family of voice circuits: includes high performance, highly programmable FXO (Foreign Exchange Office) and FXS (Foreign Exchange Station) solutions.

      (c) PhonePort(TM) PC and endpoint voice circuits: enables carrier-class VoIP on the PC. These products provide phone connectivity for next-generation motherboards and phone connectivity to the PC through a PCI card.

      (d) VeriVoice(TM) diagnostics and line testing software: a subscriber line test software package for VoIP equipment, including Line Voltage Tests, Receiver Off Hook Tests, Ringer Equivalence Tests, and Resistive Faults Tests.

      (e) BatterDirect(TM) Digital Subscriber Line (DSL) family of line drivers: includes high performance 2-channel xDSL line drivers which eliminate the need for space consuming DC-to-DC converters.

      Legerity's sales channels service over 200 customers worldwide, including many leading OEMs and ODMs. In addition, in order to reach a broader market, Legerity participates in platform reference designs developed in conjunction with other leading communications IC providers.

      Legerity was originally formed as the Communications Products Division of Advanced Micro Devices, Inc. ("AMD") which was purchased from AMD in August 2000 by private equity firm Francisco Partners. In November 2002, Legerity acquired the Voice Interface Systems division of Agere, Inc.

      In 2006, Legerity had total revenue of $113 million. Legerity has over 200
employees,   and  is   headquartered   in   Austin,   Texas,   with  six   other
design/operations centers and 16 sales locations worldwide.

      Legerity conducts the majority of its research and development at its facilities in Austin, as well as in Reading, Pennsylvania.

      Legerity outsources to third parties all of its integrated circuit fabrication, assembly and test. Legerity retains ownership of its proprietary high voltage manufacturing processes which are used by its fabrication partners in production.

Acquisition Rationale

      The end market for Zarlink communications devices is undergoing significant change. Service provider consolidation is changing the landscape in developed countries and developing countries have substantial new network deployments underway. In addition, the transport technology of choice for voice, data and video is moving from circuit switched networks to dynamically routed internet protocol networks. Customers are seeking to do business with fewer, more significant suppliers with the scale and reach to meet their global needs. Legerity IC products may be used in conjunction with certain Zarlink IC products in the communications market place. Management believes that the acquisition of Legerity will deepen the Corporation's relationship with its existing customers as well as broaden its customer base. Management further believes that the resulting economies of scale and stronger world wide support network will allow Zarlink to better serve the needs of the consolidating customer base.

      Management believes that the acquisition of Legerity positions Zarlink as a market leader in a critical area of next generation network deployments. Voice services are a vital component of carrier service bundles. Traditional telecommunications providers (telcos) and new entrants in the cable space are building multi-service access networks to offer customers voice, video and data services commonly called the "triple-play" service bundle. Multi-service network deployments are driving what amounts to a complete rebuild of the installed single service voice network. As this happens, centralized voice circuits are being replaced by voice circuits deployed closer to the subscriber. In many cases, one central voice port is being replaced by two or more voice ports at the edge of the network. Legerity's products are deployed in access networks of both telco and cable operators. Management believes that next generation deployment of voice is a growing trend and one that will last for several years.

      The acquisition of Legerity gives Zarlink greater critical mass, with combined pro forma revenues of $257 million for the year ended March 30, 2007 (see the pro forma financial statements herein at pages P-1 to P-4). The companies serve similar customer bases and have similar manufacturing strategies. Legerity IC products may be used in conjunction with certain Zarlink IC products in the commercial market place. Management believes that the combined revenue base, increased purchasing power and combined operations should result in increased economies of scale and drive increased profitability. The combined businesses of Zarlink and Legerity ("Combined Business") will have a broader offering of products and services with which to engage customers.

Competition

      Competition in the semiconductor market is intense, from both established companies and new entrants. Rapid technological change, ever-increasing functionality due to integration, a focus on price and performance, and evolving standards characterize the markets for Legerity's products. Competition is based principally on design and system expertise, time to market, breadth of product offering, customer relationships, service and support, and core manufacturing technology for high voltage and mixed signal applications.

      Legerity's main global competitors include Infineon Technologies AG and Silicon Laboratories, Inc. Management believes that Legerity competes favourably based on its extensive intellectual property rights for proprietary designs, its unique feature set and manufacturing technology and its proven ability to meet regulatory and industry standards.

 Summary of Selected Consolidated Historical and Pro Forma Financial Information

      The following table sets out selected historical consolidated financial information for Zarlink and Legerity for the periods indicated. The historical information below is derived from, and should be read in conjunction with, the audited consolidated financial statements of Zarlink as at and for the year ended March 30, 2007 and the accompanying notes thereto incorporated by reference in this prospectus and the audited consolidated financial statements of Legerity as at and for the year ended December 31, 2006 and the accompanying notes thereto included herein at pages F-2 to F-21. Historical results are not necessarily indicative of the results that may be expected for any future period.

      The following table also sets out selected pro forma financial information as at and for the twelve months ended March 30, 2007. This information has been derived from the audited consolidated financial statements of Zarlink and Legerity as at and for the years ended March 30, 2007 and December 31, 2006, respectively. The pro forma information below should be read in conjunction with the pro forma financial statements, related notes and other financial information included herein at pages P-1 to P-4.

                                              Zarlink               Legerity        Pro Forma Adjustments  Consolidated Pro Forma(1)
                                          -----------------    -----------------    ---------------------  -------------------------
                                                               As at and for the
                                          As at and for the       year ended           As at and for the      As at and for the
                                             year ended           December 31,            year ended             year ended
                                           March 30, 2007            2006               March 30, 2007         March 30, 2007
                                          -----------------    -----------------       -----------------      -----------------

                                                         (in millions of dollars, except per share amounts)
Total Revenue .........................        $ 142.6              $ 113.0                $    --                 $ 255.6
Income from Operations ................        $   7.1              $   5.1                $  (5.4)(2)             $   6.8
Net Income ............................        $  15.8              $   4.1                $ (12.0)(3)             $   7.9
Earnings per Share: Basic & Diluted ...        $  0.11                                                             $  0.04

Current Assets ........................        $ 179.7              $  39.5                $(102.2)                $ 117.0
Total Assets ..........................        $ 211.0              $  70.7                $ (17.3)                $ 264.4

Current Liabilities ...................        $  27.4              $  21.8                $  (1.7)                $  47.5
Total Liabilities .....................        $  44.0              $ 120.5                $ (46.7)                $ 117.8

----------
Notes:

(1) After giving effect to the Acquisition, the issuance of o Subscription Receipts (excluding the Over-Allotment Option), the exchange of the Subscription Receipts for Convertible Debentures and the use of the net proceeds of the Offering of Cdn$o million. See "Use of Proceeds".

(2)   Includes amortization of acquired intangibles and stock compensation.

(3) Includes amortization of acquired intangibles and stock compensation plus interest expense on Convertible Debentures, decrease of expected interest income, and amortization of debt issue costs.

                              Acquisition Agreement

      The following is a description of the principal terms of the Acquisition Agreement, a copy of which has been filed with the Canadian securities regulatory authorities and the SEC. The following summary is not a complete statement of the terms of the Acquisition Agreement and is subject to, and qualified in its entirety by reference to, the provisions of the Acquisition Agreement.

Merger

      The Acquisition Agreement provides that, on the Acquisition Closing Date, Zarlink will acquire 100% of the issued and outstanding capital stock of LHI by means of the Merger of Merger Sub with and into LHI as the Surviving Corporation. Upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware in accordance with Delaware law (the "Effective Time"), each share of common stock of LHI will be automatically converted into the right to receive cash, without interest, in an amount equal to a pro rata portion of the Purchase Price (see "Purchase Price"), and each share of common stock of Merger Sub shall be converted into one share of common stock of the Surviving Corporation. Upon the Effective Time, as a result of the Merger, LHI will become an indirect wholly-owned subsidiary of Zarlink and be renamed Zarlink Semiconductor LE Inc.

Purchase Price

      The Purchase Price is $133 million, subject to decrease if Working Capital (calculated as provided in the Acquisition Agreement) of Legerity as of the Acquisition Closing Date is less than $9 million (or increase if Working Capital is more than $12 million), plus an amount of up to $1.5 million equal to 50% of the transaction expenses (including legal, investment banking and other fees and expenses) incurred by Legerity in connection with the Acquisition. The Purchase Price is payable by Zarlink in cash at closing by repayment of all indebtedness of Legerity under its existing bank credit facilities, with the balance to be distributed, subject to the terms of the escrow arrangements described below, to LHI's stockholders upon surrender of their share certificates.

Representations and Warranties

      Under the Acquisition Agreement, LHI and Zarlink have made various representations and warranties. LHI's representations and warranties relate to, among other things: organization; subsidiaries; authorization; execution and validity; consents and approvals; no violations; capitalization; financial statements; no undisclosed liabilities; absence of certain changes; title to properties; encumbrances; real property and leases; contracts and commitments; litigation; compliance with laws; employee benefit plans; tax matters;
intellectual property; labor matters; environmental compliance; certain transactions; arrangements with brokers or finders; accounts receivable; accounts payable; inventory; bank accounts; indebtedness; large customers; large vendors; sufficiency of assets; previous sales; warranties; insurance; contracts with indemnification/warranty provisions; and adequacy of disclosure. Zarlink's representations and warranties relate to, among other things: organization; authorization; execution and validity; consents and approvals; no violations; availability of funds; litigation; and brokers and finders.

Covenants

      LHI and Zarlink have made covenants relating to the closing of the Acquisition and related matters. In particular, they have agreed to the following, among other things:

      (a) Required LHI Stockholder Consent: LHI agreed to solicit the written consent of holders of LHI common stock in order to obtain the approval of the Acquisition Agreement and the Merger by the holders of a majority of LHI common stock ("Required Stockholder Vote") as promptly as practicable following the execution of the Acquisition Agreement. The Required Stockholder Vote was obtained on June 25, 2007;

      (b) Stockholder Notification: Within 10 business days after receipt of the Required Stockholder Vote, LHI will circulate to its remaining stockholders written notice and appropriate informational materials as and to the extent required under Delaware law of the taking of corporate action by less than unanimous written consent of the stockholders and the availability to such other stockholders of dissenters' or appraisal rights under Delaware law;

      (c) No Solicitation: From the date of the Acquisition Agreement until the earlier of the Effective Time, 60 days following the date of the Acquisition Agreement or the termination of the Acquisition Agreement, LHI will not solicit, initiate, induce, participate in, encourage, furnish non-public information with respect to, or facilitate any competing acquisition proposals;

      (d) Antitrust and Other Filings: LHI and Zarlink agreed to prepare and file the premerger and notification filing under the HSR Act and any other required filing. The HSR filing was made on June 26, 2007, and early termination of the applicable waiting period under the Hart Scott-Rodino Antitrust Improvements Act of 1976, as amended, ("HSR Act") in connection with the Acquisition was granted on July 10, 2007; and

      (e) Employee Benefit Plans: For a period of six months after the Effective Time, Zarlink and the Surviving Corporation will maintain existing group health plans or provide substantially similar group health benefits.

Saxon Divestiture

      The Acquisition Agreement also provides that before the Acquisition Closing Date, LHI will dispose of (i) 100% of the equity of Saxon IP Assets, LLC, a subsidiary of LHI ("Saxon") or (ii) all of the assets of Saxon, or, alternatively, at the sole discretion of LHI, the equity interests of Saxon may be distributed to the stockholders of LHI by means of a dividend (i.e., a "spin-off"), which spin-off LHI shall be required to effect on July 24, 2007 if the sale of Saxon or its assets shall not have occurred before that date (the "Saxon Divestiture"). In connection with the Saxon Divestiture, Zarlink and its affiliates (and any successor to all or substantially all of Zarlink's business or any successor to all or substantially all of the business of a Zarlink business unit, whether by asset sale, merger, sale of stock, or reorganization) will have a royalty-free, non-exclusive license to use the Saxon IP (as defined in the Acquisition Agreement) and will be granted a covenant not to sue with respect to the Saxon IP and a release from any and all liabilities relating to the Saxon Divestiture (except to the limited extent of escrows established as provided below). Zarlink will have the right to approve all agreements and documents to be entered into or executed by Saxon or Legerity in connection with the Saxon Divestiture (collectively, the "Saxon Divestiture Agreements"). If the Saxon Divestiture Agreements impose or could be expected to impose any liability on Zarlink or Legerity after the Acquisition, then a portion of the proceeds of the Saxon Divestiture equal to the amount of any overall cap on such obligations or, if there is no such cap, a mutually agreed amount shall be deposited into escrow, in each case for a period of time equal to the post-closing period during which any such obligations survive under the terms of the applicable Saxon Divestiture Agreements. The Saxon Divestiture Agreements must also provide that Saxon (or Legerity, as the case may be), will have the right to terminate the Saxon Divestiture Agreements if for any reason the closing under those agreements shall not have occurred on or before July 20, 2007. LHI entered into a Patent Purchase Agreement with a third party effective July 6, 2007 pursuant to which LHI intends to effect the Saxon Divestiture. By letter agreement dated July 6, 2007, Zarlink agreed to waive the requirement that the Saxon Divestiture Agreements include such termination right, provided that if for any reason the Saxon Divestiture is not closed by July 23, 2007, LHI will effect the spin-off of Saxon by July 24, 2007.

Indemnities

      The representations and warranties contained in the Acquisition Agreement shall survive and continue in effect for 12 months following the Acquisition Closing Date; provided, however, that those relating to capitalization, employee benefit plans, tax matters and environmental compliance shall survive and continue until the expiry of the applicable statutes of limitation.

      Subject to the limitations set out below and as described in the Acquisition Agreement, Zarlink and the Surviving Corporation ("Zarlink Parties") will be indemnified by LHI's stockholders, severally and not jointly, from all losses resulting from breaches of the representations, warranties, covenants and agreements made by LHI under the Acquisition Agreement and for any matters arising out of or relating to the Saxon Divestiture. LHI's stockholders severally and not jointly will also indemnify the Zarlink Parties for all taxes of Legerity and its subsidiaries for all taxable periods ending on or prior to the Acquisition Closing Date.

      Subject to the limitations set out below and as described in the Acquisition Agreement, LHI's stockholders will be indemnified by the Zarlink Parties from all losses resulting from breaches by either Zarlink Party of representations, warranties, covenants and agreements made by them under the Acquisition Agreement.

      Notwithstanding the above, the Zarlink Parties will not be entitled to indemnification until claims exceed a threshold of $250,000; after the threshold is exceeded, the Zarlink Parties may recover losses in excess of the threshold. The Acquisition Agreement provides a cap of $6 million on the amount that may be claimed from the LHI stockholders, subject to certain exceptions which would permit recovery of an amount up to each LHI stockholder's pro rata portion of the Purchase Price. On the Acquisition Closing Date, $8 million of the Purchase Price will be deposited in escrow, as follows: (i) $2 million will be held for a period of not more than 30 days or such longer period of time as may be required to resolve a dispute under the Acquisition Agreement regarding the calculation of the Working Capital or Working Capital Deficit (as defined in the Acquisition Agreement), to provide for any working capital adjustment in favour of Zarlink and (ii) $6 million will be held for a period of 12 months to secure the indemnification obligations of LHI's stockholders.

      Under the Acquisition Agreement, Navigant Capital Advisors, LLC as the CSR is designated as representative of the stockholders of LHI in order to administer efficiently the assertion, defense, settlement and resolution of any claims for indemnification under the Acquisition Agreement and any other disputes or matters arising in connection with the Acquisition. In this capacity, the CSR is exclusively authorized and empowered to, among other things, (i) amend, modify or waive any provision of the Acquisition Agreement or any other agreement contemplated by the Acquisition Agreement, (ii) give all notices, (iii) take any action or determine to take no action in connection with the defense, settlement, compromise, arbitration or other resolution of any claim for indemnification by Zarlink and (iv) take all such other actions or determined to take no action as the CSR may deem necessary to carry out the foregoing.

Closing Conditions

      The Acquisition Agreement provides that the respective obligations of each of Zarlink and LHI to effect the Merger is subject to the fulfillment of a number of conditions, each of which may be waived by such party, including the following:

      (a) Accuracy of Representations and Warranties: The representations and warranties of the other party under the Acquisition Agreement are true and correct as provided in the Acquisition Agreement as of the Acquisition Closing Date;

      (b) Performance of Covenants: The other party has performed and complied in all material respects with all covenants and agreements under the Acquisition Agreement to be performed or complied with by it by the Acquisition Closing Date;

      (c) No Order: There must not be any decree, injunction or ruling that would prohibit or otherwise make the Acquisition illegal;

      (d) Government Consents: All antitrust filings and other filings identified in the Acquisition Agreement or required to be identified will have been obtained, and the applicable waiting period under the HSR Act (and any other applicable waiting period) shall have expired or early termination thereof shall have been granted by the applicable governmental authorities. Early termination of the applicable waiting period under the HSR Act was granted on July 10, 2007; and

      (e) Approval by LHI's Stockholders: The Required Stockholder Vote will have been obtained. The Required Stockholder Vote was obtained by LHI on June 25, 2007.

Closing conditions to Zarlink's obligations to effect the Merger also include, among others, the following:

      (a) Release of Liens: Each lender party to Legerity's existing credit facility shall have released all liens against Legerity's assets;

      (b) Agreements: Certain specified senior executives and employees of Legerity shall have entered into employment letter agreements with or, subject to certain conditions, agreed to continue in the employ of the Surviving Corporation;

      (c) Working Capital Deficit: The estimated Working Capital Deficit, if any, as of the Acquisition Closing Date, will not be greater than $2 million unless the CSR has agreed to an increase in the working capital escrow amount up to an amount equal to such estimated Working Capital Deficit;

      (d)   Dissenting  Shares:  Holders of no more than 5% of the shares of LHI
            immediately   prior  to  the  Effective  Time  will  have  exercised
            dissenters' rights under Delaware law;

      (e) Payment of Legerity's Transaction Expenses: Zarlink shall have received evidence that all transaction expenses incurred by Legerity in connection with the Acquisition have been paid; and

      (f) Saxon Divestiture: The Saxon Divestiture shall have been consummated at least one business day prior to the Acquisition Closing Date on terms consistent with, and no less favourable to Zarlink and the Surviving Corporation than those set forth in, the Acquisition Agreement. LHI entered into a Patent Purchase Agreement with a third party effective July 6, 2007 pursuant to which LHI intends to effect the Saxon Divestiture. LHI has agreed to effect a spin-off of Saxon on July 24, 2007 if the closing of the Saxon Divestiture has not been completed before that date.

Closing conditions to LHI's obligations to effect the Merger also include the following:

      (a)   Saxon   Divestiture:   Legerity   shall  have  completed  the  Saxon
            Divestiture, subject to and in accordance with the terms of the Acquisition Agreement; provided that this shall cease to be a condition to Closing in favour of LHI if the Saxon Divestiture shall not have been consummated prior to July 20, 2007. LHI entered into a Patent Purchase Agreement with a third party effective July 6, 2007 pursuant to which LHI intends to effect the Saxon Divestiture. LHI has agreed to effect a spin-off of Saxon on July 24, 2007 if the closing of the Saxon Divestiture has not been completed before that date;

      (b) Available Funding: Zarlink shall have immediately available funds in cash to pay the Purchase Price.

Termination

      The Acquisition Agreement may be terminated by Zarlink or LHI at any time prior to the Effective Time, whether before or after the Required Stockholder Vote, in certain circumstances, including:

      (a)   the mutual agreement of Zarlink and LHI;

      (b) if the other party has not satisfied the conditions that its representations and warranties under the Acquisition Agreement be true and correct and that it has performed the covenants and agreements required to be performed by it prior to the Acquisition Closing Date (provided that, if such breach is curable, such party shall have 30 days after notice thereof to cure such breach), and such condition has not been waived on or before the Acquisition Closing Date by the party wishing to terminate;

      (c) if a government authority issues a final order or injunction restraining or prohibiting the Acquisition; or

      (d) if the Merger shall not have been consummated within 60 days of the date of the Acquisition Agreement; provided that the reason for such failure to consummate the Merger is not a result of an action or failure to act by the party wishing to terminate the agreement.

                           Financing the Acquisition

      Zarlink intends to use cash on hand and the proceeds of the Offering to finance the Acquisition and to use the Bridge Facility described below only if the Offering does not close prior to the Acquisition Closing Date.

      On June 7, 2007, Zarlink obtained a commitment letter from Canadian Imperial Bank of Commerce providing for an aggregate of $50 million non-revolving credit facilities in favour of Zarlink (the "Bridge Facility"). Bank of Nova Scotia, National Bank of Canada and Royal Bank of Canada have agreed to be members of the syndicate of banks which will provide the credit facilities under the Bridge Facility. The Bridge Facility, which matures on the first anniversary of the Acquisition Closing Date, would be sufficient, if necessary, to fund the portion of the Purchase Price for the Acquisition not paid for by Zarlink with cash on hand. The Bridge Facility will be secured by a first ranking security interest on the assets of Zarlink and its material subsidiaries. Any amount not drawn down under the Bridge Facility on the Acquisition Closing Date will be cancelled.

                           Consolidated Capitalization

      The following table sets forth the consolidated  capitalization of Zarlink
(i) as at March 30, 2007 on an actual basis; (ii) as at March 30, 2007 as adjusted to give effect to the Offering (assuming the exchange of the Subscription Receipts for Convertible Debentures and the use of the net proceeds of the Offering) and the Acquisition, and (iii) as at March 30, 2007 as adjusted to give effect to the Offering (assuming the exchange of the Subscription Receipts for Convertible Debentures and the use of the net proceeds of the Offering), the Acquisition and the conversion of the Convertible Debentures into Common Shares. This table should be read in conjunction with the Zarlink's (i) audited consolidated annual financial statements for the financial year ended March 30, 2007, prepared in accordance with U.S. GAAP and incorporated by reference in this prospectus, and (ii) unaudited pro forma consolidated financial statements for the year ended March 30, 2007, included in this prospectus.

                                                                                           As at March 30, 2007
                                                                         -----------------------------------------------------------
                                                                                                              After giving effect
                                                                                                              to the Offering(1),
                                                                                     After giving effect      the Acquisition and
                                                                                      to the Offering(1)     the conversion of the
                                                                          Actual     and the Acquisition   Convertible Debentures(2)
                                                                         --------   --------------------   -------------------------
                                                                                  (in million of dollars)
Long term Debt
      Convertible Debentures ......................................          $0             $50.0                         $0

Liabilities and Shareholders' Equity
Redeemable Preferred Shares (Unlimited Number Authorized) .........       $16.1             $16.1                      $16.1

Shareholders' Equity:
      Common Shares (Unlimited Number Authorized) .................      $768.5            $768.5                     $818.5
      Additional Paid-In Capital ..................................        $4.3              $4.3                       $4.3
      Deficit .....................................................     $(587.6)          $(587.6)                   $(587.6)
      Accumulated Other Comprehensive Loss ........................      $(34.3)           $(34.3)                    $(34.3)
Total Shareholders' Equity ........................................      $150.9            $150.9                     $200.9
Total Capitalization ..............................................      $167.0            $217.0                     $217.0

----------
Notes:

(1) After giving effect to the issuance of o Subscription Receipts pursuant to the Offering (excluding the Over-Allotment Option), the exchange of the Subscription Receipts for Convertible Debentures, and the use of the net proceeds of the Offering of $o million. See "Use of the Proceeds"

(2) Assuming the conversion of all of the Convertible Debentures at the Conversion Price.

                                 Use of Proceeds

      The estimated net proceeds of the Offering (excluding the Over-Allotment Option), after deducting fees payable to the Underwriters and the expenses of the Offering payable by Zarlink, will be approximately $o. The Corporation intends to use the net proceeds from the sale of Subscription Receipts to finance a portion of the Acquisition. Zarlink will finance the remainder of the Purchase Price through cash on hand.

                             Earnings Coverage Ratio

      Zarlink's income from operations for the year ended March 30, 2007 was $7.1 million.

      Zarlink's interest requirements, before giving effect to the issuance of the Convertible Debentures and the Acquisition, for the year ended March 30, 2007, were nil.

      Zarlink's pro forma income from operations after giving effect to the Acquisition, for the year ended March 30, 2007 was $6.8 million. Zarlink's pro forma interest requirements, after giving effect to the issuance of the Convertible Debentures and the completion of the Acquisition, for the year ended March 30, 2007 amount to $2.8 million for an earnings to interest coverage ratio of 2.4 times.

      The earnings coverage ratios set forth above have been prepared in accordance with Canadian disclosure requirements, using financial information that was prepared in accordance with U.S. GAAP. The pro forma earnings assume that there are no additional earnings derived from the net proceeds of the Subscription Receipts. Earnings coverage is equal to net income before interest expense on all long-term debt, income taxes, provincial capital taxes and other income (expense), divided by interest expense on all long-term debt.

                 Description of the Securities Being Distributed

      The Corporation is authorized to issue an unlimited number of Common Shares, of which 127,345,682 were issued and outstanding as of July 13, 2007, and an unlimited number of Cdn$2.00 Cumulative Redeemable Preferred Shares, 1983 R & D Series, of which 1,193,600 were issued and outstanding as of July 13, 2007. No Convertible Debentures or Subscription Receipts will be issued and outstanding prior to the Offering Closing Date.

      The following description of each of the Subscription Receipts, Convertible Debentures and Common Shares is a summary of certain of their material attributes and characteristics which does not purport to be complete. The terms and conditions set forth in this section will apply, as applicable, to each of the Securities unless otherwise specified.

Subscription Receipts

General

      The Subscription Receipts will be issued pursuant to a subscription receipt agreement to be dated as of the Offering Closing Date among Zarlink, CIBC World Markets Inc. and the Escrow Agent (the "Subscription Receipt Agreement"), a copy of which will be filed with the Canadian securities regulatory authorities and the SEC. The following is a summary of the material attributes and characteristics of the Subscription Receipts. This summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the terms of the Subscription Receipt Agreement.

Book-Entry System

      The Subscription Receipts will be issued in "book-entry only" form and must be purchased or transferred through a CDS participant. On the Offering
Closing Date, the Escrow Agent will cause the Subscription Receipts to be delivered to CDS and registered in the name of CDS or its nominee. The Subscription Receipts will be evidenced by a single book-entry only certificate. Registration of interests in and transfers of the Subscription Receipts will be made only through the depository service of CDS.

      Except as described below, a purchaser acquiring a beneficial interest in the Subscription Receipts (a "Beneficial Owner") will not be entitled to a certificate or other instrument from the Escrow Agent or CDS evidencing that purchaser's interest therein, and such purchaser will not be shown on the records maintained by CDS, except through a CDS participant. Such purchaser will receive a confirmation of purchase from the Underwriter or other registered dealer from whom Subscription Receipts are purchased.

      Neither Zarlink nor the Underwriters will assume any liability for: (a) any aspect of the records relating to the beneficial ownership of the Subscription Receipts held by CDS or the payments relating thereto; (b) maintaining, supervising or reviewing any records relating to the Subscription Receipts; or (c) any advice or representation made by or with respect to CDS and contained in this prospectus and relating to the rules governing CDS or any action to be taken by CDS or at the direction of the CDS participants. The rules governing CDS provide that it acts as the agent and depositary for the CDS participants. As a result, CDS participants must look solely to CDS and Beneficial Owners must look solely to CDS participants for the payment of the principal and interest on the Subscription Receipts paid by or on behalf of Zarlink to CDS.

      As indirect holders of Subscription Receipts, investors should be aware that they (subject to the situations described below): (a) may not have Subscription Receipts registered in their name; (b) may not have physical certificates representing their interest in the Subscription Receipts; (c) may not be able to sell the Subscription Receipts to institutions required by law to hold physical certificates for securities they own; and (d) may be unable to pledge Subscription Receipts as security.

      The Subscription Receipts will be issued to Beneficial Owners in fully registered and certificate form (the "Subscription Receipt Certificates") only if: (a) required to do so by applicable law; (b) the book-entry only system ceases to exist; (c) Zarlink or CDS advises the Escrow Agent that CDS is no longer willing or able to properly discharge its responsibilities as depositary with respect to the Subscription Receipts and Zarlink is unable to locate a qualified successor; or (d) Zarlink, at its option, decides to terminate the book-entry only system through CDS.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Escrow Agent must notify CDS, for and on behalf of CDS participants and Beneficial Owners, of the availability through CDS of Subscription Receipts Certificates. Upon surrender by CDS of the single certificate representing the Subscription Receipts and receipt of instructions from CDS for the new registrations, the Escrow Agent will deliver the Subscription Receipts in the form of Subscription Receipt Certificates and thereafter Zarlink will recognize the holders of such Subscription Receipt Certificates as holders of debentures under the Indenture (as defined below).

Escrowed Funds

      The Escrowed Funds will be delivered to and held by the Escrow Agent and invested in short-term obligations of, or guaranteed by, the Government of Canada, a province of Canada, or a Canadian chartered bank or corporate commercial paper that is rated at least R1 (middle) by Dominion Bond Rating
Service or an equivalent rating service, as directed by Zarlink, pending completion of the Acquisition or the occurrence of a Termination Event. Provided that the closing of the Acquisition occurs by the Termination Date, the Escrowed Funds will be released to Zarlink and the Convertible Debentures will be issued to holders of Subscription Receipts who will receive, without payment of additional consideration or further action, one Convertible Debenture in exchange for each Subscription Receipt.

Terms of Subscription Receipts

      Forthwith upon the Acquisition Closing Date, Zarlink will execute and deliver to the Escrow Agent a notice thereof, and will issue and deliver the Convertible Debentures to the Escrow Agent. Contemporaneously with the delivery of such notice, Zarlink will issue a press release specifying that the Convertible Debentures have been issued.

      If the closing of the Acquisition does not take place or the other conditions to the exchange of the Subscription Receipts are not satisfied by the Termination Date, the Subscription Receipts will terminate, and holders of Subscription Receipts will be entitled to receive a termination payment (the
"Termination Payment") from Zarlink equal to the aggregate of the subscription price therefor and an additional amount (the "Termination Premium") equal to the amount of interest that would have accrued on the Convertible Debentures if such Convertible Debentures had been issued and outstanding (and interest thereon had accrued at the rate of o% per annum) from the Offering Closing Date until the Termination Date.

      In the event that the Acquisition Closing Date occurs on or prior to the Offering Closing Date, investors in the Offering will receive Convertible Debentures on the Offering Closing Date instead of Subscription Receipts.

Contractual Right of Rescission

      Under the Subscription Receipt Agreement, original purchasers of Subscription Receipts pursuant to the Offering will have a contractual right of rescission (exercisable against Zarlink, following the issuance of Convertible Debentures to such purchaser upon the exchange of the Subscription Receipts) to receive the amount paid for the Subscription Receipts if this prospectus (including documents incorporated herein by reference) or any amendment hereto contains a misrepresentation or is not delivered to such purchaser, provided such remedy for rescission is exercised within 180 days of the Offering Closing Date.

Holders of Subscription Receipts are not Debentureholders

      Holders of Subscription Receipts are not Debentureholders (as defined below) or shareholders or creditors of the Corporation. Holders of Subscription Receipts are entitled only to receive Convertible Debentures on exchange of their Subscription Receipts, which will occur automatically on the Acquisition Closing Date, or alternatively, if the Subscription Receipts terminate, holders of Subscription Receipts are entitled only to receive the Termination Payment (including the Termination Premium).

Convertible Debentures

      The Convertible Debentures will be issued under an indenture (the "Indenture"), to be dated as of the Offering Closing Date, between Zarlink and Computershare Trust Company of Canada (the "Convertible Debenture Trustee"). The following is a description of the terms of the Indenture, a copy of which will be filed with the Canadian securities regulatory authorities and the SEC. The following summary of certain provisions of the Indenture is subject to, and is qualified in its entirety by reference to, the provisions of the Indenture.

General

      The Convertible Debentures will be issued under the Indenture. The Convertible Debentures will be limited in the aggregate principal amount to Cdn$o. Zarlink may, however, from time to time, without the consent of the holders of the Convertible Debentures but subject to the limitations described therein, issue additional debentures of a different series under the Indenture, in addition to the Convertible Debentures offered hereby.

      The Convertible Debentures will be dated as of the Acquisition Closing Date and will be issuable only in denominations of $1,000 and integral multiples thereof. The Convertible Debentures will mature on the Maturity Date.

      The Convertible Debentures will bear interest from and including the date of issue at an annual rate of o% payable semi-annually, not in advance, on June 30 and December 31 of each year, commencing on the date of issue of the Convertible Debentures. The first interest payment will include interest accrued from the Acquisition Closing Date up to, but excluding, December 31, 2007; provided, however, that the Initial Interest Amount will include the Additional Interest Amount, unless the effective rate of interest comprising the Initial Interest Amount would infringe applicable legislation (in which case the actual Initial Interest Amount will include only such amount as will not infringe applicable legislation, and the amount payable on each subsequent interest payment date will be increased by the maximum permissible amount, until the full Additional Interest Amount has been paid).

      The principal amount of the Convertible Debentures will be payable in lawful money of Canada or, at the option of Zarlink and subject to applicable regulatory approval, by issuance and delivery of Common Shares. See "Description of the Securities Being Distributed - Convertible Debentures - Payment upon Redemption or Maturity" and "Description of the Securities Being Distributed - Convertible Debentures - Redemption and Purchase". The interest on the
Convertible Debentures will be payable in lawful money of Canada and, at the option of Zarlink and subject to applicable regulatory approval and provided no Event of Default has occurred, may be satisfied in accordance with the Common Share Interest Payment Election. See "Description of the Securities Being Distributed - Convertible Debentures - Interest Payment Option". The Common Share Interest Payment Election will not be available for interest payable on the Maturity Date.

      The Convertible Debentures will be direct obligations of Zarlink and will not be secured by any mortgage, pledge, hypothec or other charge and will be subordinated to other liabilities of Zarlink. See "Description of the Securities Being Distributed - Convertible Debentures - Subordination". The Indenture will not restrict Zarlink from incurring additional indebtedness for borrowed money or other liabilities or from mortgaging, pledging or charging its properties to secure any indebtedness.

Conversion Privilege

      The Convertible Debentures will be convertible at the holder's option into fully paid, non-assessable and freely tradeable Common Shares at any time before the close of business on the Maturity Date or, if called for redemption, the close of business on the business day immediately preceding the date specified by the Corporation for redemption, at the Conversion Price, being a ratio of approximately o Common Shares per Convertible Debenture based on a premium of o% of the average weighted closing prices of the Common Shares on the TSX and NYSE on July o, 2007 of Cdn$o and $o, respectively. Holders converting their Convertible Debentures will receive a cash payment equal to the accrued and unpaid interest thereon up to, but excluding, the date of conversion. Holders converting their Convertible Debentures shall become holders of record of Common Shares of Zarlink on the business day immediately after the conversion date. Notwithstanding the foregoing, no Convertible Debentures may be converted during the five business days preceding June 30 and December 31 in each year, commencing December 31, 2007, as the registers of the Convertible Debenture Trustee will be closed during such periods.

      Subject to the provisions thereof, the Indenture will provide for the adjustment of the Conversion Price in certain events including:

      (a)   the subdivision or consolidation of the outstanding Common Shares;

      (b) the distribution of Common Shares to holders of all or substantially all of the Common Shares by way of dividend or otherwise, other than an issue of securities to holders of all or substantially all of the Common Shares who have elected to receive dividends in securities of Zarlink in lieu of receiving cash dividends paid in the ordinary course;

      (c) the issuance of options, rights or warrants to holders of all or substantially all of the Common Shares entitling them to acquire Common Shares or other securities convertible into Common Shares at less than 95% of the then current market price, being the volume weighted average trading price of a Common Share on the TSX and NYSE for the 20 consecutive trading days preceding the relevant date ("Current Market Price"), other than pursuant to a dividend reinvestment plan adopted by Zarlink; and

      (d) the distribution to all or substantially all of the holders of Common Shares of any securities or assets (other than cash dividends and equivalent dividends in securities paid in lieu of cash dividends in the ordinary course).

      There will be no adjustment of the Conversion Price in respect of any event described in (b), (c) or (d) above if the holders of the Convertible Debentures ("Debentureholders") are allowed to participate as though they had converted their Convertible Debentures prior to the applicable record date or effective date. Zarlink will not be required to make adjustments in the Conversion Price unless the cumulative effect of such adjustments would change the Conversion Price by at least 1%.

      In the case of a reclassification or a capital reorganization (other than a change resulting from consolidation or subdivision) of the Common Shares or in the case of any consolidation, amalgamation or merger of Zarlink with or into any other entity, or in the case of a sale or conveyance of the properties and assets of Zarlink as, or substantially as, an entirety to any other entity, or a liquidation, dissolution, winding-up of Zarlink or other similar transaction, the terms of the conversion privilege shall be adjusted so that each holder of a Convertible Debenture shall, after such reclassification, capital reorganization, consolidation, amalgamation, merger, sale, conveyance, liquidation, dissolution, winding up or other similar transaction, be entitled to receive and shall accept, in lieu of the number of Common Shares, other securities or consideration such holder would be entitled to receive if on the effective date thereof, it had been the holder of the number of Common Shares into which the Convertible Debenture was convertible immediately prior to the effective date of such reclassification, capital reorganization, consolidation, amalgamation, merger, sale, conveyance, liquidation, dissolution, winding up or other similar transaction, provided, however, that if, prior to the date that is five years plus one day from the last date of original issuance of the Convertible Debentures, holders of Convertible Debentures would otherwise be entitled to receive, upon conversion of any Convertible Debentures, any property (including cash) or securities that would not constitute "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act ("ineligible consideration"), such holders shall not be entitled to receive such ineligible consideration but Zarlink, or its successor or acquiror, as the case may be, shall have the right (at the sole option of Zarlink or its successor or acquiror, as the case may be,) to deliver either such ineligible consideration or "prescribed securities" for the purposes of clause 212(1)(b)(vii)(E) of the Tax Act with a market value equal to the market value of such ineligible consideration. In general, prescribed securities would include the Common Shares and other shares which are not redeemable by the holder within five years of the date of issuance of the Convertible Debentures. Because of this, certain transactions may result in the Convertible Debentures being convertible into prescribed securities that are highly illiquid. This could have a material adverse effect on the value of the Convertible Debentures.

      No fractional Common Shares will be issued on any conversion but in lieu thereof Zarlink shall satisfy fractional interests by a cash payment equal to the Current Market Price of any fractional interest.

Redemption and Purchase

      The Convertible Debentures may not be redeemed on or before September 30, 2011 (the "Call Date"). After the Call Date and on or prior to the Maturity Date, the Convertible Debentures may be redeemed in whole or in part from time to time at the option of Zarlink on not more than 60 days' and not less than 30 days' prior written notice at a price equal to their principal amount (the "Redemption Price") plus accrued and unpaid interest thereon, provided that the Current Market Price of the Common Shares on the date on which notice of redemption is given is not less than 125% of the Conversion Price.

      In the case of redemption of less than all of the Convertible Debentures, the Convertible Debentures to be redeemed will be selected by the Convertible Debenture Trustee on a pro rata basis or in such other manner as the Convertible Debenture Trustee deems equitable.

      Zarlink or any of its affiliates will have the right to purchase Convertible Debentures in the market, by tender, or by private contract, provided however, that if an event of default under the Indenture has occurred and is continuing, Zarlink and its affiliates will not have the right to make such purchase by private contract.

Payment upon Redemption or Maturity

      On redemption or at maturity, Zarlink will repay the indebtedness represented by the Convertible Debentures by paying to the Convertible Debenture Trustee in lawful money of Canada an amount equal to the aggregate Redemption Price of the outstanding Convertible Debentures which are to be redeemed or the principal amount of the outstanding Convertible Debentures which have matured, together with accrued and unpaid interest thereon. Zarlink may, at its option, on not more than 60 days' and not less than 30 days' prior notice, subject to applicable regulatory approval and provided no Event of Default (as defined below) has occurred and is continuing, elect to satisfy its obligation to pay the Redemption Price of the Convertible Debentures which are to be redeemed or the principal amount of the Convertible Debentures which are due on maturity, as the case may be, by issuing and delivering that number of freely tradeable Common Shares, as determined below, to the holders of the Convertible Debentures. Any accrued and unpaid interest thereon will be paid in cash. The number of Common Shares to be issued will be determined by dividing the aggregate Redemption Price of the outstanding Convertible Debentures which are to be redeemed or the principal amount of the outstanding Convertible Debentures which have matured, as the case may be, by 95% of the Current Market Price on the date fixed for redemption or the Maturity Date, as the case may be. No fractional Common Shares will be issued on redemption or maturity but in lieu thereof Zarlink shall satisfy fractional interests by a cash payment equal to the Current Market Price of any fractional interest.

Subordination

      The payment of the principal (and premium, if any) of, and interest on, the Convertible Debentures will be subordinated in right of payment, as set forth in the Indenture, to the prior payment in full of all Senior Indebtedness of Zarlink. "Senior Indebtedness" will be defined in the Indenture as the principal of and premium, if any, and interest on and other amounts in respect of all indebtedness including indebtedness to trade creditors of Zarlink (whether outstanding as at the date of Indenture or thereafter incurred), other than indebtedness evidenced by the Convertible Debentures and all other existing and future debentures or other instruments of Zarlink which, by the terms of the instrument creating or evidencing the indebtedness, are expressed to be pari passu with, or subordinate in right of payment to, the Convertible Debentures. Subject to statutory preferred exceptions or as may be specified by the terms of any particular securities, each debenture of the same series of debentures issued under the Indenture will rank pari passu with all other present and future subordinated and unsecured indebtedness of Zarlink except for sinking fund provisions (if any) applicable to different series of debentures or similar types of obligations of Zarlink.

      The Indenture will provide that in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings relative to Zarlink, or to its property or assets, or in the event of any proceedings for voluntary liquidation, dissolution or other winding-up of Zarlink, whether or not involving insolvency or bankruptcy, or any marshalling of the assets and liabilities of Zarlink, then those holders of Senior Indebtedness, including any trade creditors of Zarlink, will receive payment in full before the holders of Convertible Debentures will be entitled to receive any payment or distribution of any kind or character, whether in cash, property or securities, which may be payable or deliverable in any such event in respect of any of the Convertible Debentures or any unpaid interest accrued thereon. The Indenture will also provide that Zarlink will not make any payment, and the holders of the Convertible Debentures will not be entitled to demand, institute proceedings for the collection of, or receive any payment or benefit (including without any limitation by set-off, combination of accounts or realization of security or otherwise in any manner whatsoever) on account of indebtedness represented by the Convertible Debentures (a) in a manner inconsistent with the terms (as they exist on the date of issue) of the Convertible Debentures, or (b) at any time when an event of default has occurred under the Senior Indebtedness and is continuing and the notice of such event of default has been given by or on behalf of the holders of Senior Indebtedness to Zarlink, unless the Senior Indebtedness has been repaid in full.

      The Convertible Debentures will also be effectively subordinated to claims of creditors of each subsidiary of Zarlink except to the extent Zarlink or one of its other subsidiaries is a creditor of such subsidiary ranking at least pari passu with such other creditors.

Change of Control of Zarlink

      Upon the acquisition of voting control or direction over 66?% or more of the outstanding Common Shares of Zarlink (on a fully-diluted basis, including Common Shares issuable upon the conversion or exchange of securities convertible into or exchangeable for or otherwise carrying the right to acquire Common Shares) by any person or group of persons acting jointly or in concert ("Change of Control"), and subject to Zarlink's rights described below under "Public
Acquiror Change of Control", Zarlink will be required to make an offer to purchase, on the date which is 30 business days following the giving of notice of the Change of Control as set out below ("Change of Control Purchase Date"), the whole or any part of such holder's Convertible Debentures at a price equal to 101% of the principal amount thereof ("Change of Control Purchase Price") plus accrued and unpaid interest to but excluding the Change of Control Purchase Date. The Indenture will contain notification provisions to the following effect: (i) Zarlink will promptly give written notice to the Convertible Debenture Trustee and each holder of Convertible Debentures of the occurrence of a Change of Control, the offer to purchase to be made to the holders of Convertible Debentures and the right of Zarlink to redeem untendered Convertible Debentures under certain circumstances, and (ii) a holder of Convertible
Debentures that wishes to accept Zarlink's offer to purchase its Convertible Debentures must deliver to Zarlink or the Convertible Debenture Trustee, not less than five business days prior the Change of Control Purchase Date, written notice ("Change of

Control Purchase Notice") of the holder's acceptance of such offer, together with the Convertible Debentures with respect to which the offer is being accepted, duly endorsed for transfer. If the Convertible Debentures are not in certificated form, a holder's Change of Control Purchase Notice must comply with appropriate CDS procedures.

      If 90% or more in aggregate principal amount of the Convertible Debentures outstanding on the date of the giving of notice of the Change of Control have been tendered for purchase on the Change of Control Purchase Date, Zarlink will have the right to redeem all the remaining Convertible Debentures on such date at the Change of Control Purchase Price, together with accrued and unpaid interest to such date. Notice of such redemption must be given by Zarlink to the Convertible Debenture Trustee prior to the Change of Control Purchase Date, and as soon as possible thereafter, by the Convertible Debenture Trustee to the holders of the Convertible Debentures not tendered for purchase.

Public Acquiror Change of Control

      In the case of a Public Acquiror Change of Control, as defined below, Zarlink may, in lieu of making an offer to purchase outstanding Convertible Debentures as described above under "Change of Control", elect to adjust the Conversion Price and the related conversion obligation such that from and after the effective date of such Public Acquiror Change of Control, the Convertible Debentures are convertible into Public Acquiror Shares, as defined below; provided, however, that if prior to the date that is five years plus one day from the last date of original issuance of the Convertible Debentures, holders of Convertible Debentures would otherwise be entitled to receive, upon conversion of the Convertible Debentures, any ineligible consideration, such holders shall not be entitled to receive such ineligible consideration but Zarlink or the successor or acquirer, as the case may be, shall have the right (at the sole option of Zarlink or the successor or acquirer, as the case may be) to deliver either such ineligible consideration or "prescribed securities" for the purposes of clause 212(l)(b)(vii)(E) of the Tax Act with a market value equal to the market value of such ineligible consideration. In the event Zarlink makes such election, Zarlink will not be required to make an offer to purchase Convertible Debentures ("Change of Control Purchase Offer") as described under "Change of Control of Zarlink" and the Conversion Price will be adjusted by multiplying the Conversion Price in effect immediately before the Public Acquiror Change of Control by a fraction:

      (a) the numerator of which will be the volume weighted average of the trading prices of the Public Acquiror Shares for the five consecutive trading days prior to, or if the Public Acquiror Shares do not trade until after the effective date of the Public Acquiror Change of Control the five consecutive trading days subsequent to, but excluding the effective date of such Public Acquiror Change of Control; and

      (b) the denominator of which will be (i) in the case of a merger, consolidation, amalgamation or arrangement or binding share exchange pursuant to which Common Shares are converted into cash, securities or other property, the value of all cash and any other consideration, as determined by Zarlink's Board of Directors, paid or payable per Common Share, or (ii) in the case of any other Public Acquiror Change of Control, the volume weighted average of the trading prices of the Common Shares for the five consecutive trading days immediately prior to, but excluding the effective date of such Public Acquiror Change of Control.

      Not later than 10 trading days prior to the expected effective date of a Change of Control that is also a Public Acquiror Change of Control, Zarlink will provide to all holders of the Convertible Debentures and to the Debenture Trustee, a notification stating whether Zarlink will:

      (a) elect to adjust the Conversion Price and related conversion obligation, in which case Zarlink will not be required to make a Change of Control Purchase Offer as described above under "Change of Control"; or

      (b) not elect to adjust the Conversion Price and related conversion obligation, in which case Zarlink will be required to make a Change of Control Purchase Offer as described above under "Change of Control".

      "Public Acquiror Change of Control" means any event constituting a Change of Control that would otherwise require Zarlink to make an offer to purchase outstanding Convertible Debentures as described above under "Change of Control", where either (a) the acquiror or (b) if not the acquiror, a direct or indirect Majority-owned (as defined below) subsidiary of the acquiror or (c) if not the acquiror or any direct or indirect Majority-owned subsidiary of the acquiror, or a corporation by which the acquiror is directly or indirectly Majority-owned, has a class of common shares traded on the TSX, a U.S. national securities exchange or quoted on the NASDAQ Stock Exchange or which will be so traded or quoted when issued or exchanged in connection with such Change of Control, and the acquiror has designated such common shares to serve as the Public Acquiror Shares in the transaction. "Majority-owned" for the purposes of this definition means having beneficial ownership of more than 50% of the total voting power of the respective person's voting stock. "Public Acquiror Shares" means the class of common shares of an entity referred to in section (a), (b), or (c) above that has been designated to serve as the Public Acquiror Common Shares in the transaction.

Interest Payment Option

      From time to time, subject to applicable regulatory approval and provided that Zarlink is not in default and no Event of Default has occurred, Zarlink may elect to satisfy the Interest Obligation arising on any Interest Payment Date by delivering sufficient Common Shares to the Convertible Debenture Trustee to satisfy all or any part of the Interest Obligation in accordance with the Indenture (the "Common Share Payment Interest Election"). The Indenture will provide that, upon such election, the Convertible Debenture Trustee shall, subject to any applicable securities laws (a) accept delivery from Zarlink of such Common Shares, (b) accept bids with respect to, and consummate sales of, such Common Shares, each as Zarlink shall direct in its absolute discretion, (c) invest the proceeds of such sales in short-term permitted government securities (as defined in the Indenture) that mature prior to the applicable Interest Payment Date, (d) use the proceeds received from such permitted government securities, together with any proceeds from the sale of the Common Shares not invested as aforesaid, to satisfy the Interest Obligation, and (e) perform any other action necessarily incidental thereto as directed by the Corporation in its absolute discretion.

      The Indenture will set forth the procedures to be followed by Zarlink and the Convertible Debenture Trustee in order to effect the Common Share Interest Payment Election. If a Common Share Interest Payment Election is made, the sole right of a Debentureholder in respect of interest will be to receive cash from the Convertible Debenture Trustee out of the proceeds of the sale of Common Shares or the permitted government securities (plus any amount received by the Convertible Debenture Trustee from Zarlink attributable to any fractional Common Shares) in full satisfaction of the Interest Obligation, and the holder of such Convertible Debentures will have no further recourse to Zarlink in respect of the Interest Obligation. The Common Share Interest Payment Election will not be available for interest payable on the Maturity Date.

      Neither Zarlink's making of the Common Share Interest Payment Election nor the consummation of sales of the Common Shares will (a) result in the holders of the Convertible Debentures not being entitled to receive on the applicable Interest Payment Date cash in an aggregate amount equal to the interest payable on such Interest Payment Date, or (b) entitle such holders to receive any Common Shares of Zarlink in satisfaction of the Interest Obligation.

Events of Default

      The Indenture will provide that an event of default ("Event of Default") in respect of the Convertible Debentures will occur if any one or more of the following described events has occurred with respect to the Convertible
Debentures: (i) failure for 15 days to pay interest on the Convertible Debentures when due; (ii) failure to pay principal or premium, if any, when due on the Convertible

Debentures,  whether at maturity, upon redemption,  by declaration or otherwise;
(iii) default in the observance or performance of any other material covenant of the Indenture and continuance of such default for a period of 30 days after notice in writing has been given by the Convertible Debenture Trustee to Zarlink specifying such default and requiring Zarlink to rectify the same; (iv) failure by Zarlink to make an offer to purchase the Convertible Debentures at the Change of Control Offer Price upon a Change of Control but subject to Zarlink making the Public Acquiror Change of Control election; or (v) certain events of bankruptcy, insolvency or reorganization of Zarlink under bankruptcy or insolvency laws. If an Event of Default has occurred and is continuing, the Convertible Debenture Trustee may, in its discretion but subject to the provisions of the Indenture, and shall, upon request of holders of not less than 25% in aggregate principal amount of the Convertible Debentures but subject to the provisions of the Indenture, declare the principal of and interest on all outstanding Convertible Debentures to be immediately due and payable. In certain cases, the holders of a majority of the principal amount of the Convertible Debentures then outstanding may, on behalf of the holders of all Convertible Debentures, waive any Event of Default and/or cancel any such declaration upon such terms and conditions as such holders shall prescribe.

Canadian Withholding Taxes

      Zarlink will make payments on account of the Convertible Debentures without withholding or deducting on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including, without limitation, penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of Canada or of any province or territory thereof or by any authority or agency therein or thereof having the power to tax ("Canadian Taxes"), unless Zarlink is required by law or the interpretation or administration thereof, to withhold or deduct Canadian Taxes. If Zarlink is required to withhold or deduct any amount on account of Canadian Taxes, Zarlink will make such withholding or deduction and pay as additional interest the additional amounts ("Additional Amounts") necessary so that the net amount received by each holder of Convertible Debentures, after all applicable withholdings or deductions have been made (including with respect to Additional Amounts), will not be less than the amount the holder would have received if the Canadian Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder or former holder of Convertible Debentures (an "Excluded Holder") in respect of the beneficial owner thereof:

      (a) with which Zarlink does not deal at arm's length (within the meaning of the Tax Act) at the time of making such payment;

      (b) that is subject to such Canadian Taxes by reason of its failure to comply with any certification, identification, information, documentation or other reporting requirement if compliance is required by law, regulation, administrative practice or an applicable treaty as a precondition to exemption from, or a reduction in the rate of deduction or withholding of, such Canadian Taxes (provided that in the case of any imposition or change in any such certification, identification, information, documentation or other reporting requirements which applies generally to holders of Convertible Debentures who are not residents of Canada, at least 60 days prior to the effective date of any such imposition or change, Zarlink shall give written notice, in the manner provided in the Indenture, to the Convertible Debenture Trustee and the holders of the Convertible Debentures then outstanding of such imposition or change, as the case may be, and provide the Convertible Debenture Trustee and such holders with such forms or documentation, if any, as may be required to comply with such certification, identification, information, documentation, or other reporting requirements); or

      (c) that is subject to such Canadian Taxes by reason of its carrying on business in or otherwise being connected with Canada or any province or territory thereof otherwise than by the mere holding of such Convertible Debentures or the receipt of payment, or exercise of any enforcement rights thereunder;

and no Additional Amounts will be payable with respect to any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or governmental charge (the "Excluded Taxes").

      Zarlink  will remit the  amount it  withholds  or deducts to the  relevant authority on a timely basis. Additional Amounts will be paid in cash semi-annually, at maturity, on any redemption date, on a Date of Conversion or on any purchase date. With respect to references in this prospectus to the payment of principal or interest on any Debenture, such references shall be deemed to include the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable.

      Zarlink will furnish to the Convertible Debenture Trustee, within 30 days after the date the payment of any Canadian Taxes is due pursuant to applicable law, certified copies of tax receipts evidencing that such payment has been made. Zarlink will indemnify and hold harmless each holder of Convertible Debentures (other than an Excluded Holder or with respect to Excluded Taxes) and upon written request reimburse each such holder for the amount of (i) any Canadian Taxes so levied or imposed and paid by such holder as a result of payments made under or with respect to the Convertible Debentures, (ii) any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, and (iii) any Canadian Taxes levied or imposed and paid by such holder with respect to any reimbursement under (i) and (ii) above, but excluding any Excluded Taxes.

Redemption For Withholding Tax Reasons

      Zarlink may at any time, upon not less than 60 days prior written notice, redeem in whole but not in part the outstanding Convertible Debentures at a redemption price of 100% of the principal amount thereof plus accrued interest, if any, to the date of redemption, but without reduction for applicable Canadian taxes (except in respect of Excluded Holders and other than Excluded Taxes), if it has become or would become obligated on or before the next interest payment date to pay any Additional Amounts in respect of the Convertible Debentures as a result of any change from the date hereof in any laws or regulations of Canada or any political subdivision or taxing authority thereof (including any Proposed Amendment), or any change from the date hereof in any interpretation or application of such laws or regulations by any legislative body, court, governmental agency, taxing authority or regulatory authority (including any such change resulting from the enactment of any legislation or the publication of any judicial decision or regulatory or administrative determination) of Canada or any political subdivision or taxing authority thereof; provided however that Zarlink cannot avoid the obligation to pay the Additional Amounts by taking reasonable measures available to it and that Zarlink delivers to the Trustee an opinion of legal counsel specializing in taxation confirming that such change results in an obligation to pay Additional Amounts. Subject to satisfaction of certain conditions, Zarlink may elect to satisfy its obligation to pay the redemption price, in whole or in part, by delivering Common Shares as further described under "Payment upon Redemption or Maturity".

      Upon receiving such notice of redemption, each holder who does not wish to have Zarlink redeem its Convertible Debentures will have the right to elect to:

      (a)   convert its Convertible Debentures; or

      (b) not have its Convertible Debentures redeemed, provided that no Additional Amounts will be payable on any payment of interest or principal with respect to the Convertible Debentures after such redemption date. All future payments will be subject to the deduction or withholding of any Canadian Taxes required by law to be deducted or withheld.

      Where no election is made, the holder will have its Convertible Debentures redeemed without any further action. If a holder does not elect to convert its Convertible Debentures but wishes to elect not to have its Convertible
Debentures redeemed, such holder must deliver to the Convertible Debenture Trustee a written notice of election so as to be received by the paying agent no later than the close of business on a business day at least 5 business days prior to the redemption date. A holder may withdraw any notice of election by delivering to the paying agent a written notice of withdrawal prior to the close of business on the business day prior to the redemption date.

Offers for Convertible Debentures

      The Indenture will contain provisions to the effect that if an offer is made for the Convertible Debentures which is a take-over bid for Convertible Debentures within the meaning of the Securities Act (Ontario) and not less than 90% of the Convertible Debentures (other than Convertible Debentures held at the date of the take-over bid by or on behalf of the offeror or associates or affiliates of the offeror) are taken up and paid for by the offeror, the offeror will be entitled to acquire the Convertible Debentures held by the Debentureholders who did not accept the offer on the same terms as those offered by the offeror to the Debentureholders.

Modification

      The rights of the Debentureholders as well as holders of any other series of debentures (collectively, the "holders of debentures") that may be issued under the Indenture may be modified in accordance with the terms of the Indenture. For that purpose, among others, the Indenture will contain certain provisions which will make binding on all holders of debentures resolutions passed at meetings of the holders of debentures by votes cast thereat by holders of not less than 66?% of the principal amount of the debentures present at the meeting or represented by proxy, or rendered by instruments in writing signed by the holders of not less than 66?% of the principal amount of the debentures. In certain cases, the modification will, instead or in addition, require assent by the holders of the required percentage of debentures of each particularly affected series of debentures.

Book-Entry System

      The Convertible Debentures will be issued in "book-entry only" form and must be purchased or transferred through a CDS participant. Upon issuance of the Convertible Debentures, the Convertible Debenture Trustee will cause the Convertible Debentures to be delivered to CDS and registered in the name of its nominee. The Convertible Debentures will be evidenced by a single book-entry only certificate. Registration of interests in and transfers of the Convertible Debentures will be made only through the depository service of CDS.

      Except as described below, a holder acquiring a beneficial interest in the Convertible Debentures (a "Beneficial Owner") will not be entitled to a certificate or other instrument from the Convertible Debenture Trustee or CDS evidencing that holder's interest therein, and such holder will not be shown on the records maintained by CDS, except through a CDS participant. Such holder will receive a confirmation from its CDS participant.

      Neither Zarlink nor the Underwriters will assume any liability for: (a) any aspect of the records relating to the beneficial ownership of the Convertible Debentures held by CDS or the payments relating thereto; (b) maintaining, supervising or reviewing any records relating to the Convertible Debentures; or (c) any advice or representation made by or with respect to CDS and contained in this prospectus and relating to the rules governing CDS or any action to be taken by CDS or at the direction of the CDS participants. The rules governing CDS provide that it acts as the agent and depositary for the CDS participants. As a result, CDS participants must look solely to CDS and Beneficial Owners must look solely to CDS participants for the payment of the principal and interest on the Convertible Debentures paid by or on behalf of Zarlink to CDS.

      As indirect holders of Convertible Debentures, investors should be aware that they (subject to the situations described below): (a) may not have Convertible Debentures registered in their name; (b) may not have physical certificates representing their interest in the Convertible Debentures; (c) may not be able to sell the Convertible Debentures to institutions required by law to hold physical certificates for securities they own; and (d) may be unable to pledge Convertible Debentures as security.

      The Convertible Debentures will be issued to Beneficial Owners in fully registered and certificated form (the "Convertible Debenture Certificates") only if: (a) required to do so by applicable law; (b) the book-entry only system ceases to exist; (c) Zarlink or CDS advises the Convertible Debenture Trustee that CDS is no longer willing or able to properly discharge its responsibilities as depositary with respect to the Convertible Debentures and Zarlink is unable to locate a qualified successor; (d) Zarlink, at its option, decides to terminate the book-entry only system through CDS; or (e) after the occurrence of an Event of Default (as described under "Description of the Convertible Debentures - Events of Default"), CDS participants acting on behalf of Beneficial Owners representing, in the aggregate, more than 25% of the aggregate principal amount of the Convertible Debentures then outstanding advise CDS in writing that the continuation of a book-entry only system through CDS is no longer in their best interest provided the Convertible Debenture Trustee has not waived the Event of Default in accordance with the terms of the Indenture.

      Upon the occurrence of any of the events described in the immediately preceding paragraph, the Convertible Debenture Trustee must notify CDS, for and on behalf of CDS participants and Beneficial Owners, of the availability through CDS of Convertible Debenture Certificates. Upon surrender by CDS of the single certificate representing the Convertible Debentures and receipt of instructions from CDS for the new registrations, the Convertible Debenture Trustee will deliver the Convertible Debentures in the form of Convertible Debenture
Certificates and thereafter Zarlink will recognize the holders of such Convertible Debenture Certificates as holders of debentures under the Indenture.

      Interest on the Convertible Debentures will be paid directly to CDS while the book-entry only system is in effect. If Convertible Debenture Certificates are issued, interest will be paid by cheque drawn on Zarlink and sent by prepaid mail to the registered holder or by such other means as may become customary for the payment of interest. Payment of principal, including payment in the form of Common Shares if applicable, and the interest due, at maturity or on a redemption date, will be paid directly to CDS while the book-entry only system is in effect. If Convertible Debenture Certificates are issued, payment of principal, including payment in the form of Common Shares if applicable, and interest due, at maturity or on a redemption date, will be paid upon surrender thereof at any office of the Convertible Debenture Trustee or as otherwise specified in the Indenture.

Common Shares

      The Common Shares entitle the holders thereof to one vote per share at all meetings of shareholders, except meetings at which only holders of another specified class of shares are entitled to vote, and, subject to the rights, privileges, restrictions and conditions attaching to the Cdn$2.00 Cumulative Redeemable Convertible Preferred Shares, 1983 R&D Series, and any other class or series of shares of Zarlink which rank prior to the Common Shares, entitle the holders thereof to receive: (i) dividends if, as and when declared by the board of directors of Zarlink out of the assets of Zarlink properly applicable to the payment of the dividends in such amount and payable at such times and at such place or places as the board of directors of Zarlink may from time to time determine; and (ii) the remaining property of Zarlink upon a dissolution.

                        Certain Income Tax Considerations

Certain Canadian Federal Income Tax Considerations

      In the opinion of McCarthy Tetrault LLP, counsel to Zarlink, and Blake, Cassels & Graydon LLP, counsel to the Underwriters, the following general summary describes, as of the date hereof, the principal Canadian federal income tax considerations pursuant to the Tax Act generally applicable to a purchaser of Subscription Receipts pursuant to this Offering who, for purposes of the Tax Act, and at all relevant times, holds the Securities as capital property, deals at arm's length with Zarlink and is not affiliated with Zarlink or with any person not dealing at arm's length with Zarlink ("Holder"). Generally, the Securities will be considered to be capital property to a Holder provided the Holder does not hold the Securities in the course of carrying on a business and has not acquired them in one or more transactions considered to be an adventure in the nature of trade. Certain Canadian Holders (as defined below) who might not otherwise be considered to hold their Convertible Debentures and Common Shares issued on the conversion of Convertible Debentures as capital property may, in certain circumstances, be entitled to have the Convertible Debentures, the Common Shares and other "Canadian securities" (as defined in the Tax Act) be treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act.

      This summary is based upon the facts set out in this prospectus, the provisions of the Tax Act and the provisions of the Canada-United States Income Tax Convention ("Tax Treaty") in force as of the date of hereof, and counsel's understanding of the current administrative policies and assessing practices published in writing by the Canada Revenue Agency ("CRA"). This summary takes into account the Proposed Amendments. No assurance can be given that the CRA will not change its administrative policies or assessing practices or that the Proposed Amendments will be enacted as currently proposed or at all. Except for the Proposed Amendments, this summary does not take into account or anticipate any changes in law or in the administrative policies or assessing practices of the CRA, whether by legislative, governmental or judicial decision or action, nor does it take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

      This summary is not applicable to a Holder that is either a "financial institution" (as defined in the Tax Act for purposes of the mark-to-market rules), or a "specified financial institution", or a Holder an interest in which is a "tax shelter investment" (all as defined in the Tax Act). Any such Holder should consult its own tax advisor with respect to the purchase of the Subscription Receipts.

      This summary is of a general nature only and is not exhaustive of all possible Canadian federal income tax consequences of purchasing Subscription Receipts. Accordingly, this summary is not intended to be, nor should it be construed to be, legal or tax advice to any prospective purchaser of Subscription Receipts, and no representations with respect to the income tax consequences to any Holder or prospective purchaser are made. Consequently, prospective purchasers of Subscription Receipts should consult their own tax advisors for advice with respect to the tax consequences to them, having regard to their particular circumstances.

Holders who are Residents of Canada

      The following portion of the summary is applicable to a Holder who, for the purpose of the Tax Act and any applicable income tax convention, is or is deemed to be a resident of Canada at all relevant times ("Canadian Holders").

      Subscription Receipts

      Acquisition of Convertible Debentures pursuant to Subscription Receipts

      As described above under  "Description of the Securities Being Distributed
- Subscription Receipts", upon the Acquisition Closing Date, Zarlink will issue and deliver one Convertible Debenture in exchange for each Subscription Receipt. No capital gain or capital loss will be realized by a Canadian Holder on the issuance of a Convertible Debenture pursuant to a Subscription Receipt. This opinion is based upon the interpretation of counsel that such Convertible Debentures will be acquired by the Canadian Holder in satisfaction of an obligation of Zarlink to issue one Convertible Debenture pursuant to each Subscription Receipt, and that the Subscription Receipt is an agreement one of the main objectives of which is to establish a right to the Convertible Debenture, and that such right is not under the terms of a trust or a debt obligation. No advance income tax ruling from the CRA in respect of the Offering has been sought, and counsel is not aware of any judicial consideration of this interpretation.

      The cost to a Canadian Holder of a Convertible Debenture acquired on the exchange of a Subscription Receipt will be the amount paid by that Canadian Holder for the Subscription Receipt. The adjusted cost base to a Canadian Holder of Convertible Debentures at a particular time will be determined by averaging the cost of Convertible Debentures acquired pursuant to Subscription Receipts with the adjusted cost base of other Convertible Debentures, if any, held by the Canadian Holder as capital property at the particular time.

      Termination of Subscription Receipts

      As described above under  "Description of the Securities Being Distributed
- Subscription Receipts", upon the occurrence of a Termination Event, the Subscription Receipts will terminate, and the holders of Subscription Receipts will be entitled to receive a Termination Payment from Zarlink equal to the aggregate of the full subscription price therefor and the Termination Premium. Although the matter is not free from doubt, the receipt of a payment in the nature of the Termination Premium would likely be included in the income of the Canadian Holder. Alternatively, it is possible that the receipt of the Termination Premium could be taxed as proceeds of disposition of a Canadian Holder's rights under the Subscription Receipts. Canadian Holders who receive the Termination Premium should consult their own tax advisors in this regard.

      Other Dispositions of Subscription Receipts

      A disposition or deemed disposition by a Canadian Holder of a Subscription Receipt (otherwise than on the exchange thereof for a Convertible Debenture or on a disposition of Subscription Receipts upon the occurrence of a Termination Event) will generally result in the Canadian Holder realizing a capital gain (or capital loss) equal to the amount by which the proceeds of disposition exceed (or are exceeded by) the aggregate of the Canadian Holder's adjusted cost base thereof and any reasonable costs of disposition. A Canadian Holder's adjusted cost base of a Subscription Receipt will generally be the amount paid therefor, subject to the averaging rules. See "Taxation of Capital Gains and Capital Losses" for the tax treatment of capital gains and capital losses.

      Convertible Debentures

      Interest on Convertible Debentures

      A Canadian Holder that is a corporation, partnership, unit trust or any trust of which a corporation or a partnership is a beneficiary will be required to include in computing income for a taxation year any interest (including the Initial Interest Amount and any interest received on a conversion of the Convertible Debentures) (i) that accrues to the Canadian Holder on the Convertible Debentures to the end of the Canadian Holder's taxation year, or
(ii) that is receivable or received by the Canadian Holder before the end of that taxation year, except to the extent that such interest was included in computing the Canadian Holder's income for a preceding taxation year.

      Any other Canadian Holder will be required to include as interest in computing income for a taxation year the amount of interest (including the Initial Interest Amount) received or receivable (depending on the method regularly followed by the Canadian Holder in computing income) by the Canadian Holder on the Convertible Debentures, if any, in the year, including at the Maturity Date, except to the extent that such interest has been included in computing the Canadian Holder's income for a preceding taxation year.

      Any amount paid by Zarlink as a penalty or bonus because of a repayment before the Maturity Date of all or part of the principal amount of the Convertible Debenture (including any such amounts paid on a Change of Control) will be deemed to be received by the Canadian Holder as interest on the Convertible Debenture and will be required to be included in the Holder's income as described above, to the extent such amount can reasonably be considered to relate to, and does not exceed the value at the time of payment of, interest that would otherwise have been payable on the Convertible Debenture for periods ending after the payment of such amount.

      A Canadian Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6?% on its aggregate investment income, which includes an amount in respect of interest.

      Disposition of Convertible Debentures

      On an assignment or other transfer of a Convertible Debenture (but otherwise than on the conversion thereof into a Common Share), a Canadian Holder will generally also be required to include in income the amount of interest accrued on the Convertible Debenture from the date of the last interest payment to the date of such transfer to the extent that such amount has not otherwise been included in the Canadian Holder's income for the taxation year or a previous taxation year. Any such amount included in the income of a Canadian Holder will be excluded from the Canadian Holder's proceeds of disposition of the Convertible Debenture.

      In  general,  on  a  disposition  or  deemed  disposition  of  Convertible
Debentures (including a payment on maturity, a redemption or purchase for cancellation of Convertible Debentures, but otherwise than on the conversion thereof into Common Shares), the Canadian Holder will realize a capital gain (or capital loss) equal to the amount by which the proceeds of disposition (excluding any amounts in respect of interest that are included in computing income for that taxation year), exceed (or are exceeded by) the aggregate of the Canadian Holder's adjusted cost base of the Convertible Debenture and any reasonable costs of disposition. See "Taxation of Capital Gains and Capital Losses" for the tax treatment of capital gains and capital losses.

      As described under "Description of the Securities Being Distributed - Convertible Debentures - Payment upon Redemption or Maturity", if Zarlink elects to pay the Redemption Price by issuing and delivering Common Shares to the Canadian Holder, the Canadian Holder's proceeds of disposition will be equal to the fair market value of the Common Shares so received (other than Common Shares received in satisfaction of accrued interest), which may result in a capital gain or capital loss. The cost to the Canadian Holder of the Common Shares so received will be equal to the fair market value of such Common Shares. Generally, the adjusted cost base to the Canadian Holder of the Common Shares so received at a particular time will be determined by averaging the cost of such shares with the adjusted cost base of all other Common Shares held by such Canadian Holder as capital property at the particular time.

      Exercise of Conversion Privilege

      The conversion of a Convertible Debenture into Common Shares by a Canadian Holder on the exercise of the conversion privilege, as described under "Description of the Securities Being Distributed - Convertible Debentures - Conversion Privilege", will be deemed by the Tax Act not to be a disposition of the Convertible Debenture and, accordingly, such Canadian Holder will not generally be considered to have realized a gain or loss on such conversion.

      The cost to the Canadian Holder of the Common Shares acquired on such conversion will be equal to the adjusted cost base of the Convertible Debenture to such Canadian Holder immediately before the conversion. The Canadian Holder's adjusted cost base of Common Shares so acquired will be determined by averaging the cost of such shares with the adjusted cost base to the Canadian Holder of all Common Shares of the Company owned by the Canadian Holder immediately prior to such acquisition.

      Under the current administrative practice of the CRA, a Canadian Holder who upon conversion of a Convertible Debenture, receives an amount not in excess of $200 in lieu of a fraction of a share may either treat this amount as proceeds of disposition of a portion of a Convertible Debenture thereby realizing a capital gain or capital loss, or alternatively, may reduce the adjusted cost base of the Common Shares that the Canadian Holder receives on the conversion by the amount received.

      Common Shares

      Dividends

      Dividends received or deemed to be received on the Common Shares by a Canadian Holder who is an individual other than certain trusts will be included in computing the Canadian Holder's income and will generally be subject to the gross-up and dividend tax credit rules normally applicable under the Tax Act to taxable dividends received from taxable Canadian corporations. A dividend will be eligible for the enhanced gross-up and dividend tax credit if the recipient receives written notice from Zarlink designating the dividend as an "eligible dividend" (within the meaning of the Tax Act). There may be limitations on the ability of Zarlink to designate dividends as eligible dividends. Taxable dividends received by an individual (and certain trusts) may give rise to alternative minimum tax under the Tax Act, depending on the individual's circumstances.

      Dividends received or deemed to be received on the Common Shares by a Canadian Holder that is a corporation will be included in the corporation's income and will generally be deductible in computing its taxable income. Certain corporations, including "private corporations" or "subject corporations" (as such terms are defined in the Tax Act) may be liable to pay a refundable tax under Part IV of the Tax Act, at the rate of 33?% of the dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing taxable income.

      Disposition

      A Canadian Holder who disposes of or is deemed to dispose of Common Shares (other than to Zarlink) will generally realize a capital gain (or sustain a capital loss) equal to the amount by which the proceeds of disposition exceed (or are less than) the aggregate of the Canadian Holder's adjusted cost base thereof and any reasonable costs of disposition. See "Taxation of Capital Gains and Capital Losses" for the tax treatment of capital gains and capital losses.

      Taxation of Capital Gains and Capital Losses

      Generally, a Canadian Holder is required to include in computing its income for a taxation year one-half of the amount of any capital gain (the "taxable capital gain"). A Canadian Holder must deduct one-half of the amount of any capital loss (the "allowable capital loss") realized in a taxation year against taxable capital gains realized by the Canadian Holder in such year, subject to and in accordance with rules contained in the Tax Act. Any allowable capital losses in excess of taxable capital gains for the year of disposition generally may be carried back up to three taxation years or carried forward indefinitely and deducted against taxable capital gains in such other years to the extent and under the circumstances described in the Tax Act.

      Any capital loss resulting from the disposition of Common Shares may, in certain circumstances, be reduced by the amount of dividends previously received or deemed to be received on Common Shares, to the extent and under the circumstances described in the Tax Act.

      Capital gains realized by a Canadian Holder who is an individual or trust, other than certain specified trusts, may give rise to alternative minimum tax under the Tax Act.

      A Canadian Holder that is a "Canadian-controlled private corporation" (as defined in the Tax Act), may be liable to pay an additional refundable tax of 6?% on its aggregate investment income, which includes amounts in respect of taxable capital gains.

Holders who are U.S. Residents

      The following portion of the summary is applicable to a Holder who, for the purposes of the Tax Act and the Tax Treaty, at all relevant times, (i) is a resident of the United States, (ii) is not, and is not deemed to be, a resident of Canada, (iii) does not, and is not deemed to, use or hold the Securities in, or in the course of, carrying on a business in Canada or as "designated insurance property" ("U.S. Holder").

      A Holder that is a United States limited liability company ("LLC") may be considered not to be a resident of the United States for purposes of the Tax Treaty; accordingly, such Holders should consult their own tax advisors. On March 19, 2007 the Minister of Finance (Canada) introduced the 2007 Federal Budget (the "Budget"), which includes a statement that, in the future, it is expected that the Tax Treaty may be amended to extend the benefits of the Tax Treaty to LLCs in certain circumstances. There is no assurance that the Tax Treaty will be amended in such manner, or at all, and if amended, there is no assurance as to the effect of such amendment on the Canadian federal income tax consequences to a Holder that is an LLC.

      For purposes of the Tax Act, all amounts relevant in computing a U.S. Holder's liability under the Tax Act must be computed in Canadian dollars. Amounts denominated in U.S. dollars (including adjusted cost base and proceeds of disposition) must be converted into Canadian dollars based on the prevailing exchange rate at the relevant time.

      For a description of the U.S. Federal income tax consideration, see " - Certain U.S. Federal Income Tax Considerations".

      Interest

      Amounts of principal, premium and interest paid or credited by Zarlink on a Convertible Debenture to a U.S. Holder will be exempt from Canadian non-resident withholding tax.

      Termination of Subscription  Receipts

      Zarlink will withhold in respect of Canadian withholding tax 25% of the amount of the Termination Premium paid to a U.S. Holder. U.S. Holders should consult their own tax advisors in this regard.

      Disposition

      A U.S. Holder will not be subject to tax under the Tax Act in respect of any capital gain realized on the disposition or deemed disposition of a Security, provided that at the time of such disposition either (i) such Security does not constitute and is not deemed to constitute "taxable Canadian property" (as defined in the Tax Act), or (ii) such Security is a "treaty-protected property" (as defined in the Tax Act).

      Generally, a Security will not be a taxable Canadian property of the U.S. Holder at a particular time provided that: (i) the Common Shares issuable on the conversion of the Convertible Debentures are listed on a prescribed stock exchange (which includes the TSX and the NYSE) at that time; (ii) neither the U.S. Holder, persons with whom the U.S. Holder does not deal at arm's length, nor the U.S. Holder together with all such persons has owned 25% or more of the shares of any class or series of Zarlink within the 60-month period ending on the date of disposition of the Security; and (iii) the Security was not acquired in a transaction as a result of which the Security was deemed to be taxable Canadian property of the U.S. Holder under the Tax Act. Zarlink has applied to list the Common Shares issuable on the conversion of the Convertible Debentures on the TSX and the NYSE.

      In the case of a U.S. Holder to whom a Security constitutes, or is deemed to constitute, taxable Canadian property, the Security would generally be treaty-protected property, unless, in the case of Common Shares, the value of shares of Zarlink at the time of disposition is derived principally from real property situated in Canada. Any capital gain realized on the disposition of a Common Share that constitutes a treaty-protected property is exempt from Canadian tax.

      Dividends on Common Shares

      A U.S. Holder will be subject to withholding tax under the Tax Act on amounts paid or credited, or deemed to be paid or credited under the Tax Act, as, on account or in lieu of payment of, or in satisfaction of dividends on the Common Shares. The withholding tax rate is 15% of the gross amount of such dividends pursuant to the Tax Treaty. If the beneficial owner of the dividend is a U.S. Holder that is a company and that owns at least 10% of the voting shares of Zarlink, the withholding tax rate will be reduced to 5% of the gross amount of such dividends.

Certain U.S. Federal Income Tax Considerations

      In the opinion of Sonnenschein Nath & Rosenthal LLP, U.S. counsel to Zarlink, the following summary describes the material U.S. federal income tax consequences to certain holders as described herein relating to the acquisition, ownership, and disposition of the Subscription Receipts and the Convertible Debentures acquired pursuant to the Offering, and the ownership and disposition of Common Shares acquired upon conversion of such Convertible Debentures.

      This summary is for general information purposes only and does not purport to be a complete analysis or listing of all potential U.S. federal income tax consequences that may apply to a holder as a result of the acquisition, ownership, and disposition of the Subscription Receipts, Convertible Debentures or Common Shares. In addition, this summary does not take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences of the acquisition, ownership and disposition of the Subscription Receipts, Convertible Debentures or Common Shares. Accordingly, this summary is not intended to be, and should not be construed as, legal or U.S. federal income tax advice with respect to any holder. Each holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of the Subscription Receipts, Convertible Debentures or Common Shares.

      Any federal tax advice contained herein is not written to be used for, and the recipient and any subsequent reader cannot use such advice for, the purpose of avoiding any penalties asserted under the Internal Revenue Code of 1986, as amended (the "Code"). Such advice should be considered to have been written to support the promotion or marketing of the transaction herein, and each reader should seek advice from an independent tax advisor with respect to the transaction addressed herein based on the reader's particular circumstances.

Authorities

      This summary is based on the Code, Treasury Regulations promulgated thereunder, published rulings of the Internal Revenue Service (the "IRS"), published administrative positions of the IRS, the Tax Treaty, and U.S. court decisions that are applicable and, in each case, as in effect and available, as of the date of this Offering. All of the authorities on which this summary is based are subject to differing interpretations and could be changed in a material and adverse manner at any time, and any such change could be applied on a retroactive basis. In such event, the U.S. federal income tax consequences applicable to a holder of the Subscription Receipts, the Convertible Debentures or Common Shares could differ from those described in this summary. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive basis.

U.S. Holders

      As used herein, a "U.S. Holder" means a beneficial owner of a Subscription Receipt, Convertible Debenture or Common Shares that is for U.S. federal income tax purposes (a) a citizen or resident of the United States; (b) a corporation or other entity treated as a corporation for U.S. federal tax purposes created or organized in or under the laws of the United States or any political subdivision thereof; (c) an estate the income of which is subject to U.S. federal income tax regardless of its source; or (d) a trust which is either subject to the supervision of a court within the United States and the control of one or more U.S. persons, or has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

Non-U.S. Holders

      For purposes of this summary, a "Non-U.S. Holder" is a beneficial owner of the Subscription Receipts, Convertible Debentures or Common Shares other than a U.S. Holder. A Non-U.S. Holder should consult its own financial advisor, legal counsel, or accountant regarding the U.S. federal income tax consequences (including the potential application of and operation of any income tax treaties) of the acquisition, ownership, and disposition of the Subscription Receipts, Convertible Debentures or Common Shares.

Holders subject to special U.S. federal income tax rules not addressed

      This summary does not address the U.S. federal income tax consequences of the acquisition, ownership and disposition of the Subscription Receipts, Convertible Debentures or Common Shares to holders that are subject to special provisions under the Code, including the following holders: (a) holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies; (c) holders that are dealers in securities, commodities or currencies, or holders that are traders in securities or commodities that elect to apply a mark-to-market accounting method; (d) holders that have a "functional currency" other than the U.S. dollar; (e) holders that are subject to the alternative minimum tax under the Code; (f) holders that are U.S. expatriates under the Code; (g) holders that own the Subscription Receipts, Convertible Debentures or Common Shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (h) holders that acquired the Subscription Receipts, Convertible Debentures or Common Shares in connection with the exercise of employee stock options or otherwise as compensation for services; (i) holders that purchase or otherwise acquire the Subscription Receipts or the Convertible Debentures other than through this Offering; (j) holders that hold the Subscription Receipts, Convertible Debentures or Common Shares other than as a capital asset within the meaning of Section 1221 of the Code; or (k) holders that own (directly, indirectly, or constructively) 10% or more, by voting power or value, of the outstanding shares of the Company. Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own financial advisor, legal counsel or accountant regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of the Subscription Receipts, Convertible Debentures or Common Shares.

      If an entity that is classified as a partnership (or "pass-through" entity) for U.S. federal income tax purposes holds the Subscription Receipts, Convertible Debentures or Common Shares, the U.S. federal income tax consequences to such partnership (or "pass-through" entity) and the partners of such partnership (or owners of such "pass-through" entity) generally will depend on the activities of the partnership (or "pass-through" entity) and the status of such partners (or owners); such consequences are not addressed herein. Partners of entities that are classified as partnerships (or owners of "pass-through" entities) for U.S. federal income tax purposes should consult their own financial advisor, legal counsel or accountant regarding the U.S. federal income tax consequences of the acquisition, ownership, and disposition of the Subscription Receipts, Convertible Debentures or Common Shares.

Tax consequences other than U.S. federal income tax consequences not addressed

      Except as otherwise stated herein, this summary does not address the consequences arising under U.S. federal estate, gift, or excise tax laws or the tax laws of any applicable foreign, state, local or other jurisdiction to holders of the acquisition, ownership and disposition of the Subscription Receipts, Convertible Debentures or Common Shares. Each holder should consult its own financial advisor, legal counsel, or accountant regarding the consequences of any of these laws on the acquisition, ownership and disposition of the Subscription Receipts, Convertible Debentures or Common Shares.

U.S. Federal Income Tax Consequences to U.S. Holders

      The Subscription Receipts

      A U.S. Holder should recognize no gain or loss upon the receipt of the Convertible Debentures in relinquishment of the Subscription Receipt. A U.S. Holder's tax basis in the Convertible Debenture should equal such holder's tax basis in the Subscription Receipt. A U.S. Holder's disposition of a Subscription Receipt to a third party should generally result in such holder recognizing a capital gain or loss equal to the difference between the proceeds of the disposition minus the holder's tax basis in the Subscription Receipt (which generally should be the holder's cost of the Subscription Receipt, except that ordinary income could arise in the disposition in an amount equal to the interest that would have been paid on the Convertible Debenture if such Convertible Debenture had been issued in the Offering). Although not free from doubt, if the closing of the Acquisition is substantially certain to occur such that a U.S. holder of a Subscription Receipt acquires all the benefits and burdens of owning the Convertible Debenture as of the Offering Closing Date (including entitlement to an amount equal to the interest that would have been paid on the Convertible Debenture if such Convertible Debenture had been issued and outstanding from the Offering Closing Date), such holder may be treated as the beneficial owner of the Convertible Debenture as of the Offering Closing Date and acquire a holding period in the Convertible Debenture that begins on the date it acquires the Subscription Receipt. Prospective purchasers of Subscription Receipts are urged to consult their own tax advisors regarding the U.S. federal income tax consequences of the purchase, settlement, and disposition of the Subscription Receipts.

      The Convertible Debentures

      Taxation of stated interest

      For U.S. federal income tax purposes, interest (without reduction for any withholding tax) on the Convertible Debentures generally will be taxable to a U.S. Holder as ordinary income at the time such interest accrues or is actually or constructively received in accordance with such U.S. Holder's method of accounting for U.S. federal income tax purposes. Subject to applicable limitations under the Code and the U.S. Treasury Regulations and subject to the discussion below, any Canadian withholding tax imposed on interest payments in respect of the Convertible Debentures will be treated as a foreign income tax eligible for credit against a U.S. Holder's U.S. federal income tax liability (or, at a U.S. Holder's election, may, in certain circumstances, be deducted in computing taxable income). Interest paid on the Convertible Debentures will be treated as income from sources outside the U.S., and generally will be treated as "passive category income" for U.S. foreign tax credit purposes. The Code applies various limitations on the amount of foreign taxes that may be claimed as a credit by U.S. taxpayers. Because of the complexity of those limitations, U.S. Holders should consult their own tax advisors with respect to the amount of foreign taxes that can be claimed as a credit.

      Sale,   redemption  or  other  taxable   disposition  of  the  Convertible
Debentures

      Upon the sale, redemption or other taxable disposition of the Convertible Debentures, the U.S. Holder will recognize gain or loss, if any, equal to the difference between the amount realized on such sale, redemption or other taxable disposition (other than amounts received that are attributable to accrued but unpaid interest, which amounts shall be taxable as ordinary income to the extent not previously included in the gross income of the U.S. Holder) and such U.S. Holder's adjusted tax basis in the Convertible Debentures. A U.S. Holder's adjusted tax basis in the Convertible Debentures should generally equal the U.S. Holder's tax basis in the Subscription Receipts, reduced by any principal payments previously received by such holder. Any such gain or loss generally will constitute capital gain or loss and will be long-term capital gain or loss if the Convertible Debentures were held by such U.S. Holder for more than one year. Certain non-corporate U.S. Holders (including individuals) may qualify for a maximum 15% rate of U.S. federal income taxation, in respect of long-term capital gains, which is scheduled to sunset in the tax year beginning January 1, 2011. The deduction of capital losses is subject to limitations under the Code. Any gain realized by a U.S. Holder on a sale or other disposition of the

Convertible Debentures generally will be treated as U.S.-source income for U.S. foreign tax credit purposes.

      Conversion of the Convertible Debentures

      Except as otherwise discussed below under "Currency Fluctuations; "Section 988" Gains or Losses," a U.S. Holder generally will not recognize any income, gain or loss upon conversion of the Convertible Debentures into Common Shares, except with respect to (i) cash received in lieu of a fractional Common Share, or (ii) Common Shares that are attributable to accrued but unpaid interest not previously included in gross income. To the extent Zarlink pays cash to a U.S. Holder upon a conversion of the Convertible Debentures instead of delivering Common Shares, such U.S. Holder should recognize gain or loss, if any, in the same manner as described above under "Sale, redemption or other taxable disposition of the Convertible Debentures". Cash received in lieu of a fractional Common Share upon conversion will be treated as a payment in exchange for such fractional share. Accordingly, the receipt of cash in lieu of a fractional Common Share generally will be treated as described below under "The Common Shares". Amounts that are attributable to accrued but unpaid interest generally will be taxable to the U.S. Holder as ordinary income to the extent not previously included in gross income.

      A U.S. Holder's initial tax basis in the Common Shares received on conversion of the Convertible Debentures will be the same as the U.S. Holder's adjusted tax basis in the Convertible Debentures at the time of conversion, reduced by any tax basis allocable to a fractional share treated as exchanged for cash. However, the tax basis of Common Shares received upon a conversion with respect to accrued but unpaid interest should equal the fair market value of such Common Shares. The holding period for the Common Shares received on conversion generally will include the holding period of the Convertible Debentures converted. To the extent any Common Shares issued upon a conversion are allocable to accrued interest, however, the U.S. Holder's holding period for such Common Shares may commence on the day following the date of delivery of the Common Shares.

      Constructive dividends

      The conversion rate of the Convertible Debentures is subject to adjustment under certain circumstances. Under Section 305 of the Code, adjustments to the conversion rate that increase a U.S. Holder's proportionate share of the Corporation's assets or the Corporation's earnings may in certain circumstances result in a constructive dividend that is taxable to such U.S. Holder to the extent of the Corporation's current and accumulated earnings and profits, as determined under U.S. federal income tax principles. Generally, an increase in the conversion rate pursuant to a bona-fide reasonable formula which has the effect of preventing the dilution of the interest of U.S. Holders in the Convertible Debentures will not be considered to result in a constructive dividend. However, certain adjustments provided in the Convertible Debentures may not qualify as being pursuant to a bona-fide reasonable formula. If non-qualifying adjustments are made, a U.S. Holder will, to the extent of the Corporation's current and accumulated earnings and profits, be deemed to have received a constructive dividend even though such U.S. Holder has not received any cash or property as a result of the adjustment. In addition, a failure to adjust the conversion price of the Convertible Debentures to reflect a stock dividend or similar event could in some circumstances give rise to a constructive dividend to U.S. Holders of Common Shares.

      The Common Shares

      Acquisition, Ownership and Disposition of Common Shares

      Distributions

      Except as otherwise discussed below under "Passive Foreign Investment Company Considerations," U.S. Holders receiving dividend distributions (including constructive dividends) with respect to Common Shares are required to include the distribution in gross income for United States federal income tax purposes. For U.S. federal income tax purposes, the amount of a distribution made on the Common Shares generally will equal the amount of cash and the fair market value of any property distributed and also will include the amount of any Canadian taxes withheld as described above under "Certain Canadian Federal Income Tax Considerations - Holders who are U.S. Residents". An amount of the distribution will be treated as a dividend, taxable to a U.S. Holder as ordinary dividend income, to the extent of the Corporation's current or accumulated earnings and profits allocable to such U.S. Holder. To the extent that an amount received by a U.S. Holder exceeds the allocable share of the Corporation's current and accumulated earnings and profits, such excess will be treated as a return of capital to the extent of the U.S. Holder's adjusted tax basis in its Common Shares and then, to the extent in excess of such U.S. Holder's adjusted tax basis, as gain from the sale or exchange of such Common Shares generally taxable as capital gain. (See discussion below under "Dispositions"). The amount treated as a dividend generally will not be eligible for the dividends received deduction allowed to U.S. corporate shareholders on dividends received from U.S. corporations. In the case of non-corporate U.S. Holders, the U.S. federal income tax rate of 15% applicable to dividends received in taxable years beginning prior to January 1, 2011 may apply if certain conditions are met.

      Subject to certain limitations, a U.S. Holder may elect to claim a credit against its U.S. federal income tax liability for any Canadian tax paid with respect to, or withheld from, any dividends paid on the Common Shares. A U.S. Holder who does not make such an election instead may deduct the Canadian tax paid or withheld, but only for a year in which such U.S. Holder elects to do so with respect to all creditable foreign taxes paid by such U.S. Holder. For U.S. foreign tax credit purposes, dividends paid on the Common Shares generally will be treated as income from sources outside the U.S. and as "passive income" (or "general income" for certain U.S. Holders). The availability of the foreign tax credit is subject to certain limitations. The rules relating to the U.S. foreign tax credit are complex, and each U.S. Holder should consult its own financial advisor, legal counsel or accountant to determine whether and to what extent it would be entitled to a foreign tax credit.

      Dispositions

      A U.S. Holder's sale, exchange or other taxable disposition of the Common Shares generally will result in the recognition by the U.S. Holder of U.S. source taxable capital gain or loss in an amount equal to the difference between
(a) the U.S. dollar value of the amount of cash and fair market value of any property received upon the sale, exchange or other taxable disposition and (b) such U.S. Holder's adjusted tax basis in the Common Shares. Such capital gain or loss will be long-term if the U.S. Holder's holding period in the Common Shares is more than one year at the time of the sale, exchange or other taxable disposition. Long-term capital gain recognized by certain non-corporate U.S. Holders generally will be subject to U.S. federal income tax rates lower than the rates applicable to ordinary income. The deductibility of capital losses is subject to limitations. Each U.S. Holder should consult its own financial advisor, legal counsel or accountant regarding the treatment of capital gains and losses.

      Passive Foreign Investment Company Considerations

      If Zarlink is a "passive foreign investment company" or "PFIC" as defined in Section 1297 of the Code, U.S. Holders will be subject to U.S. federal income taxation under one of two alternative tax regimes at the election of each such U.S. Holder. Section 1297 of the Code defines a PFIC as a corporation that is not formed in the United States and either (i) 75% or more of its gross income for the taxable year is "passive income", which generally includes interest, dividends, certain rents and royalties, and gain from the sale or exchange of property that produces passive income or (ii) the average percentage, by fair market value, of its assets that produce or are held for the production of "passive income" is 50% or more during the taxable year. Zarlink does not believe that it will be a PFIC for the current fiscal year or for future years. Whether Zarlink is a PFIC in any year and the tax consequences relating to PFIC status will depend on the composition of Zarlink's income and assets, including cash. If Zarlink were to become a PFIC, special taxation rules under Section 1291 of the Code would generally apply to treat as ordinary income gains realized on the disposition of shares and certain "excess distributions" as defined in Section 1291(b) of the Code, plus impose an interest charge.

      Alternatively, if U.S. Holders were able to treat Zarlink as a qualified electing fund, U.S. Holders would generally treat any gain realized on the disposition of shares as capital gain and may either avoid interest charges resulting from PFIC status altogether, or make an annual election, subject to certain limitations, to defer payment of current taxes on their share of Zarlink's annual realized net capital gain and ordinary earnings subject, however, to an interest charge. U.S. Holders should be aware, however, that if Zarlink becomes a PFIC, it may not be able or willing to satisfy record-keeping requirements that would enable U.S. Holders to make an election to treat Zarlink as a "qualified electing fund" for purposes of one of the two alternative tax regimes applicable to a PFIC. U.S. Holders or potential shareholders should consult their own tax advisor concerning the impact of these rules on their investment in Zarlink.

Currency Fluctuations; "Section 988" Gains or Losses

      The amount of any interest or dividend paid in foreign currency will be included in a U.S. Holder's gross income in an amount equal to the U.S. dollar value of the foreign currency calculated by reference to the spot rate in effect on the date of actual or constructive receipt by the U.S. Holder (in accordance with the U.S. Holder's regular method of tax accounting), regardless of whether the foreign currency is converted into U.S. dollars on that date. If the foreign currency is converted into U.S. dollars on the date of actual or constructive receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of such interest or dividend. If the foreign currency received is not converted into U.S. dollars on the date of receipt, a U.S. Holder will have a tax basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss recognized upon a subsequent conversion or other disposition of the foreign currency will be treated as U.S. source ordinary income or loss.

      The amount of gain or loss on securities denominated in a foreign currency frequently will be affected by the fluctuation in the value of such foreign currencies relative to the value of the U.S. dollar. Under Section 988 of the Code, gains or losses on the disposition of debt securities denominated in a foreign currency to the extent attributable to fluctuation in the value of the foreign currency between the date of acquisition of the debt security and the date of disposition (which, for this purpose, includes the conversion of the Convertible Debentures into Common Shares) will be treated as ordinary income or loss. Generally, gains or losses with respect to investments in common stock of foreign issuers will be taxed as capital gains or losses at the time of the disposition of such stock.

U.S. Federal Income Tax Consequences to Non-U.S. Holders

      The payment to a Non-U.S. Holder of interest on a Convertible Debenture or distributions on Common Shares would not be subject to U.S. withholding tax or to United States federal income tax unless such income is effectively connected with the conduct by such Non-U.S. Holder of a trade or business within the United States (and, if required by an applicable income tax treaty, the income is attributable to a permanent establishment maintained in the United States). Gain realized by a Non-U.S. Holder on the sale or other disposition of a Convertible Debenture or a Common Share generally will not be subject to United States federal income tax unless (i) the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, the income is attributable to a permanent establishment maintained in the United States) or (ii) the Non-U.S. Holder is an individual who was present in the United States for at least 183 days in the taxable year of the sale or other disposition and other conditions are met.

      In addition, in the case of a corporate Non-U.S. Holder, any effectively connected dividend income or gain (subject to certain adjustments) may be subject to an additional branch profits tax at a rate of 30% (unless reduced or exempted by an applicable income tax treaty).

Information Reporting and Backup Withholding

      U.S. Holders generally are subject to information reporting requirements with respect to interest paid on the Convertible Debentures, dividends paid on the Common Shares, and proceeds paid from the disposition of shares, that are paid within the United States or through certain U.S.-related financial intermediaries. Backup withholding at a current rate of 28% with respect such interest, dividends, and disposition proceeds paid within the United States or through certain U.S.-related financial intermediaries would generally apply unless the U.S. Holder provides a correct taxpayer identification number, certifies that it is not subject to backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. Certain persons are exempt from information reporting and backup withholding, including corporations, financial institutions, and Non-U.S. Holders which provide an appropriate certification to establish their non-U.S. status with respect to payments received within the United States or through certain U.S.-related financial intermediaries.

      Backup withholding is not an additional U.S. tax. Any amounts withheld under the backup withholding rules from a payment to a holder that result in an overpayment of U.S. taxes generally will be refunded, or credited against the holder's U.S. federal income tax liability, if any, provided that the required information is timely furnished to the IRS.

                              Plan of Distribution

      Pursuant to an underwriting agreement dated July o, 2007 (the "Underwriting Agreement") between Zarlink and the Underwriters, Zarlink has agreed to issue and sell and the Underwriters have agreed to purchase, as principals, on the Offering Closing Date, being o, 2007 or any other date as may be agreed upon by Zarlink and the Underwriters, but in any event not later than o, 2007, subject to the conditions stipulated in the Underwriting Agreement, o Subscription Receipts offered hereby at a price of Cdn$1,000 per Subscription Receipt for total gross consideration of Cdn$o payable in cash to the Escrow Agent against delivery by Zarlink of a global certificate evidencing the Subscription Receipts. The offering of the Subscription Receipts was determined by negotiation between Zarlink and the Underwriters. The Underwriting Agreement provides that Zarlink will pay the Underwriters' fee of Cdn$o per Subscription Receipt for Subscription Receipts issued and sold by Zarlink for an aggregate fee payable by Zarlink of Cdn$o, in consideration for their services in connection with the Offering. The Underwriters' fee in respect of the Subscription Receipts is payable as to 50% on the Offering Closing Date and 50% on the Acquisition Closing Date. If the Acquisition is not completed by the Termination Date, the Underwriters' fee in respect of the Subscription Receipts will be reduced to the amount payable on the Offering Closing Date.

      The obligations of the Underwriters under the Underwriting Agreement are several and not joint and may be terminated at their discretion on the basis of their assessment of the state of the financial markets and may also be terminated in certain stated circumstances and upon the occurrence of certain stated events. Under the terms of the Underwriting Agreement, the Underwriters are entitled to indemnification by Zarlink against certain liabilities, including liabilities for misrepresentations in this prospectus. The obligations of Zarlink and the Underwriters under the Underwriting Agreement to complete the purchase and sale of the Subscription Receipts will terminate automatically if the Acquisition is terminated or Zarlink has advised the Underwriters or announced to the public that it does not intend to proceed with the Acquisition. If an Underwriter fails to purchase the Subscription Receipts that it has agreed to purchase, the other Underwriters may, but are not obligated to, purchase any Subscription Receipts. The Underwriters are, however, obligated to take up and pay for all Subscription Receipts if any securities are purchased under the Underwriting Agreement.

      Zarlink has granted the Underwriters an option (the "Over-Allotment Option"), exercisable in whole or in part at any time until 30 days following the Offering Closing Date, to purchase up to an additional o of the Subscription Receipts at the offering price to the public. The Over-Allotment Option is exercisable in whole or in part only for the purpose of covering over-allotments, if any, or effecting transactions intended to fix or stabilize the market price of the Subscription Receipts. These transactions may begin or be interrupted at any time during the distribution. If the Over-Allotment Option is exercised in full, the total offering price to the public, the underwriting fee and the net proceeds to Zarlink will be Cdn$o, Cdn$o and Cdn$o, respectively. In the event that the Over-Allotment Option is exercised in whole or in part after the Acquisition Closing Date, then Zarlink will issue the appropriate number of Convertible Debentures in lieu of Subscription Receipts, which are also qualified by this prospectus. This prospectus qualifies the grant of the Over-Allotment Option, the distribution of the Subscription Receipts

(or Convertible Debentures) offered upon the exercise of such option, the Convertible Debentures issuable upon the exchange of the Subscription Receipts and the Common Shares issuable upon the conversion of the Convertible Debentures.

      There is no market through which the Subscription Receipts may be sold and purchasers may not be able to resell Subscription Receipts purchased under this prospectus. This may affect the pricing of the Subscription Receipts in the secondary market, the transparency and availability of trading prices, the liquidity of the Subscription Receipts, and the extent of issuer regulation. See "Risk Factors". Zarlink has applied to list the Subscription Receipts, Convertible Debentures and Common Shares issuable upon conversion of the Convertible Debentures on the TSX and the Common Shares issuable upon conversion of the Convertible Debentures on the NYSE. Listing will be subject to the Corporation fulfilling all of the listing requirements of the TSX and the NYSE.

      Pursuant to policy statements of the Ontario Securities Commission and the Autorite des marches financiers du Quebec, the Underwriters may not, throughout the period of distribution, bid for or purchase Subscription Receipts, Convertible Debentures and Common Shares.

      The foregoing restriction is subject to certain exceptions including:

      (a)   a bid or purchase  permitted  under the by-laws and rules of the TSX
            relating  to  market   stabilization   and  passive   market  making
            activities; and

      (b) a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of the distribution, provided that the bid or purchase was not engaged in for the purpose of creating actual or apparent active trading in, or raising the price of such securities.

      In connection with this Offering, the Underwriters may, subject to applicable laws, over-allot or effect transactions which stabilize or maintain the market price of the Subscription Receipts, the Convertible Debentures and the Common Shares at levels other than that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time.

      Zarlink has agreed that it will not, without prior consent of the Underwriters, whose consent shall not be unreasonably withheld, offer or issue, or enter into an agreement or other understanding (including pursuant to any monetization or other similar transaction) to offer or issue, any additional equity, debt securities or other securities of Zarlink convertible, exchangeable or exercisable for such securities (except for the issuance of the Convertible Debentures upon the exchange of the Subscription Receipts and the Common Shares pursuant to the terms of the Convertible Debentures) for 90 days following the Acquisition Closing Date.

      This Offering is being made concurrently in all the provinces of Canada and in the United States pursuant to the multi-jurisdictional disclosure system implemented by securities regulatory authorities in the United States. The Subscription Receipts will be offered in Canada and the United States through the Underwriters either directly or, if applicable, through their respective Canadian or United States registered broker-dealer affiliates.

      The Subscription Receipts are issued in "book-entry only" form and must be purchased or transferred through a CDS participant. Zarlink will cause one global certificate or certificates representing any Subscription Receipts to be delivered to, and registered in the name of CDS or its nominee. All rights of holders of Subscription Receipts must be exercised through, and all payments or other property to which such holder is entitled will be made or delivered by, CDS or the CDS participant through which the holder holds such Subscription Receipts. Each person who acquires Subscription Receipts will receive only a customer confirmation of purchase from the Underwriter or registered dealer from or through which the Subscription Receipts are acquired in accordance with the practices and procedures of that Underwriter or registered dealer. The practices of registered dealers may vary, but generally customer confirmations are issued promptly after execution of a customer order. CDS is responsible for establishing and maintaining book-entry accounts for its CDS participants having interests in the securities. See "Description of Securities being Distributed - Subscription Receipts - Book-Entry System".

            Relationship Between the Corporation and the Underwriters

      Canadian chartered bank affiliates of CIBC World Markets Inc., National Bank Financial Inc., RBC Dominion Securities Inc. and Scotia Capital Inc. may be lenders to Zarlink under the Bridge Facility upon the closing of the Acquisition (see "Financing the Acquisition"). A portion of such facility may be used to partially finance the Acquisition and to pay related expenses if the Offering does not close prior to the Acquisition Closing Date. In addition, CIBC World Markets Inc. was retained by Zarlink on February 13, 2007 to act as the Corporation's financial advisor in respect of the Acquisition. Consequently, Zarlink may be considered a connected issuer of CIBC World Markets Inc., National Bank Financial Inc., RBC Dominion Securities Inc. and Scotia Capital Inc. under applicable securities laws in certain Canadian provinces. The decision of CIBC World Markets Inc., National Bank Financial Inc., RBC Dominion Securities Inc. and Scotia Capital Inc. to participate in the Offering was made independently of their affiliates, and the Offering was not required or suggested by such affiliates. The decision to undertake the Offering and the determination of the terms of the distribution were made through negotiations between Zarlink and the Underwriters.

      Other than as described above, none of CIBC World Markets Inc., National Bank Financial Inc., RBC Dominion Securities Inc., Scotia Capital Inc. or their affiliates will receive any benefit from the Offering, except for in respect of their allocable portion of the underwriting commission payable in accordance with the Underwriting Agreement.

                                  Risk Factors

      An investment in Subscription Receipts, Convertible Debentures and Common Shares involves a number of risks. Before investing, prospective purchasers of such securities should carefully consider, in light of their own financial circumstances, the factors set out below, as well as other information included or incorporated by reference in this prospectus (including subsequently filed documents incorporated by reference) and in particular at pages 2 to 6 and 33 of the Form 20-F. See "Documents Incorporated by Reference".

Risks Related to the Acquisition

Reliance on Key Personnel

      The Combined Business' continued success will be substantially dependent on the continued services of a number of members of its senior management. The loss of the services of one or more of these key individuals could have a material adverse effect on the Combined Business' operations and business prospects.

      In addition, the success of Legerity has historically been substantially dependent on the services of its senior management team. Although it is expected that key members of the senior management team of Legerity will remain with the Combined Business following the closing of the Acquisition, there can be no assurance that the services of any of these individuals will continue to be available to the Combined Business following the closing of the Acquisition. The loss of the services of any of these key individuals could adversely affect the financial results of the Combined Business.

Integration of the Combined Business and Expected Synergies

      The integration of the Combined Business may result in significant challenges, and management of the Combined Business may be unable to accomplish the integration successfully or without spending significant amounts of money. Further, the integration may require substantial attention from, and place substantial demands upon, senior management of the Combined Business, as well as require the cooperation of employees. There can be no assurance that management of Zarlink and Legerity will be able to integrate successfully the operations of the Combined Business or fully realize the expected synergies, which could have a material adverse effect on the business, financial condition, results of operations and liquidity of the Combined Business. Moreover, the response of customers to the combined organization may be unfavourable and they may decide not to do business with the Corporation. Among other things, customers may object to the terms of supply, proposed sales channel or other items outside management control. Several factors may have an impact on the achievement of the contemplated synergies, including, but not limited to, loss of employees, incompatibility of critical management tools, systems or processes, inability to complete combined product offering, unanticipated costs of manufacture and additional professional services needed to complete the integration.

Adverse Effect on Critical Reference Design Partners

      Legerity develops new sources of revenue through reference designs with third party suppliers of complementary products. These third parties may object to the combination and cease to cooperate with the Corporation. Should objections occur, it may be difficult or not possible to develop new customer relationships in specifically affected market sectors.

Potential Undisclosed Liabilities Associated with the Acquisition

      There may be liabilities and contingencies that Management did not discover in its due diligence prior to consummation of the Acquisition and Zarlink may not be indemnified for some or all of these liabilities and contingencies. The discovery of any material liabilities or contingencies could have a material adverse effect on Zarlink's business, financial condition and results of operations.

Possible Failure to Complete the Acquisition

      The completion of the Acquisition is subject to normal commercial risk. If the closing of the Acquisition does not take place, or the other conditions to the exchange of the Subscription Receipts are not satisfied, by the Termination Date, the Subscription Receipts will terminate, and each holder will be entitled to receive the Termination Payment. Even if holders of Subscription Receipts do not become entitled to receive Convertible Debentures, such holders will be entitled to receive the Termination Payment.

Monies in Escrow

      The proceeds of the Offering are being held in escrow pending closing of the Acquisition or the occurrence of a Termination Event. There can be no assurance that the conditions for the release of the Escrowed Funds will be satisfied on or prior to the Outside Date or Termination Date.

Limited Recourse Against Legerity

      Purchasers under this prospectus will not have a direct statutory right or any other rights against LHI's stockholders. The sole remedy of Zarlink against LHI's stockholders will be Zarlink exercising its rights under the Acquisition Agreement to claim indemnification in respect of a breach of the representations and warranties, covenants and agreements in that agreement by LHI, and there can be no assurance that Zarlink will be able to obtain the full amount of any claim made by it against the LHI stockholders for indemnification.

Risks Related Specifically to the Securities

Market for Securities

      There is currently no market through which the Subscription Receipts or Convertible Debentures may be sold. There can be no assurance that an active trading market will develop for the Subscription Receipts or Convertible
Debentures after the Offering, or if developed, that such a market will be sustained at the price level of the Offering.

Prior Ranking Indebtedness

      The Convertible Debentures will be subordinate to all senior obligations of Zarlink. The Convertible Debentures will also be effectively subordinate to claims of creditors of Zarlink or of the direct or indirect subsidiaries of Zarlink except to the extent Zarlink is a creditor of such subsidiaries ranking at least pari passu with such other creditors. See "Description of the Securities Being Distributed - Convertible Debentures - Subordination".

Absence of Covenant Protection

      The Indenture will not restrict Zarlink or any of its subsidiaries from incurring additional indebtedness or from mortgaging, pledging or charging its assets to secure any indebtedness. The Indenture will not contain any provisions specifically intended to protect holders of the Convertible Debentures in the event of a future leveraged transaction involving Zarlink or any of its subsidiaries.

Redemption Prior to Maturity

      The Convertible Debentures may be redeemed, at the option of Zarlink, after September 30, 2011 and prior to the Maturity Date at any time and from time to time, at the redemption prices set forth in this prospectus, together with any accrued and unpaid interest. Holders of Convertible Debentures should assume that this redemption option will be exercised if Zarlink is able to refinance at a lower interest rate or it is otherwise in the interest of Zarlink to redeem the Convertible Debentures.

Inability of Zarlink to Purchase Convertible Debentures

      Zarlink may be required to offer to purchase all outstanding Convertible Debentures upon the occurrence of a Change of Control. However, it is possible that following a Change of Control, Zarlink will not have sufficient funds at that time to make the required offer to purchase of outstanding Convertible Debentures or that restrictions contained in other indebtedness will restrict those purchases. See "Description of the Securities Being Distributed - Convertible Debentures - Change of Control of Zarlink".

No sinking fund or other collateralization of payment

      The absence of collateral or a sinking fund means that Debentureholders will have to rely solely on Zarlink's revenues from operations or other sources of funds for repayment. The Convertible Debentures will not be secured by any of Zarlink's assets. The Corporation will not contribute funds to a separate account,  commonly  known as a  sinking  fund,  to make  interest  or  principal payments on the Convertible Debentures. If holders purchase Convertible Debentures, they will have to rely solely upon Zarlink's revenues from operations or other sources of funds for repayment of principal at maturity or redemption and for payment of interest when due.

Dilutive Effects on Holders of Common Shares

      Zarlink may issue Common Shares on the conversion, redemption or repayment of the Convertible Debentures. Accordingly, holders of Common Shares may suffer dilution.

Conversion Right Following Certain Transactions

      In the event of certain transactions, pursuant to the terms of the Indenture, each Convertible Debenture will become convertible into securities, cash or property receivable by a holder of Convertible Debentures in the kind and amount of securities, cash or property into which the Convertible Debenture was exchangeable immediately prior to the transaction. This change could substantially lessen or eliminate the value of the conversion privilege associated with the Convertible Debentures in the future.

                                  Legal Matters

      Certain matters relating to the issue and sale of the Subscription Receipts will be passed upon on behalf of the Corporation by McCarthy Tetrault LLP, as to matters of Canadian law, and Sonnenschein Nath & Rosenthal LLP, as to matters of United States law and on behalf of the Underwriters by Blake, Cassels & Graydon LLP.

                     Auditors, Transfer Agent and Registrar

      The auditors of the Corporation for its fiscal year ended March 30, 2007 were Ernst & Young LLP, Chartered Accountants, Licensed Public Accountants, Ottawa, Ontario ("Ernst & Young"). On June 6, 2007, Ernst & Young advised the Corporation that its client-auditor relationship with Zarlink would cease upon completion of the annual audit for Zarlink's 2007 fiscal year. This audit was completed on June 6, 2007. On May 22, 2007, the Audit Committee of the Board of Directors of the Corporation appointed Deloitte & Touche LLP ("Deloitte") as auditors of the Corporation to hold office until the Annual and Special Meeting of Shareholders to be held on July 24, 2007 ("Meeting"). In the Management Proxy Circular convening the Meeting ("2007 Circular"), the Corporation's management has proposed that Deloitte be appointed as auditors of the Corporation until the next annual meeting of shareholders. In the auditor reporting package attached to the 2007 Circular, Ernst & Young confirmed that there have been no reportable events (including disagreements, unresolved issues and consultations) in connection with the audits of the consolidated financial statements of Zarlink in the two most recent financial years.

      The transfer agent and registrar for the Common Shares is Computershare Investor Services Inc. at its principal offices in Toronto and Ottawa.

                               Interest of Experts

      Certain legal matters relating to this Offering and to the securities to be distributed pursuant to this short form prospectus will be reviewed on behalf of the Corporation by McCarthy Tetrault LLP and Sonnenschein Nath & Rosenthal LLP and by Blake, Cassels & Graydon LLP on behalf of the Underwriters. As at the date of this prospectus, the partners and associates of McCarthy Tetrault LLP, Sonnenschein Nath & Rosenthal LLP and Blake, Cassels & Graydon LLP, each as a group, beneficially own, directly or indirectly, less than 1% of any class of securities of the Corporation.

      This short form prospectus contains consolidated balance sheets and the related consolidated statement of operations, changes in stockholders' deficit and cash flows of Legerity Holdings, Inc. and its subsidiaries at December 31, 2006 and December 25, 2005, and the results of their operations and their cash flows for the fiscal years then ended in conformity with accounting principles generally applicable in the United States of America. These financial statements were audited by PricewaterhouseCoopers LLP who have provided a report thereon dated April 30, 2007.

      This short form prospectus incorporates by reference the consolidated balance sheets of the Corporation as at March 30, 2007 and March 31, 2006 and the related consolidated statements of shareholders' equity, income (loss), and cash flows for each of the years in the three year period ended March 30, 2007 in conformity with accounting principles generally applicable in the United States of America and the report of Ernst & Young thereon dated June 6, 2006. In connection with the audit of the Corporation's annual financial statements for the year ended March 30, 2007, Ernst & Young, auditors of the Corporation for fiscal year 2007, confirmed that they are independent within the meaning of the Rules of Professional Conduct of Ontario and the standards of the SEC.

              Documents Filed as Part of the Registration Statement

      The following documents have been or will be filed with the SEC as part of the registration statement of which this prospectus forms a part: the documents referred to under "Documents Incorporated by Reference"; consent of Ernst & Young; consent of PricewaterhouseCoopers LLP; consent of Sonnenschein Nath & Rosenthal LLP; consent of McCarthy Tetrault LLP; and consent of Blake, Cassels & Graydon LLP.

                  Statutory Rights of Withdrawal and Rescission

      Securities legislation in certain of the provinces and territories of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. In several of the provinces and territories, the securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages, if the prospectus contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for the particulars of these rights or consult with a legal advisor.

                            Glossary of Certain Terms

      FXO (Foreign Exchange Office) is a telephone interface that receives POTS, or Plain old telephone service. It generates the on-hook and off-hook indicators used to signal a loop closure at the FXS's end of the circuit. Analog telephone handsets, fax machines and (analogue) modems are FXO devices. FXO interfaces are also available for computers and networking equipment to allow these to interact directly with POTS systems.

      FXS (Foreign Exchange Station) is a telephone interface which provides battery power, sends dial tone, and generates ringing voltage. A standard telephone plugs into such an interface to receive telephone service. A telephone exchange is an example of an FXS.

      ODM is an original design manufacturer (a company which manufactures a product which ultimately will be branded by another entity for sale).

      OEM is an original equipment manufacturer.

      xDSL (Digital Subscriber Line) is a family of technologies (umbrella term for the different variations including ADSL, SDSL, VDSL, UDSL, IDSL, etc.) that provide digital data transmission over the wires of a local telephone network. DSL allows high-speed broadband communications over existing copper wires.

                                Auditors' Consent

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We have read the preliminary short form prospectus of Zarlink Semiconductor Inc. (the "Corporation") dated July 16, 2007 relating to the issue and sale of Subscription Receipts of the Corporation. We have complied with Canadian generally accepted standards for an auditor's involvement with offering documents.

      We consent to the inclusion of and the incorporation by reference in the above mentioned short form prospectus of our report to the shareholders of the Corporation on the consolidated balance sheets of the Corporation as at March 30, 2007 and March 31, 2006 and the related consolidated statements of shareholders' equity, income (loss), and cash flows for each of the years in the three-year period ended March 30, 2007. Our report is dated June 6, 2007.

Ottawa, Canada                                     (Signed) Ernst & Young LLP
July 16, 2007                                      Chartered Accountants
                                                   Licensed Public Accountants

                          Index to Financial Statements

Legerity Historical Financial Information

Comparative Annual Financial Statements (December 31, 2006
and December 31, 2005) ...............................................       F-2

Interim Financial Statements for the three month periods
ended April 1, 2007 and March 26, 2006 ...............................      F-22



Pro Forma Financial Statements

Pro Forma Balance Sheet (March 30, 2007) .............................       P-1

Pro Forma Income Statement (March 30, 2007) ..........................       P-3

Legerity Holdings, Inc.
Index
December 31, 2006 and December 25, 2005...

                                                                         Page(s)

Report of Independent Auditors ...........................................   F-3

Consolidated Financial Statements

Consolidated Balance Sheets ..............................................   F-4

Consolidated Statements of Operations ....................................   F-5

Consolidated Statements of Changes in Stockholders' Deficit ..............   F-6

Consolidated Statements of Cash Flows ....................................   F-7

Notes to Consolidated Financial Statements ...............................   F-8

                         Report of Independent Auditors

To the Board of Directors and Stockholders of Legerity Holdings, Inc.

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholders' deficit and of cash flows present fairly, in all material respects, the financial position of Legerity Holdings, Inc. and its subsidiaries at December 31, 2006 and December 25, 2005, and the results of their operations and their cash flows for the fiscal years then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

/s/ PricewaterhouseCoopers LLP

Austin, Texas
April 30, 2007

Legerity Holdings, Inc.

Consolidated Balance Sheets

December 31, 2006 and December 25, 2005
--------------------------------------------------------------------------------

(in thousands of dollars)                                      2006         2005

Assets
Current assets:
   Cash and cash equivalents                                  $16,490       $5,674
   Accounts receivable, net                                    11,732       13,264
   Inventories, net                                             9,313       14,307
   Prepaid expense and other current assets                     1,989        2,703
                                                            ---------    ---------
      Total current assets                                     39,524       35,948
Property, equipment and software, net                           4,250        3,888
Intangible assets                                               3,954        7,721
Goodwill                                                       22,386       22,386
Other assets                                                      568          910
                                                            ---------    ---------
      Total assets                                            $70,682      $70,853
                                                            =========    =========

Liabilities and stockholders' deficit
Current liabilities:
   Accounts payable                                            $7,071       $7,341
   Accrued compensation and benefits                            3,196        3,045
   Long-term debt, current portion                              5,222           --
   Interest payable on term loan, current portion               1,773        2,521
   Capital lease obligations, current portion                      29          346
   Deferred revenue                                             1,869        2,284
   Other current liabilities                                    2,626        2,882
      Total current liabilities                                21,786       18,419
Capital lease obligations, net of current portion                 119           36
Term loan and interest payable                                 94,953      101,806
Other non-current liabilities                                   3,645        4,626
                                                            ---------    ---------
      Total liabilities                                       120,503      124,887
                                                            =========    =========
Commitments and contingencies (Note 9)
Stockholders' deficit:
   Preferred stock, $0.001 par value, 5,000,000 shares
      authorized, zero shares issued and outstanding               --           --
   Common stock, $0.001 par value, 325,000,000
      authorized, 98,119,352 and 90,000,102 shares issued
      and outstanding, respectively                                98           90
   Accumulated deficit                                        (49,414)      53,675)
   Accumulated other comprehensive loss                          (505)        (449)
                                                            ---------    ---------
         Total stockholders' deficit                          (49,821)     (54,034)
                                                            ---------    ---------
         Total liabilities and stockholders' deficit          $70,682      $70,853
                                                            =========    =========

The accompanying notes are an integral part of these consolidated financial statements.

Legerity Holdings, Inc.
Consolidated Statement of Operations
Years Ended December 31, 2006 and December 25, 2005
--------------------------------------------------------------------------------

(in thousands of dollars)                                 2006           2005

Net product revenues                                    $113,032       $100,839
Cost of sales (includes depreciation of $342
  and $572, respectively)                                 65,295         63,600
                                                        --------       --------
Gross profit                                              47,737         37,239
                                                        --------       --------
Operating expenses
      Research and development                            20,569         20,860
      Marketing, general and administrative               18,147         20,711
      Depreciation and amortization                        3,880          7,897
                                                        --------       --------
                  Total operating expenses                42,596         49,468
                                                        --------       --------
Operating income (loss)                                    5,141        (12,229)
Other income (expense)
      Interest income                                        435            105
      Interest expense                                      (863)       (24,574)
      Gain on debt restructuring                              --        186,284
      Other, net                                             227            (64)
                                                        --------       --------
                  Other (expense) income, net               (201)       161,751
                                                        --------       --------
Income before income taxes                                 4,940        149,522
Income tax expense                                          (792)          (693)
                                                        --------       --------
                  Net income                              $4,148       $148,829
                                                        ========       ========

The accompanying notes are an integral part of these consolidated financial statements.

Legerity Holdings, Inc.
Consolidated Statements of Changes in Stockholders' Deficit
Years Ended December 31, 2006 and December 25, 2005
--------------------------------------------------------------------------------

                                                          Common Stock           Series A Common Stock       Series B Common Stock
(in thousands of dollars)                              Shares        Amount       Shares        Amount         Shares         Amount

Balances at December 26, 2004                       102,721,268       $103               0        $0              0             $0
Comprehensive income
Net income                                                   --         --              --        --             --             --
Foreign currency translation adjustment                      --         --              --        --             --             --
Total comprehensive income
Mandatorily redeemable preferred stock accretion             --         --              --        --             --             --
Cancellation of common stock                        (10,000,000)       (10)             --        --             --             --
Conversion of Series B and C Preferred Stock        160,558,463        160              --        --             --             --
Reverse stock split                                (253,254,289)      (253)             --        --             --             --
Exchange of Series A Preferred Stock                     13,001          0              --        --             --             --
Issuance of stock in debt restructuring                      --         --      72,125,247        72     16,836,413             17
Issuance of restricted stock                            999,999          1              --        --             --             --
                                                   ---------------------------------------------------------------------------------
Balances at December 25, 2005                         1,038,442          1      72,125,247        72     16,836,413             17
Comprehensive income
Net income
Foreign currency translation adjustment                      --         --              --        --             --             --
Total comprehensive income
Issuance of restricted stock                          8,119,250          8              --        --             --             --
                                                   ---------------------------------------------------------------------------------
Balances at December 31, 2006                         9,157,692         $9      72,125,247       $72     16,836,413            $17
                                                   =================================================================================

                                                                     Accumulated
                                                                         Other
                                                   Accumulated      Comprehensive
(in thousands of dollars)                            Deficit             Loss         Total

Balances at December 26, 2004                       $(618,388)          $(330)      $(618,615)
Comprehensive income
Net income                                            148,829              --         148,829
Foreign currency translation adjustment                    --            (119)           (119)
Total comprehensive income                                                            148,710
Mandatorily redeemable preferred stock accretion      (63,459)             --         (63,459)
Cancellation of common stock                           28,845              --          28,835
Conversion of Series B and C Preferred Stock          183,620              --         183,780
Reverse stock split                                       253              --              --
Exchange of Series A Preferred Stock                  259,518              --         259,518
Issuance of stock in debt restructuring                 7,028              --           7,117
Issuance of restricted stock                               79              --              80
                                                   ------------------------------------------
Balances at December 25, 2005                         (53,675)           (449)        (54,034)
Comprehensive income
Net income                                              4,148              --           4,148
Foreign currency translation adjustment                    --             (56)            (56)
Total comprehensive income                                                              4,092
Issuance of restricted stock                              113              --             121
                                                   ------------------------------------------
Balances at December 31, 2006                        $(49,414)          $(505)       $(49,821)
                                                   ==========================================

The accompanying notes are an integral part of these consolidated financial statements.

Legerity Holdings, Inc.
Consolidated Statement of Cash Flows
Years Ended December 31, 2006 and December 25, 2005
--------------------------------------------------------------------------------

(in thousands of dollars)                                     2006        2005

Cash flows from operating activities
Net income                                                   $4,148    $148,829
Adjustments to reconcile net income to net cash
  provided by operating activities
      Gain on debt restructuring                                 --    (186,284)
      Depreciation and amortization                           4,222       8,469
      Amortization of software licenses                       1,808          --
      (Gain) loss on disposal of assets                         (32)         78
      Amortization of debt issuance costs                        --       2,027
      Deferred income taxes                                     545         506
      Stock compensation expense                                121          --
      Non cash interest expense                                 711          --
Changes in assets and liabilities
      Accounts receivable                                     1,532         (14)
      Inventories                                             4,994       9,518
      Prepaid expenses and other assets                       1,055         315
      Accounts payable                                         (270)         32
      Due to related party                                       --       5,750
      Accrued compensation and benefits                         151       1,132
      Other current liabilities                                 168      16,210
      Deferred revenue                                         (415)       (694)
      Other non-current liabilities                            (284)         23
                                                            -------      ------
                  Net cash provided by
                    operating activities                     18,454       5,897
                                                            -------      ------
Cash flows from investing activities
Purchases of property, equipment and software                (2,578)       (513)
Proceeds from disposal of assets                                 80         127
                                                            -------      ------
                  Net cash used in investing activities      (2,498)       (386)
                                                            -------      ------
Cash flows from financing activities
Proceeds from borrowings from a related party                    --       1,750
Payments for software licenses                               (1,666)       (452)
Debt issuance costs                                              --      (4,022)
Principal payments and interest on term loan                 (3,090)         --
Payments on capital lease obligations                          (328)       (894)
                                                            -------      ------
                  Net cash used in financing activities      (5,084)     (3,618)
                                                            -------      ------
Effect of exchange rate changes on cash                         (56)       (119)
                                                            -------      ------
                  Net increase in cash and cash
                    equivalents                              10,816       1,774
Cash and cash equivalents, beginning of year                  5,674       3,900
                                                            -------      ------
Cash and cash equivalents, end of year                      $16,490      $5,674
                                                            =======      ======

The accompanying notes are an integral part of these consolidated financial statements.

Legerity Holdings, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

1.    Organization and Business

      Legerity Holdings, Inc. (the "Company" or "Legerity"), together with its wholly-owned subsidiaries, is a provider of communications integrated circuits ("IC") for the telecommunications industry. Legerity designs and markets complete silicon-based solutions, including communication ICs and reference system designs. Legerity sells its products to communications equipment suppliers in telecommunications and Internet infrastructure markets for applications such as traditional voice, broadband data, and voice and data transmission over internet protocol. The Company currently outsources the manufacturing of its integrated circuits, which enables it to concentrate its resources on the design, development and marketing of chip set solutions.

      Formerly known as the Communications Products Division of Advanced Micro Devices, Inc. ("AMD"), the Company was a wholly-owned subsidiary of AMD. Effective July 31, 2000, the Company was recapitalized and certain related transactions were effected (the "Recapitalization") pursuant to an agreement among Legerity Holdings, Inc., AMD, and BraveTwo Acquisition, L.L.C. ("BraveTwo"). As a result of the Recapitalization, BraveTwo owned approximately 90% of the outstanding common stock of the Company. The Company held, and continues to hold, substantially all of the assets and operations of the Communications Products Division of AMD.

      In December 2002, Legerity Holdings, Inc., a California corporation (the "Predecessor"), was re-incorporated in the State of Delaware. Through a stock-for-stock exchange transaction (the "Reorganization"), the Delaware corporation, Legerity Holdings, Inc., became the successor to all of the activities of the Predecessor. Prior to the Reorganization, the Predecessor's common stock had no par value. As a result of the Reorganization, all classes of stock issued by the Company have a par value of $0.001 per share.

      The Company is subject to the risks and volatility encountered by companies in the semiconductor and telecommunications industries. Subsequent to the Recapitalization, the Company financed its operations through the sale of equity securities and borrowings. During fiscal 2004 and 2005, the Company drew against its credit facility agreement with a related party. In 2004 and 2005, the Company entered into a series of forbearance agreements with its creditors which provided the Company relief from any debt payments and previously existing financial covenants through November 2005.

      On November 15, 2005, the Company completed a debt and equity restructuring (the "Restructuring") in which the Company's principal creditors cancelled $302 million of the Company's existing debt and all accrued interest thereunder in exchange for a new $75 million term loan, 88,961,660 shares of the Company's newly authorized series A and B common stock, and a warrant to purchase 66,666,667 shares of the Company's series B common stock at a price of $1.75 per share. The warrant expires on November 15, 2007. As a result of the Restructuring, the Company recognized a gain of $186 million for the difference between the carrying amount of the liabilities extinguished and the total of the future payments specified by the new term loan and the fair value of the equity interests granted.

      In connection with the Restructuring, certain shares of common and preferred stock were cancelled in exchange for certain intellectual property assets, and all remaining outstanding shares of preferred stock were converted into, or exchanged for, shares of common stock. The Company also enacted a 1-for-10,000 reverse stock split of all outstanding common stock and cancelled its Common Stock Incentive Plan, Series D Preferred Stock Option Plan and all options outstanding thereunder.

      Management believes that the Restructuring will be sufficient to meet the Company's financing requirements and allow the Company to implement its business plan through fiscal 2008.

Legerity Holdings, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

2.    Summary of Significant Accounting Policies

      Basis of Presentation

      The accompanying consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries for the fiscal year ended December 31, 2006 and for the fiscal year ended December 25, 2005. All significant intercompany accounts and transactions have been eliminated in consolidation.

      Fiscal Year

      The Company reports on a 52 or 53-week fiscal year ending on the last Sunday in December. Fiscal 2006 and 2005 were a 53-week year and a 52-week year, respectively.

      Use of Estimates

      The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

      Cash and Cash Equivalents

      The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

      Financial Instruments

      The carrying values of the Company's cash and cash equivalents, accounts receivable, accounts payable and accrued compensation and benefits and other liabilities approximate their fair values because of the short-term maturity of these instruments. The carrying value of the Company's term loan approximates fair value due to its variable interest rate.

      Accounts Receivable

      The Company records provisions for trade accounts receivable estimated to be uncollectible. Accounts receivable are presented in the accompanying consolidated balance sheets net of allowances for doubtful accounts of approximately $266,000 and $276,000 at December 31, 2006 and December 25, 2005, respectively.

      Inventories

      Inventories, which include work-in-process and finished goods, are stated at standard cost adjusted to approximate the lower of cost (first-in, first-out method) or market. Provisions, when required, are made to reduce inventories to their estimated net realizable value.

      Inventories consisted of the following at December 31, 2006 and December 25, 2005:

(in thousands of dollars)                               2006              2005
Work in progress                                      $ 7,087          $  9,606
Finished goods                                         10,270            21,042
Less inventory allowances                              (8,044)          (16,341)
                                                      -------          --------
                                                      $ 9,313          $ 14,307
                                                      =======          ========

      Property, Equipment and Software

      Property, equipment and software is stated at cost. Depreciation is provided using the straight-line method over the estimated useful lives of the assets, which range from three to five years. Leasehold improvements are amortized over the shorter of five years or the lease term. Upon retirement or sale, the cost of assets disposed and related accumulated depreciation are removed from the accounts and any resulting gain or loss is credited or charged to income. Expenditures for maintenance and repairs are charged to operations in the period in which the expenses are incurred.

Legerity Holdings, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      Impairment of Long-Lived Assets

      The Company applies the provisions of Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, and reviews the carrying value of long-lived assets for impairment whenever events or changes in circumstances indicate that the historical cost carrying value of an asset may no longer be appropriate. Impairment is assessed by measuring the carrying amount of the assets against the estimated undiscounted future cash flows associated with them. In cases where undiscounted expected future cash flows are less than the carrying value, an impairment loss is recognized for the amount by which the carrying value exceeds the fair value of the assets. The Company has not recognized any impairment losses pursuant to SFAS No. 144.

      Goodwill and Purchased Intangible Assets

      The Company applies the provision of SFAS No. 142 Goodwill and Other Intangible Assets. Under SFAS No. 142, amortization of goodwill is prohibited, and goodwill is subjected to reviews for impairment at least annually. Intangible assets with finite lives are amortized over the period they are economically useful.

      Intangible assets, other than goodwill, consisted of the following at December 31, 2006 and December 25, 2005:

(in thousands of dollars)                              2006               2005

Developed technology                                 $     --            $9,900
Customer relationships                                  9,800             9,800
Software licenses                                       2,484             4,291
                                                     --------          --------
Intangible assets, at cost                             12,284            23,991
Less accumulated amortization                          (8,330)          (16,270)
                                                     --------          --------
                                                       $3,954            $7,721
                                                     ========          ========

      Developed technology, customer relationships and software licenses are amortized to income over their estimated useful lives of three to five years. Amortization of intangible assets totaled approximately $3.8 million and $4.4 million for fiscal 2006 and 2005, respectively. Amortization expense for each of the next two fiscal years will be as follows:

(in thousands of dollars)

2007                                                                    $2,712
2008                                                                     1,242
                                                                        ------
                                                                        $3,954
                                                                        ======

      Product Warranties

      The Company replaces products that have been authorized for return by customers and maintains a reserve for the estimated costs of such replacements, adjusting the reserve based on sales volumes and actual costs incurred. Activity in the reserve for product returns during fiscal 2006 and fiscal 2005 was as follows:

                               Beginning   Provision for     Actual       Ending
                                Reserve      Estimated       Costs       Reserve
(in thousands of dollars)       Balance        Costs       Incurred      Balance

2005                             $345          $283         $(272)          $356
2006                             $356          $ --          $(49)          $307

Legerity Holdings, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      Revenue Recognition

      The Company recognizes revenue when persuasive evidence of an arrangement exists, the price is fixed or determinable, delivery has occurred and collectibility is reasonably assured. The Company sells to distributors under terms allowing the distributors certain rights of return and price protection on unsold merchandise held by them. In addition, the distributor agreements, which may be canceled by either party upon specified notice, generally contain a provision for the return of the Company's products in the event the agreement with the distributor is terminated. Accordingly, the Company defers recognition of revenue and related profits from sales to distributors with agreements that have the aforementioned terms until the merchandise is resold by the distributors. Provisions are made for estimated returns and allowances.

      Shipping and Handling

      Shipping and handling costs are classified as a component of cost of sales in the consolidated statements of operations.

      Research and Development Costs

      Research and development costs are expensed as incurred.

      Debt Issuance Costs

      The Company incurred costs to amend its credit agreements totaling zero and $1.4 million during fiscal 2006 and 2005, respectively. All debt issuance costs were written off in connection with the Restructuring discussed in Note 1.

      Income Taxes

      Income taxes are accounted for using the asset and liability method. Under this method, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which these temporary differences are expected to be recovered or settled.

      Stock-Based Compensation

      Prior to fiscal 2006, the Company accounted for its employee stock compensation plans using the intrinsic value method according to Accounting Principles Board Opinion No. 25 ("APB 25"), Accounting for Stock Issued to Employees, and related interpretations. Consequently, no compensation cost was recognized in the financial statements for employee stock option awards granted at fair market value. In December 2004, FASB issued SFAS No. 123 (revised 2004) Share-Based Payments ("SFAS 123R"). Under this standard, companies are no longer able to account for stock-based compensation transactions using the intrinsic value method under APB 25. Instead, companies are required to account for such transactions using a fair-value method and recognize the expense in their statement of operations.

      Effective January 1, 2006, the Company adopted SFAS No. 123R using the modified-perspective-transition method. Under this transition method, stock compensation cost recognized beginning January 1, 2006, includes:
      (a) compensation cost for all stock-based payments granted prior to, but not yet vested as of January 1, 2006, based on the grant date fair value estimate in accordance with the original provisions of SFAS No. 123, and
      (b) compensation cost of all stock-based payments granted or modified on or subsequent to January 1, 2006, based on the grant date fair value estimated in accordance with the provisions of SFAS No. 123R. Results for prior periods have not been restated. The Company has elected to recognize compensation costs for awards that vest over several years on a straight-line basis over the vesting period. Prior to adoption of SFAS No. 123R, the Company recognized forfeitures as they occurred in its SFAS No. 123 pro forma disclosures. Had the Company accounted for its option plan in 2005 under the fair value method by recording compensation expense based on each option's fair value at the grant date and the applicable vesting period, net income would have approximated the proforma amounts below:

Legerity Holdings, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

(in thousands of dollars)                                                2005

Net income as reported                                                 $148,829
Deduct:  Total stock based compensation expense determined
  under the fair value method for all quarters, net
  of tax effects                                                           (378)
                                                                       --------
Proforma net amount                                                    $148,451
                                                                       ========

      Beginning January 1, 2006, the Company includes estimated forfeitures in its compensation cost and updates the estimated forfeiture rate through the final vesting date of the awards.

      Advertising Costs

      The Company expenses advertising costs in the period in which they are incurred. Advertising costs for fiscal years 2006 and 2005 were approximately $180,000 and $147,000, respectively.

      Foreign Currency Translation

      Certain of the Company's international subsidiaries have functional currencies other than the U.S. dollar. Asset and liability accounts are translated at current exchange rates; income and expenses are translated using weighted average exchange rates for the year. Resulting translation adjustments are reported as a separate component of stockholders' deficit.

      Comprehensive Income

      SFAS No. 130, Reporting Comprehensive Income, establishes standards for reporting and displaying of comprehensive income and its components in financial statements. The Company's comprehensive income (loss) is comprised of net income and foreign currency translation adjustments.

      Segment Data

      The Company reports segment data based upon the management approach in accordance with SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information, which designates the internal reporting used by management for making operating decisions and assessing performance as the source of the Company's reportable operating segments.

      Recently Issued Accounting Pronouncement

      In June 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes ("FIN 48"). FIN 48 clarifies the accounting for income taxes by prescribing the minimum recognition threshold a tax position is required to meet before being recognized in the financial statements. FIN 48 also ponders guidance on derecognition, measurement, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for the first fiscal year beginning after December 15, 2006. The Company is reviewing the provisions of FIN 48, and has not yet determined the impact of adoption.

3.    Property, equipment and software

      Property, equipment and software consisted of the following at December 31, 2006 and December 25, 2005:

(in thousands of dollars)                                    2006         2005

Equipment                                                   $17,329     $16,004
Computers and purchased software                             11,438      10,570
Leasehold improvements                                        2,868       2,859
                                                            -------     -------
                                                             31,635      29,433
Less accumulated depreciation and amortization              (27,385)    (25,545)
                                                            -------     -------
           Total property, equipment and software, net       $4,250      $3,888
                                                            =======     =======

Legerity Holdings, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      Depreciation and amortization of property, equipment and software totaled approximately $2.3 million and $4.0 million for fiscal 2006 and fiscal 2005, respectively. At December 31, 2006 and December 25, 2005, property, equipment and software under capital leases had a cost basis of approximately $2.7 million and $2.7 million, respectively, and accumulated amortization of $2.0 million and $1.6 million, respectively. Amortization of property, equipment and software under capital leases totaled approximately $526,000 and $611,000 for fiscal 2006 and fiscal 2005, respectively.

4.    Other Liabilities

      Other liabilities consist of the following at December 31, 2006 and December 25, 2005:

                                                            2006           2005

Current:
     Accrued software obligations                          $1,241         $1,666
     Other                                                  1,385          1,216
                                                           ------         ------
Total current:                                             $2,626         $2,882
                                                           ------         ------
Non-current:
     Accrued software obligations                          $2,173           $931
     Other                                                  1,472          3,695
                                                           ------         ------
Total non-current:                                         $3,645         $4,626
                                                           ======         ======

5.    Long-Term Debt

      Long-term debt consists of the following at December 31, 2006 and December 25, 2005:

(in thousands of dollars)                                    2006         2005

Term loan                                                   $80,222      $75,000
Less current portion                                         (5,222)          --
                                                          ---------    ---------
Carrying value of long-term debt obligations based
upon stated terms                                            75,000       75,000
SFAS No. 15 carrying value adjustment                        19,953       26,806
                                                          ---------    ---------
                                                            $94,953     $101,806
                                                          =========    =========

      Prior to the Restructuring discussed in Note 1, the Company had a credit agreement with a group of financial institutions that provided a $35 million revolving credit facility and a term loan in the amount of $129 million that expired on August 31, 2005. The Company has satisfied certain of its interest payments through the issuance of payment-in-kind notes. In 2004 and 2005, due to certain events of default, the Company entered into a series of forbearance agreements with its third party creditors which provided the Company relief from any debt payments and previously existing financial covenants through November 2005.

      As discussed in Note 1, on November 15, 2005, the entire balance of the $35 million revolving credit facility, the $129 million term loan, all payment-in-kind notes, and all accrued interest thereunder were cancelled in exchange for an interest in a new $75 million term loan and 72,125,247 shares of the Company's newly authorized series A common stock.

Legerity Holdings, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      The $75 million term loan consists of an "A" tranche and a "B" tranche, each with a principal amount of $37.5 million, and is due on November 15, 2009. In accordance with SFAS No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings, the Company has recorded all estimated future cash payments under the term loan as an adjustment to the carrying value of the debt. The Restructuring also established a new $10 million revolving credit facility (collectively with the term loan, the "Restated Credit Agreement") which expires on November 15, 2007. As of December 31, 2006 and December 31, 2005, there were no amounts outstanding under the revolving credit facility.

      Interest rates on balances outstanding under the Restated Credit Agreement are established in accordance with the Company's choice of two different pricing options: the base rate (as defined in the Restated Credit Agreement) or Eurodollar (LIBOR) rate plus a margin ranging from 3.50% to 4.50%. The weighted average interest rate applicable to the Restated Credit Agreement at December 31, 2006 and December 25, 2005 was 9.87% and 8.81%, respectively. The Restated Credit Agreement requires interest of 3.00% on the term loan and all interest on the revolving credit facility to be paid quarterly with unpaid interest being deferred as additional principal on the term loan.

      Balances outstanding under the Restated Credit Agreement are collateralized by substantially all assets of the Company. Restrictive financial covenants apply to a minimum EBITDA requirement which is calculated quarterly for the trailing twelve month period. As of December 31, 2006, the Company was in compliance with the covenants.

      Interest expense for fiscal 2006 and 2005 consisted of the following:

(in thousands of dollars)                                   2006          2005

Credit agreements                                            $766        $16,614
Capital lease obligation                                       20             77
Due to related party                                           --          5,750
Amortization of debt issuance costs                            --          2,027
Other                                                          77            106
                                                          -------        -------
                                                             $863        $24,574
                                                          =======        =======

6.         Income Taxes

      Geographic sources of income (loss) before income taxes for the fiscal years ended December 31, 2006 and December 25, 2005 were as follows:

(in thousands of dollars)                                  2006          2005

United States                                              $6,457      $150,962
Foreign                                                    (1,517)       (1,440)
                                                        ---------     ---------
                                                           $4,940      $149,522
                                                        =========     =========

Legerity Holdings, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      The provision for income taxes for fiscal 2006 and fiscal 2005 was as follows:

(in thousands of dollars)                                          2006     2005

Current                                                            $247     $187
                                                                   ----     ----
    Foreign                                                         247      187

Deferred
    Federal and state                                               545      506
                                                                   ----     ----
                                                                   $792     $693
                                                                   ====     ====

      At December 31, 2006, the Company had net operating loss carryforwards of approximately $12.2 million, research and development credits of approximately $856,000, and foreign tax credits of approximately $247,000 available to reduce future income taxes. These carryforwards will expire in varying amounts starting in 2016 for the foreign tax credits and 2025 for the others. A change in ownership, as defined by federal income tax regulations, could significantly limit the Company's ability to utilize these carryforwards. Additionally, because United States tax laws limit the time during which these carryforwards may be applied against future taxes, the Company may not be able to take full advantage of these carryforwards for federal income tax purposes.

      Deferred tax assets and liabilities were as follows:

(in thousands of dollars)                             December 31,  December 25,
                                                         2006           2005

Deferred tax assets
Accrued compensation and benefits                      $     307     $     167
Accrued liabilities and reserves                             475            --
Inventories                                                3,300         5,940
                                                       ---------     ---------
            Current deferred tax assets                    4,082         6,107
Net operating loss carryforwards                           4,316        71,352
Research and experimentation credit carryforwards            856           873
Depreciation                                               2,606         2,792
Intangibles                                               48,721        86,147
Debt issuance costs                                        8,463            --
Foreign tax credit carryforward                              247            --
Other                                                        229           150
                                                       ---------     ---------
    Gross deferred tax assets                             69,520       167,421
    Valuation allowance                                  (69,392)     (167,421)
                                                       ---------     ---------
    Deferred tax assets, net of valuation allowance          128            --
Deferred tax liabilities
Goodwill                                                  (2,189)       (1,644)
Other                                                       (128)           --
                                                       ---------     ---------
            Net deferred tax liability                 $  (2,189)    $  (1,644)
                                                       =========     =========

      As the Company has had cumulative losses and there is no assurance of future taxable income, a valuation allowance has been established to offset the net deferred tax asset exclusive of goodwill. During the year ended December 31, 2006, the valuation allowance decreased by $5.7 million due to operations and $92.8 million due to limitations resulting from the Company's 2005 change in ownership.

      A reconciliation of the Company's income tax expense (benefit) to income tax expense calculated using U.S. federal statutory rates for fiscal 2006 and 2005 is as follows:

Legerity Holdings, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

(in thousands of dollars)                                   2006         2005

U.S. federal statutory income tax expense                $  1,678      $ 50,838
      State taxes, net of federal benefit                      65         1,495
      Research and development tax credits                   (770)           --
      Change in state tax rate                              2,379            --
      Foreign taxes                                           763           677
      Foreign tax credit                                     (247)           --
      Change in valuation allowance                        (5,730)      (52,292)
      Permanent difference                                  2,742            42
      Other                                                   (88)          (67)
                                                         --------      --------
                                                         $    792      $    693
                                                         ========      ========

7.    Capitalization

      Common Stock

      As of December 31, 2006, the Company is authorized to issue 325,000,000 shares of common stock of which 25,000,000 shares are designated as common stock, 150,000,000 shares are designated as Series A common stock, and 150,000,000 shares are designated as Series B common stock. The holders of the Series A common stock are entitled to elect three of the Company's five directors, the holders of the Series B common stock are entitled to elect one director, and the holders of the common stock are entitled to elect one director. In all other matters, the shares of Series A common stock, Series B common stock, and common stock vote together as a single class and have similar rights and characteristics. As of December 31, 2006, 1,038,442 shares of common stock, 72,125,247 shares of Series A common stock, and 16,836,413 shares of Series B common stock were issued and outstanding. The Company has reserved 66,666,667 shares of authorized Series B common stock for issuance pursuant to the warrant issued to BraveTwo.

      Preferred Stock

      As of December 31, 2006, the Company is authorized to issue 5,000,000 shares of undesignated preferred stock with rights and preferences to be determined by the Board of Directors.

8.    Employee Benefit Plans

      Restricted Stock Plan

      In connection with the Restructuring described in Note 1, the Company established the Restricted Stock Plan, pursuant to which the Company has reserved 11,000,000 shares of authorized Common Stock for issuance to employees and directors of the Company. Shares of restricted stock vest ratably over four years beginning with the employee's in-service date, and restrictions lapse upon the occurrence of a change in control or four years from the date of the Restricted Stock Plan. The fair value of the restricted stock equals the intrinsic value on the date of grant.

Legerity Holdings, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      During fiscal 2006, the following activity occurred under the Company's Restricted Stock Plan:

                                                                Weighted Average
                                                                grant date fair
                                                       Shares        value

Non-vested at December 25, 2005                        999,999       $0.08
Granted                                              8,355,000       $0.08
Vested                                              (7,622,968)      $0.08
Cancelled or expired                                  (235,750)      $0.08
                                                    ----------------------
Non-vested at December 31, 2006                      1,496,281       $0.08
                                                    ===========

      The weighted average grant date fair value of restricted stock was $0.08 for 2006 and 2005. The total fair value of restricted stock that vested was $609,837 and $0 for 2006 and 2005, respectively. The Company had approximately $529,000 of total unrecognized compensation costs related to restricted stock at December 31, 2006 that is expected to be recognized over a weighted average period of 2.95 years. Total stock-based compensation expense was $121,378 and $0 for 2006 and 2005, respectively.

      401(k) Plan

      The Company has a defined contribution retirement plan that complies with
      Section 401(k) of the Internal Revenue Code. Substantially all employees in the United States are eligible to participate. Eligible employees may contribute a percentage of their salary subject to certain limitations. The Company, at its discretion, matches 50% of the employee contribution, up to 6%. The Company contributed approximately $256,000 and $176,000 to the 401(k) plan on behalf of its employees for fiscal 2006 and 2005, respectively.

      Common Stock Option Plan

      Prior to the Restructuring described in Note 1, the Company's Common Stock Incentive Plan ("Common Stock Plan") provided for the grant of incentive or non-qualified common stock options, as defined by the Internal Revenue Code, to employees, consultants and non-employee directors. The Common Stock Plan allowed for grants of options to purchase up to 20,400,000 shares of the Company's common stock. Expired options, canceled options and repurchased shares originally issued for options exercised were available to be regranted under the Common Stock Plan. Options were granted with exercise prices and vesting schedules as approved by the Board of Directors or a Compensation Committee appointed by the Board of Directors. Optionees could exercise all options prior to vesting, in which case the Company had the right to repurchase the unvested shares from the optionee, upon termination of employment, at a price equal to the lesser of the exercise price or fair market value on the date of purchase. In connection with the Restructuring discussed in Note 1, the Common Stock Plan and all options outstanding thereunder were cancelled. At December 31, 2006, there were no unvested common shares outstanding subject to the Company's right to repurchase.

Legerity Holdings, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      The following table summarizes activity during fiscal 2005 under the Common Stock Plan:

                                                          Common Stock Options Outstanding
                                                 --------------------------------------------------
                                                                            Weighted
                                    Shares                                   Average
                                Available for    Equivalent      Exercise   Exercise   Aggregate
                                    Grant          Shares         Price        Plan      Value

Balance at December 26, 2004     11,385,109      6,305,123     $ 0.45-$2.52   $0.91   $ 5,740,835

Authorized                               --
Options granted                    (150,800)       150,800     $ 0.45         $0.45   $    67,860
Options cancelled                 6,455,923     (6,455,923)    $ 0.45-$2.52   $0.90   $(5,808,695)
Shares issued upon exercise
 and subsequently repurchased            --             --     $         --   $  --   $        --
Options exercised                        --             --     $         --   $  --   $        --
Termination of plan             (17,690,232)            --     $         --   $  --   $        --
                                  ---------     ----------     ------------   -----   -----------
Balances, December 25, 2005              --             --     $         --   $  --   $        --
                                  =========     ==========     ============   =====   ===========

      Series D Preferred Stock Option Plan

      Prior to the Restructuring described in Note 1, the Company's Series D Preferred Stock Option Plan (the "Series D Plan") provided for the grant of incentive or non-qualified stock option awards to its employees, non-employee directors and consultants. The Series D Plan allowed for grants of options exercisable for up to 1,000,000 shares of Series D Mandatorily Redeemable Preferred Stock. Expired or cancelled options or repurchased shares originally issued under the Series D Plan were available for regrant. Options under the Series D Plan expired ten years from the date of grant and vested over a period of three years. In connection with the Restructuring discussed in Note 1, the Series D Plan and all options outstanding thereunder were cancelled. The following table summarizes activity during fiscal 2005 under the Series D Plan:

                                                    Series D Preferred Stock Options Outstanding
                                                 --------------------------------------------------
                                                                            Weighted
                                    Shares                                   Average
                                Available for    Equivalent      Exercise   Exercise   Aggregate
                                    Grant          Shares         Price        Plan      Value

Balances, December 26, 2004         129,550        870,450     $       0.05   $0.05   $    43,523

Authorized                               --
Options granted                     (20,900)        20,900     $       0.05   $0.05   $     1,045
Options cancelled                   891,350       (891,350)    $       0.05   $0.05   $   (44,568)
Termination of plan              (1,000,000)            --               --   $  --   $        --

Balances, December 25, 2005              --             --               --   $  --   $        --

9.    Commitments and Contingencies

      Litigation

      From time to time, the Company may be involved in litigation relating to claims arising out of the ordinary course of business. Management believes that there are no claims or actions pending or threatened against the Company, the ultimate disposition of which would have a material impact on the Company's financial position, results of operations or cash flows.

      Facilities and Equipment Leases

      The Company leases office space and certain equipment under noncancelable operating leases. Future minimum lease payments at December 31, 2006 are as follows:

Legerity Holdings, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

(in thousands of dollars)

2007                                                                      $3,707
2008                                                                       3,065
2009                                                                          83
2010                                                                          52
2011                                                                           8
                                                                          ------
                                                                          $6,915
                                                                          ======

      For the fiscal years ended December 31, 2006 and December 25, 2005, rent expense was approximately $1.3 million and $1.5 million, respectively.

      The Company has acquired certain long-lived assets and software under capital leases. Future minimum payments under capital leases at December 31, 2006 are as follows:

(in thousands of dollars)

2007                                                                      $  43
2008                                                                         43
2009                                                                         43
2010                                                                         43
2011                                                                         11
                                                                          -----
                                                                            183
Less portion representing interest                                          (35)
                                                                          -----
                                                                            148
Less current portion of capital lease obligation                            (29)
                                                                          -----
Capital lease obligation                                                  $ 119
                                                                          =====

      Wafer Purchase Commitments

      The Company relies on third-party wafer fabricators to manufacture its products. As of December 31, 2006, the Company has agreements with multiple foundries for manufacturing services. None of these agreements have volume purchase commitments or take-or-pay requirements. The agreements provide for purchase commitments based on purchase orders that have been released into production. At December 31, 2006, the Company had outstanding foundry commitments of $6.5 million.

10.   Related Party Transactions

      During fiscal 2002, the Company issued an installment note to AMD in satisfaction of current liabilities totaling $41.9 million. The note bore interest at LIBOR plus 3.75% and was scheduled to mature on August 31, 2005. A payment of $25.0 million was due upon maturity. BraveTwo subsequently assumed AMD's rights under the installment note.

      In September 2002, the Company entered into a credit agreement with BraveTwo which was scheduled to expire on August 31, 2005 and provided for a term loan of $20.0 million and a revolving line of credit commitment of $20.0 million.

      As of December 26, 2004, the entire balance of the installment note, and term loan and revolving line of credit were classified as a current liability in the accompanying balance sheet as the result of cross-default provisions triggered by certain events of default under the Company's credit agreement during the first quarter of fiscal 2004.

Legerity Holdings, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

      As discussed in Note 1, on November 15, 2005, the entire balance of the installment note, term loan, revolving line of credit, and all accrued interest thereunder were cancelled in exchange for an interest in the new $75 million term loan, 16,836,413 shares of the Company's newly authorized series B common stock, and a warrant to purchase 66,666,667 shares of the Company's series B common stock at a price of $1.75 per share, subject to adjustment. The warrant is fully vested and is exercisable in whole and not in part through November 15, 2007.

11.   Supplemental Disclosure of Cash Flow Information

      The Company's non-cash investing and financing activities and cash payments for interest were as follows for fiscal 2006 and fiscal 2005:

(in thousands of dollars)                                    2006        2005

Non-cash investing and financing activities
      Capital lease obligations and
        financed software licenses                          $  168     $  3,839
      Accretion of mandatorily redeemable preferred stock       --       63,459
      Cancellation of common and preferred stock                --       28,835
      Conversion of Series B and C Preferred Stock              --      183,780
      Exchange of Series A Preferred Stock                      --      259,518
      Issuance of stock in debt restructuring                   --        7,117
      Issuance of restricted stock                              --           80
Cash paid for
      Interest                                              $3,090     $  1,000


12.   Segment Reporting

      SFAS No. 131 establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or group, in deciding how to allocate resources and in assessing performance. For purposes of disclosure required by SFAS No. 131, the Company operates in one segment, telecommunication integrated circuit products, which is managed on a geographic basis as follows:

(in thousands of dollars)                                    2006         2005

Long-lived assets
    United States                                         $  3,024      $  3,704
    International                                            1,226           184
                                                          --------      --------
                                                          $  4,250      $  3,888
                                                          --------      --------
Sales to external customers
    Americans                                             $ 21,016      $ 21,818
    Europe                                                  19,703        16,593
    Asia Pacific                                            72,313        62,428
                                                          --------      --------
                                                          $113,032      $100,839
                                                          ========      ========

      Sales to external customers are based on the customers' billing locations. Long-lived assets are those assets used in each geographic area. The Company markets and sells its products primarily to a broad base of customers comprised of distributors and original equipment manufacturers (OEM's) of communication equipment. For the fiscal year ended December 31, 2006, one of the Company's OEM's accounted for 20% of net sales. For the fiscal year ended December 25, 2005, one of the Company's OEM's accounted for 24% of net sales.

Legerity Holdings, Inc.
Notes to Consolidated Financial Statements
--------------------------------------------------------------------------------

13.   Concentration of Credit Risk

      Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and trade receivables. Concentrations of credit risk with respect to trade receivables are limited because a large number of geographically diverse customers make up the Company's customer base. The Company controls credit risk through credit approvals, credit limits and monitoring procedures. The Company performs in-depth credit evaluations of all new customers and requires letters of credit, bank guarantees and advance payments, if deemed necessary. Bad debt expense has not been significant.

      The Company places its cash with high-quality financial institutions and, by policy, limits the amount of credit exposure to any one financial institution.

Legerity Holdings, Inc.
Index
For the three months ended April 1, 2007 and March 26, 2006
--------------------------------------------------------------------------------

                                                                         Page(s)

Consolidated Financial Statements

Consolidated Balance Sheets (unaudited) .............................       F-23

Consolidated Statements of Operations (unaudited) ...................       F-24

Consolidated Statements of Cash Flows (unaudited) ...................       F-25

Notes to Consolidated Financial Statements (unaudited) ..............       F-26

Legerity Holdings, Inc.
Consolidated Balance Sheets
(Unaudited)
--------------------------------------------------------------------------------

                                                         April 1,   December 31,
                                                           2007         2006

                                     ASSETS
Current assets:
      Cash and cash equivalents                         $  17,269    $  16,490
      Accounts receivable, net                             12,555       11,732
      Inventories, net                                      8,928        9,313
      Prepaid expense and other current assets              1,612        1,989
                                                        ---------    ---------
           Total current assets                            40,364       39,524

Property, equipment and software, net                       3,975        4,250
Intangible assets                                           3,153        3,954
Goodwill                                                   22,386       22,386
Other assets                                                  516          568
                                                        ---------    ---------
           Total assets                                 $  70,394    $  70,682
                                                        =========    =========

                     LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
      Accounts payable                                  $   6,568    $   7,071
      Accrued compensation and benefits                     2,034        3,196
      Long-term debt, current portion                       5,222        5,222
      Accrued Interest                                      1,787        1,773
      Current portion of capital leases                        30           29
      Deferred revenue                                      2,186        1,869
      Other current liabilities                             3,042        2,626
                                                        ---------    ---------
          Total current liabilities                        20,869       21,786

Capital Leases                                                111          119
Other long-term liabilities                                 4,099        3,645
Long-term debt                                             94,585       94,953
                                                        ---------    ---------
Total liabilities                                         119,664      120,503
                                                        ---------    ---------
Stockholders' deficit:
      Preferred stock, $0.001 par value,
          5,000,000 shares authorized, zero shares
          issued and outstanding                               --           --
      Common stock, $0.001 par value, 325,000,000
          authorized, 98,193,852 and 90,000,102
          shares issued and outstanding, respectively          98           98
      Accumulated deficit                                 (48,854)     (49,414)
      Accumulated other comprehensive loss                   (514)        (505)
                                                        ---------    ---------
                Total stockholders' deficit               (49,270)     (49,821)
                                                        ---------    ---------
                Total liabilities and
                  stockholders' deficit                 $  70,394    $  70,682
                                                        =========    =========

The accompanying notes are an integral part of these consolidated financial statements.

Legerity Holdings, Inc.
Consolidated Statements of Operations
(Unaudited)
--------------------------------------------------------------------------------

                                                      For the three months ended
(in thousands of dollars)                                 April 1,     March 26,
                                                           2007          2006

Net product revenues                                     $ 27,095      $ 27,268
Cost of sales (includes depreciation of
  $104 and $99, respectively)                              15,209        16,361
                                                         --------      --------
Gross profit                                               11,886        10,907
                                                         --------      --------
Operating expenses
      Research and development                              5,377         4,638
      Marketing, general and administrative                 4,049         3,981
      Depreciation and amortization                           916         1,030
                                                         --------      --------
                  Total operating expenses                 10,342         9,649
                                                         --------      --------
Operating income                                            1,544         1,258
Other income (expense)
      Interest income                                         195            56
      Interest expense                                       (275)         (110)
      Other, net                                                6            30
                                                         --------      --------
                  Other (expense) income, net                 (86)          (24)
                                                         --------      --------
Income before income taxes                                  1,458         1,234
Income tax expense                                           (127)         (135)
                                                         --------      --------
                  Net income                             $  1,331      $  1,099
                                                         ========      ========

The accompanying notes are an integral part of these consolidated financial statements.

Legerity Holdings, Inc.
Consolidated Statements of Cash Flows
(Unaudited)
--------------------------------------------------------------------------------

                                                               For the three
                                                               months ended
(in thousands of dollars)                                  April 1,    March 26,
                                                             2007        2006
                                                           --------    ---------
Cash flows from operating activities:
   Net income                                              $  1,331    $  1,099
   Adjustments to reconcile net income to net cash
       provided by operating activities:
       Depreciation and amortization                          1,020       1,129
       Amortization of software licenses                        310         452
       Deferred taxes                                           126         126
       Non-cash interest expense                                245          68
       Stock compensation expense                                41          --
       Other                                                     --         (20)
       Changes in operating assets and liabilities:
         Accounts receivable                                   (823)     (2,105)
         Inventories                                            385       3,353
         Prepaid expenses and other assets                      430         270
         Accounts payables and accruals                        (457)      1,684
         Accrued compensation and benefits                   (1,162)       (633)
         Taxes payable                                          (45)        (67)
         Other current liabilities                              331        (229)
         Deferred income                                        317         433
         Other long-term liabilities                            (88)         21
                                                           --------    --------
Net cash provided by operating activities                     1,961       5,581
                                                           --------    --------
Cash flows from investing activities:
   Purchases of equipment and furniture                        (255)       (191)
   Proceeds from disposal of assets                              --          80
                                                           --------    --------
Net cash used in investing activities                          (255)       (111)
                                                           --------    --------
Cash flows from financing activities:
   Payments on capital lease obligation                          (8)       (191)
   Payments on software licenses                               (310)       (452)
   Principal and interest payments on term loan                (600)       (281)
                                                           --------    --------
Net cash used in financing activities                          (918)       (924)
                                                           --------    --------
Effect of exchange rate changes on cash
  and cash equivalents                                           (9)        (41)
                                                           --------    --------
Net increase in cash and cash equivalents                       779       4,505
Cash and cash equivalents at beginning of period             16,490       5,674
                                                           --------    --------
Cash and cash equivalents at end of period                 $ 17,269    $ 10,179
                                                           ========    ========

The accompanying notes are an integral part of these consolidated financial statements.

Legerity Holdings, Inc.
Notes to Interim Consolidated Financial Statements
(Unaudited)
--------------------------------------------------------------------------------

1.    Organization and Business

      Legerity Holdings, Inc. (the "Company" or "Legerity"), together with its wholly-owned subsidiaries, is a provider of communications integrated circuits ("IC") for the telecommunications industry. Legerity designs and markets complete silicon-based solutions, including communication ICs and reference system designs. Legerity sells its products to communications equipment suppliers in telecommunications and Internet infrastructure markets for applications such as traditional voice, broadband data, and voice and data transmission over internet protocol. The Company currently outsources the manufacturing of its integrated circuits, which enables it to concentrate its resources on the design, development and marketing of chip set solutions.

2.    Summary of Significant Accounting Policies

      Basis of Presentation

      The accompanying condensed consolidated financial statements have been prepared in accordance with United States generally accepted accounting principles (GAAP) for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission. These financial statements do not include all of the information and footnotes required under GAAP for complete financial statements. In management's opinion, all accounting entries considered necessary for a fair presentation have been made in preparing these financial statements, and such entries are normal in nature. Operating results for the three month period ended April 1, 2007 are not necessarily indicative of the results that may be expected for the entire fiscal year.

      The Company's significant accounting policies are described in Note 2 to the Consolidated Financial Statements for the year ended December 31, 2006.

3.    Recently issued accounting pronouncements

      In February 2007, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 159, The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115. SFAS No. 159 expands the use of fair value accounting to many financial instruments and certain other items. The fair value option is irrevocable and generally made on an instrument-by-instrument basis, even if a company has similar instruments that it elects not to measure based on fair value. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is currently evaluating the effect that the adoption of SFAS No. 159 will have on its financial position and results of operations.

      In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 defines fair value, establishes a framework for measuring fair value in GAAP and expands disclosures about fair vale measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007 and interim periods within those fiscal years. The Company is currently evaluating the effect that the adoption of SFAS No. 157 will have on its financial position and results of operations.

4.    Inventories

      Inventories, which include work-in-process and finished goods, are stated at standard cost adjusted to approximate the lower of cost (first-in, first-out method) or market. Provisions, when required, are made to reduce inventories to their estimated net realizable value.

Legerity Holdings, Inc.
Notes to Interim Consolidated Financial Statements
(Unaudited)
--------------------------------------------------------------------------------

      Inventories consisted of the following at April 1, 2007 and December 31, 2006:

(in thousands of dollars)                              2007              2006
Work in progress                                     $  4,720          $  7,087
Finished goods                                          5,888            10,270
Less inventory allowances                              (1,680)           (8,044)
                                                     --------          --------
                                                     $  8,928          $  9,313
                                                     ========          ========

5.    Product Warranties

      The Company replaces products that have been authorized for return by customers and maintains a reserve for the estimated costs of such replacements, adjusting the reserve based on sales volumes and actual costs incurred. Activity in the reserve for product returns for the three months ended April 1, 2007 and March 26, 2006 was as follows:

(in thousands of dollars)        Beginning  Provision for    Actual    Ending
                                  Reserve     Estimated      Costs     Reserve
For the 3 months ended            Balance       Costs      Incurred    Balance

April 1, 2007                      $307        $132          $(61)      $378
March 26, 2006                     $356        $  3          $  0       $359

6.    Accounting for Uncertainty in Income Taxes

      On January 1, 2007, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48). As a result of adoption, the Company recognized a charge of approximately $812,000 to the January 1, 2007 retained earnings balance. As of the adoption date, the Company had gross tax effected unrecognized tax benefits of approximately $3,344,000 of which $812,000, if recognized, would affect the effective tax rate. The remaining balance, if recognized, would offset the valuation allowance established against the deferred tax assets.

      As of the adoption date, the Company accrued interest and penalties related to the unrecognized tax benefits of approximately $148,000. The Company's practice is to recognize interest and penalties accrued related to unrecognized tax benefits as a component of income tax expense.

      The Company had no material changes to the total amount of gross tax effected unrecognized tax benefits, interest and penalties during the three month period ended April 1, 2007.

      The Company files income tax returns in the U.S. federal jurisdiction, and various states and foreign jurisdictions. The Company has no pending tax authority examinations. The statute of limitations for U.S. federal and state tax purposes remain open since 2000 due to the net operating loss carryovers. Foreign tax years remain open to examination from 2000 due to exposure to permanent establishment risks.

7.    Segment Reporting

      SFAS No. 131 establishes standards for reporting information about operating segments. Operating segments are defined as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker, or group, in deciding how to allocate resources and in assessing performance. For purposes of

Legerity Holdings, Inc.
Notes to Interim Consolidated Financial Statements
(Unaudited)
--------------------------------------------------------------------------------

      disclosure required by SFAS No. 131, the Company operates in one segment, telecommunication integrated circuit products, which is managed on a geographic basis as follows:

                                              April 1, 2007    December 31, 2006

Long-lived assets
United States                                     $3,907             $3,024
International                                         68              1,226
                                                  ------             ------
                                                  $3,975             $4,250
                                                  ======             ======

                                                  For the three months ended
                                              April 1, 2007    December 31, 2006

Sales to external customers
Americas                                         $ 2,533            $ 6,424
Europe                                             4,997              3,741
Asia Pacific                                      19,565             17,103
                                                 -------            -------
                                                 $27,095            $27,268
                                                 =======            =======

      Sales to external customers are based on the customers' billing locations. Long-lived assets are those assets used in each geographic area. The Company markets and sells its products primarily to a broad base of customers comprised of distributors and original equipment manufacturers (OEM's) of communication equipment. For the three months ended April 1, 2007, three of the Company OEM's accounted for 20%, 12% and 11% of net sales. For the three months ended March 26, 2006, two of the Company's OEM's accounted for 13% and 10% of net sales, respectively.

8.    Subsequent event

      On June 25, 2007, the Company executed an Agreement and Plan of Merger ("Merger Agreement") by and among Zarlink Semiconductor Inc. ("Zarlink"), ZLE Inc. and Navigant Capital Advisors, LLC as Company Stockholder Representative. Under this Merger Agreement, Zarlink will acquire all the stock of the Company in exchange for $133 million in cash, subject to working capital adjustments, and will cover up to $1.5 million of the Company's transaction expenses.

                         Pro Forma Financial Statements

                           Zarlink Semiconductor Inc.
                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                            (In millions, U.S. GAAP)

                                                                        Zarlink                Legerity
                                                                     Semiconductor             Holdings
                                                                       Inc. as at           as at December      Combined as at
                                                                     March 30, 2007            31, 2006         March 30, 2007
                                                                    ----------------------------------------------------------
ASSETS
Current assets:

    Cash and cash equivalents                                          $  111.3                 $  16.5            $  127.8

    Short-term investments                                                  3.3                     -                   3.3
    Restricted cash                                                        14.6                     -                  14.6
    Trade accounts receivable - net                                        16.3                    11.7                28.0
    Other accounts receivable                                               6.6                     -                   6.6
    Inventories                                                            19.1                     9.3                28.4
    Prepaid expenses and other                                              5.4                     2.0                 7.4
    Current assets held for sale                                            3.1                     -                   3.1
                                                                    -----------------------------------------------------------
                                                                          179.7                    39.5               219.2
Fixed assets - net                                                         21.0                     4.3                25.3
Deferred income tax assets - net                                            4.9                     -                   4.9
Goodwill                                                                    3.8                    22.4                26.2
Intangible assets                                                           1.6                     4.0                 5.6
Other assets                                                                -                       0.5                 0.5
                                                                    -----------------------------------------------------------
                                                                       $  211.0                 $  70.7            $  281.7
                                                                    ===========================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Trade accounts payable                                               $  6.5                  $  7.1             $  13.6
    Employee-related payables                                              11.5                     3.2                14.7
    Income and other taxes payable                                          4.7                     -                   4.7
    Current portion of provisions for exit activities                       0.8                     -                   0.8
    Other accrued liabilities                                               3.2                     2.6                 5.8
    Deferred credits                                                        0.6                     1.9                 2.5
    Term loan - current portion                                             -                       5.2                 5.2
    Interest payable on term loan - current portion                         -                       1.8                 1.8
    Deferred income tax liabilities - current portion                       0.1                     -                   0.1
                                                                    -----------------------------------------------------------
                                                                           27.4                    21.8                49.2

Term loan                                                                   -                      95.0                95.0


Convertible debentures                                                      -                       -                   -
Capital lease obligations                                                   -                       0.1                 0.1
Long-term portion of provisions for exit activities                         0.5                     -                   0.5
Pension liabilities                                                        15.9                     -                  15.9
Deferred income tax liabilities - long-term portion                         0.2                     -                   0.2
Other long-term liabilities                                                 -                       3.6                 3.6
                                                                    -----------------------------------------------------------
                                                                           44.0                   120.5               164.5
                                                                    -----------------------------------------------------------
Redeemable preferred shares                                                16.1                     -                  16.1
                                                                    -----------------------------------------------------------
Shareholders' equity:
    Common shares                                                         768.5                     0.1               768.6
    Additional paid-in capital                                              4.3                     -                   4.3

    Deficit                                                              (587.6)                  (49.4)             (637.0)
Accumulated other comprehensive loss                                      (34.3)                   (0.5)              (34.8)
                                                                    -----------------------------------------------------------
                                                                          150.9                   (49.8)              101.1
                                                                    -----------------------------------------------------------
                                                                       $  211.0                 $  70.7            $  281.7
                                                                    ===========================================================

                                                                                                                    Pro forma
                                                                        Pro forma                                 Zarlink as at
                                                                    adjustments  as at                         Semiconductor Inc.
                                                                      March 30, 2007               Note 2        March 30, 2007
                                                                    --------------------------------------------------------------
ASSETS
Current assets:

    Cash and cash equivalents                                            $  (102.2)              (e) (g) (i)          $25.6

    Short-term investments                                                     -                                        3.3
    Restricted cash                                                            -                                       14.6
    Trade accounts receivable - net                                            -                                       28.0
    Other accounts receivable                                                  -                                        6.6
    Inventories                                                                -                                       28.4
    Prepaid expenses and other                                                 -                                        7.4
    Current assets held for sale                                               -                                        3.1
                                                                    ----------------                                 ------
                                                                            (102.2)                                   117.0
Fixed assets - net                                                             -                                       25.3
Deferred income tax assets - net                                               -                                        4.9
Goodwill                                                                      26.4                 (a) (j)             52.6
Intangible assets                                                             56.5                   (a)               62.1
Other assets                                                                   2.0                   (c)                2.5
                                                                    ----------------                                 ------
                                                                          $  (17.3)                                 $ 264.4
                                                                    ================                                 ======

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
    Trade accounts payable                                                  $  -                                      $13.6
    Employee-related payables                                                  0.5                   (f)               15.2
    Income and other taxes payable                                             -                                        4.7
    Current portion of provisions for exit activities                          -                                        0.8
    Other accrued liabilities                                                  4.8                   (j)               10.6
    Deferred credits                                                           -                                        2.5
    Term loan - current portion                                               (5.2)                  (g)                -
    Interest payable on term loan - current portion                           (1.8)                  (g)                -
    Deferred income tax liabilities - current portion                          -                                        0.1
                                                                    ----------------                                 ------
                                                                              (1.7)                                    47.5

Term loan                                                                    (95.0)                                     -
                                                                                                 (d) (e) (g)

Convertible debentures                                                        50.0                   (c)               50.0
Capital lease obligations                                                      -                                        0.1
Long-term portion of provisions for exit activities                            -                                        0.5
Pension liabilities                                                            -                                       15.9
Deferred income tax liabilities - long-term portion                            -                                        0.2
Other long-term liabilities                                                    -                                        3.6
                                                                    ----------------                                 ------
                                                                             (46.7)                                   117.8
                                                                    ----------------                                 ------
Redeemable preferred shares                                                    -                                       16.1
                                                                    ----------------                                 ------
Shareholders' equity:
    Common shares                                                             (0.1)                  (a)              768.5
    Additional paid-in capital                                                 -                                        4.3

    Deficit                                                                   29.0               (a) (d) (f)         (608.0)
Accumulated other comprehensive loss                                           0.5                   (a)              (34.3)
                                                                    ----------------                                 ------
                                                                              29.4                                    130.5
                                                                    ----------------                                 ------
                                                                          $  (17.3)                                  $264.4
                                                                    ================                                 ======

                         Pro Forma Financial Statements

                           Zarlink Semiconductor Inc.
              UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME
               (In millions, except per share amounts, U.S. GAAP)

                                                                                    Legerity
                                               Zarlink Semiconductor Inc.         Holdings Inc.
                                                   for the year ended             for the year           Combined
                                                      for the year               ended December    for the year ended
                                                     March 30, 2007                31, 2006          March 30, 2007
                                               -------------------------------------------------------------------------

Revenue                                                $  142.6                    $  113.0            $  255.6
Cost of revenue                                            68.2                        65.3               133.5
                                                    --------------------------------------------------------------------
Gross margin                                               74.4                        47.7               122.1
                                                    --------------------------------------------------------------------

Expenses:
   Research and development                                32.7                        21.6                54.3
   Selling and administrative                              37.6                        21.0                58.6
   Contract impairment and other                            1.1                         -                   1.1
   Gain on sale of business                                (4.1)                        -                  (4.1)
                                                    --------------------------------------------------------------------
                                                           67.3                        42.6               109.9

Income from operations                                      7.1                         5.1                12.2

Other income (expense) - net                                5.5                        (0.2)                5.3

                                                    --------------------------------------------------------------------

Income from operations before income taxes                 12.6                         4.9                17.5

Income tax (expense) recovery                               3.2                        (0.8)                2.4
                                                    --------------------------------------------------------------------

Net income                                              $  15.8                      $  4.1             $  19.9
                                                    ====================================================================

Net income per Common Share:
    Basic and diluted                                   $  0.11
                                                    ================

Weighted average number of
Common Shares outstanding
    Basic                                                 127.3
                                                    ================
    Diluted                                               127.4
                                                    ================


                                                                                           Pro forma
                                                                                            Zarlink
                                               Pro forma adjustments                  Semiconductor Inc.
                                                for the year ended                    for the year ended
                                                  March 30, 2007           Note 2       March 30, 2007
                                               ----------------------------------------------------------
Revenue                                              $  -                                $  255.6
Cost of revenue                                         -                                   133.5
                                               -------------------                    -------------------
Gross margin                                            -                                   122.1
                                               -------------------                    -------------------

Expenses:
   Research and development                             -                                    54.3
   Selling and administrative                           5.4           (b) (f) (h)            64.0
   Contract impairment and other                        -                                     1.1
   Gain on sale of business                             -                                    (4.1)
                                               -------------------                    -------------------
                                                        5.4                                 115.3

Income from operations                                 (5.4)                                  6.8

Other income (expense) - net                           (6.6)            (c) (g) (i)          (1.3)

                                               -------------------                    -------------------

Income from operations before income taxes            (12.0)                                  5.5

Income tax (expense) recovery                           -                                     2.4
                                               -------------------                    -------------------

Net income                                         $  (12.0)                               $  7.9
                                               ===================                    ===================

Net income per Common Share:
    Basic and diluted                                  --                                  $  0.04
                                                                                      ===================

Weighted average number of
Common Shares outstanding
    Basic                                              --                                   127.3
                                                                                      ===================
    Diluted                                            --                                   127.4
                                                                                      ===================

                  Notes to the Unaudited Pro Forma Consolidated
                  Financial Statements (in millions, except per
                    share and convertible debenture amounts)

1.    Basis of Presentation:

      On June 25, 2007, Zarlink announced the proposed Acquisition of all of the issued shares of LHI, for $134.5 million in cash. The accompanying unaudited pro forma consolidated financial statements give effect of the Acquisition by Zarlink of Legerity as if it had occurred as at:

      o March 30, 2007, for the purposes of the unaudited Pro Forma Consolidated Balance Sheet of Zarlink;

      o December 31, 2006, for the purposes of the unaudited Pro Forma Consolidated Balance Sheet of LHI;

      o March 30, 2007 for the purposes of the unaudited Pro Forma Consolidated Statement of Income of Zarlink; and

      o December 31, 2006, for the purposes of the unaudited Pro Forma Consolidated Statement of Income of LHI.

      These statements have been prepared by management in accordance with United States Generally Accepted Accounting Principles.

      The statements have been prepared using the following information:

      o Audited consolidated financial statements of Zarlink as at, and for, the year ended March 30, 2007;

      o Audited consolidated financial statements of LHI as at, and for, the year ended December 31, 2006; and

      o Such other supplementary information as was considered necessary to reflect the acquisition in the financial statements.

      These statements are not necessarily indicative of the financial position or the results of operations that would have resulted had the Acquisition been effected on the dates indicated, or the results that may be obtained in the future.

2.    Pro forma assumptions and adjustments related to the acquisition:

      (a) The Acquisition will be accounted for by Zarlink using purchase accounting. The common stock, deficit, and accumulated other comprehensive loss of LHI will be eliminated upon consolidation. The fair value of the net assets acquired is assumed to approximate book. The fair value of the goodwill and intangible assets has been assumed to be as follows:

Goodwill                                                                  $ 47.9
In process research and development                                         19.9
Other intangible assets                                                     60.5
                                                                          ------
                                                                          $128.3
                                                                          ======

      In process research and development will be expensed at the time of the Acquisition. The other intangible assets will be amortized over their estimated useful lives which have been assumed to be between approximately 8-10 years.

      (b) Intangible assets will be amortized over their useful life on a straight-line basis. Amortization expense has been reflected as a component of selling and administrative expenses in the Pro Forma Consolidated Statement of Income for the periods noted.

      (c) Zarlink will issue convertible unsecured subordinated debentures ("Convertible Debentures") of $50 million. These Convertible Debentures bear interest of 5.5% per annum, representing interest expense of approximately $2.8 million per year. The Convertible Debentures are repayable in approximately 5 years from the issue date. Each $1,000 principal amount of the Convertible Debentures is convertible under certain conditions at the option of the holder into common shares at a conversion price representing a 30% premium over the current market price of the Common Shares at the time of the Offering. This transaction has been reflected as an increase in cash and a corresponding increase in convertible debt in the Pro Forma Consolidated Balance Sheet as at the end of the periods noted. The related issue costs of these instruments of $2.0 million will be deferred and amortized over the 5-year term of the instruments, representing an expense of approximately $0.4 million per year. Interest expense and the amortization of issue costs have been reflected as a component of other non-operating expenses in the Pro Forma Consolidated Statement of Income for the periods noted.

      (d) In previous periods, LHI recorded estimated future cash payments under a term loan as an adjustment to the carrying value of the debt in accordance with SFAS No. 15, Accounting by Debtors and Creditors for Troubled Debt Restructurings. Repayment of this loan by Zarlink will result in a reduction of the carrying value of the loan and a gain in the period of repayment. This transaction has been reflected as a reduction in the term loan payable and corresponding reduction in the deficit in the Pro Forma Consolidated Balance Sheet as at the end of the periods noted.

      (e) Pursuant to the terms of the purchase agreement between Zarlink and LHI, the purchase price is equal to $134.5 million plus (subject to certain conditions) LHI's cash balance on hand at the time of the Acquisition, subject to Legerity maintaining working capital of a minimum of $9.0 million. Based on LHI's working capital balance as at the periods noted, management estimates that approximately $15.7 million will be reflected as a reduction in cash and a corresponding reduction in the term loan payable and accrued interest on the Pro Forma Consolidated Balance Sheet as at the end of the periods noted.

      (f) Bonuses of $0.5 million will be paid to key employees of Legerity as compensation for completion of the Acquisition. This transaction has been reflected as an increase in employee related payables and corresponding increase in the deficit in the Pro Forma Consolidated Balance Sheet as at the end of the periods noted.

      (g) Pursuant to the terms of the Acquisition Agreement, Zarlink will repay the term loan and accrued interest of Legerity, and as such, will no longer incur interest expense on this debt. This transaction has reflected a reduction of other non-operating expense in the Pro Forma Consolidated Statement of Income for the periods noted.

      (h) Stock compensation expense of $0.4 million has been assumed based on the amortization of the fair value of stock options expected to be awarded to key employees of Legerity. This amount has been reflected as a component of selling and administrative expense in the Pro Forma Consolidated Statement of Income for the periods noted.

      (i) The Acquisition will result in a cash outflow by Zarlink of $134.5 million, which is comprised of $50.0 million raised upon issuance of the Convertible Debentures, and the remaining amounts paid with existing cash resources at the time of the transaction. This cash outflow will result in a decrease of expected interest income of approximately $4.2 million. This transaction has been reflected as a reduction of other non-operating income in the Pro Forma Consolidated Statement of Income for the periods noted.

      (j) Zarlink will record transaction costs of $4.8 million related to the Acquisition. This transaction has been reflected as an increase in other accrued liabilities and a corresponding increase in goodwill in the Pro Forma Consolidated Balance Sheet as at the end of the periods noted.

                    Certificate of Zarlink Semiconductor Inc.

Dated: July 16, 2007

      This short form prospectus, together with the documents incorporated herein by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by the securities legislation of each of the provinces of Canada. For the purpose of the Province of Quebec, this simplified prospectus, together with documents incorporated herein by reference and as supplemented by the permanent information record, contains no misrepresentation that is likely to affect the value or the market price of the securities to be distributed.



(SIGNED) KIRK K. MANDY                                (Signed) SCOTT MILLIGAN
     President and                                Senior Vice President, Finance
Chief Executive Officer                             and Chief Financial Officer

                             On behalf of the Board
                                  of Directors


(Signed) JULES M. MEUNIER                           (Signed) DR. ADAM CHOWANIEC
        Director                                                Director

                           Certificate of Underwriters

Dated: July 16, 2007

      To the best of our knowledge, information and belief, this short form prospectus, together with the documents incorporated herein by reference, constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required under securities legislation of all the provinces of Canada. For the purpose of the Province of Quebec, to our knowledge, this simplified prospectus, together with documents incorporated herein by reference and as supplemented by the permanent information record, contains no misrepresentation likely to affect the value or the market price of the securities to be distributed.

                             CIBC WORLD MARKETS INC.

                           (signed) MARWAN A. KUBURSI



   NATIONAL BANK                   RBC DOMINION             SCOTIA CAPITAL INC.
   FINANCIAL INC.                 SECURITIES INC.

(signed) AMIT MONGA            (signed) SCOTT DAVIS        (signed) SCOTT DORSEY

                                     PART II

       INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Certain Persons

      Section 124 of the Canada Business Corporation Act ("CBCA") and Section
6.02 of By-Law No. 16 of Zarlink Semiconductor Inc. (the "Registrant") provide for the indemnification of directors and officers of the Registrant. Under these provisions, the Registrant shall indemnify a director or officer of the Registrant, a former director or officer, and may indemnify an individual who acts or acted at the Registrant's request as a director or officer or in a similar capacity of another entity (collectively, an "Indemnified Person") against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment reasonably incurred by the Indemnified Person in respect of any civil, criminal, administrative, investigative or other proceeding (other than in respect of an action by or on behalf of the Registrant to procure a judgment in its favor) in which the individual is involved because of that association with the Registrant or other entity, if the Indemnified Person fulfills the following two conditions: (a) he or she acted honestly and in good faith with a view to the best interests of the Registrant or in the best interests of such other entity as applicable and (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he or she had reasonable grounds for believing that his or her conduct was lawful. In respect of an action by or on behalf of the Registrant or such other entity to procure a judgment in its favor, the Registrant, with the approval of a court, may indemnify an Indemnified Person against all costs, charges and expenses reasonably incurred by him or her in connection with such action if he or she fulfills the conditions set out in clauses (a) and (b) of the previous sentence. Notwithstanding the foregoing, an Indemnified Person is entitled to indemnification from the Registrant in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which he or she is made a party by reason of his or her association with the Registrant or such other entity if he or she fulfills the conditions in clauses (a) and (b) of this paragraph and was not judged by the court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

      As at June 1, 2007, the Registrant had in force directors' and officers' liability insurance policies in the amount of $30,000,000 for the benefit of the directors and officers of the Registrant and its subsidiaries. The policies do not provide for a deductible for any loss in connection with a claim against a director or an officer.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Exhibits

Exhibit
Number                                 Description
-------   ----------------------------------------------------------------------
4.1 The Registrant's audited comparative consolidated financial statements as at March 30, 2007 and 2006 and each of the years in the three year period ended March 30, 2007, the notes thereto, and the auditors' report thereon, and management's discussion and analysis of financial condition and results of operations as at and for the year ended March 30, 2007 (included as part of the Registrant's Annual Report on Form 20-F filed with the Securities and Exchange Commission on June 11, 2007 and incorporated by reference herein)

4.2 The Registrant's Annual Information Form filed on Form 20-F for the year ended March 30, 2007 (included as part of the Registrant's Annual Report on Form 20-F filed with the Securities and Exchange Commission on June 11, 2007 and incorporated by reference herein)

4.3 The Registrant's Management Proxy Circular dated June 8, 2007 for the 2007 Annual and Special Meeting of Shareholders to be held July 24, 2007 (included as Exhibit 15(b) to the Registrant's Annual Report on Form 20-F filed with the Securities and Exchange Commission on June 11, 2007 and incorporated by reference herein)

4.4 The Registrant's material change report dated June 5, 2007 relating to the amendment of the Registrant's put right for shares of Mitel Networks Corporation (included as part of the Registrant's Report on Form 6-K filed with the Securities and Exchange Commission on June 6, 2007 and incorporated by reference herein)

4.5 The Registrant's press release dated June 25, 2007 announcing that it had signed an agreement to acquire Legerity Holdings Inc. (included as part of the Registrant's Report on Form 6-K filed with the Securities and Exchange Commission on June 25, 2007 and incorporated by reference herein)

4.6 The Registrant's material change report dated June 25, 2007 reporting that it had signed an agreement to acquire Legerity Holdings Inc. (included as part of the Registrant's Report on Form 6-K filed with the Securities and Exchange Commission on June 26, 2007 and incorporated by reference herein)

4.7 Agreement and Plan of Merger by and among Zarlink Semiconductor Inc., ZLE Inc., Legerity Holdings, Inc., and Navigant Capital Advisors, LLC, dated as of June 25, 2007 (included as part of the Registrant's Report on Form 6-K filed with the Securities and Exchange Commission on June 26, 2007 and incorporated by reference herein)

4.8 Subscription Receipt Agreement between Zarlink Semiconductor Inc., CIBC World Markets Inc. and Computershare Trust Company of Canada, dated as of July ___, 2007 *

5.1       Consent of Ernst & Young LLP

5.2       Consent of PricewaterhouseCoopers LLP

5.3       Consent of McCarthy Tetrault LLP

5.4       Consent of Sonnenschein Nath & Rosenthal LLP

5.5       Consent of Blake Cassels & Graydon LLP

6.1 Power of Attorney (comprises a portion of the signature page to this Registration Statement)

7.1       Indenture relating to ____% Convertible Unsecured Subordinated
          Debentures *

----------
*    To be filed by amendment

                                    PART III

                  UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1. Undertaking

      The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2. Consent to Service of Process

      Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

      Concurrently with the filing of this Registration Statement, Computershare Trust Company of Canada, as trustee of the ____% Convertible Unsecured Subordinated Debentures (the "Trustee"), is filing with the Commission a written irrevocable consent and power of attorney on Form F-X.

      Any change to the name or address of the agent for service of the Registrant or the Trustee shall be communicated promptly to the Commission by amendment of Form F-X referencing the file number of the relevant registration statement.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Country of Canada, on the 16th day of July, 2007.

                                     Zarlink Semiconductor Inc.

                                     By: /s/ Kirk K. Mandy
                                         ---------------------------------------
                                         Kirk K. Mandy
                                         President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kirk Mandy, Scott Milligan and Don McIntyre, and each or any of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to approve, sign and file with the U.S. Securities and Exchange Commission and any other appropriate authorities the original of any and all amendments (including post-effective amendments) to this Registration Statement and any other documents in connection therewith, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                           TITLE                      DATE
-------------------------   ----------------------------------     -------------
/s/ Henry Simon             Chairman of the Board of Directors     July 16, 2007
-------------------------
Henry Simon

/s/ Kirk K. Mandy           President, Chief Executive             July 16, 2007
-------------------------   Officer and Director
Kirk K. Mandy               (Principal Executive Officer)

/s/ Scott Milligan          Senior Vice President of Finance       July 16, 2007
-------------------------   and Chief Financial Officer
Scott Milligan              (Principal Financial Officer and
                            Principal Accounting Officer)

/s/ Andre Borrel            Director                               July 16, 2007
-------------------------
Andre Borrel

/s/ Adam Chowaniec          Director                               July 16, 2007
-------------------------
Adam Chowaniec

/s/ Hubert T. Lacroix       Director                               July 16, 2007
-------------------------
Hubert T. Lacroix

/s/ J. Spencer Lanthier     Director                               July 16, 2007
-------------------------
J. Spencer Lanthier

        SIGNATURE                           TITLE                      DATE
-------------------------   ----------------------------------     -------------
/s/ Jules M. Meunier        Director                               July 16, 2007
-------------------------
Jules M. Meunier

/s/ Dennis Roberson         Director                               July 16, 2007
-------------------------
Dennis Roberson

                            AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Zarlink Semiconductor Inc. in the United States, on July 16, 2007 in San Diego, California.

                                                  Zarlink Semiconductor VN Inc.

                                                  By: /s/ Stephen Swift
                                                      --------------------------
                                                      Stephen Swift
                                                      Vice President